Exhibit 10.103


                         FINANCE AGREEMENT


     FINANCE AGREEMENT dated as of June 30, 1994 between CE LUZON GEOTHERMAL POWER COMPANY, INC. (the "Company"), a private company organized and existing under the laws of the Republic of the Philippines and OVERSEAS PRIVATE INVESTMENT CORPORATION ("OPIC"), an agency of the United States of America.


                            WITNESSETH:

     WHEREAS, the Company intends to build, operate and transfer to PNOC-Energy Development Corporation of the Republic of the Philippines an approximately 180 (gross) MW geothermal power plant at Mahanagdong, Leyte, in the Republic of the Philippines in accordance with the Energy Conversion Agreement referred to below;

     WHEREAS, to secure a portion of the financing therefor, the Company has requested that OPIC provide the OPIC Loan (as hereinafter defined) pursuant to Section 234(b) of the Foreign
Assistance Act of 1961, as amended, which OPIC is willing to do on the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:


                             ARTICLE I

                            DEFINITIONS

     SECTION 1.01.  Definitions.

     (a) For all purposes of this Agreement, (i) capitalized terms not otherwise defined herein shall have the meanings set forth in
Schedule X to the Lender Credit Agreement and (ii) the principles of construction set forth in Schedule X to the Lender Credit Agreement shall apply. Schedule X to the Lender Credit Agreement is incorporated by reference herein as if fully set forth herein.

     (b) Unless otherwise provided, capitalized terms used herein shall have the definitions specified below:

     "Agreement" means this Finance Agreement between the Company and OPIC.

     "Authorized Officer" means, with respect to any Person, its President, Secretary or Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer thereof, and 8 any other officer designated in writing by such Person as an "Authorized Officer".

     "Commitment Period" means the period commencing on the date of execution of this Agreement as indicated on the signature page hereof and ending on (but excluding) the earlier of (i) the date that the entire OPIC Commitment has been disbursed or canceled and
(ii) the Maturity Date.

     "Default Spread" has the meaning assigned thereto in Section
2.04(e) hereof.

     "Disbursement" means each Disbursement of a portion of the OPIC Loan pursuant to Section 2.01 hereof.

     "Event of Default" has the meaning assigned thereto in Sections 6.01 and 6.02 hereof.

     "Fixed Rate" has the meaning assigned thereto in Section
4.06(c) of the Participation and Guaranty Agreement.

     "Fixed Rate Conversion Date" has the meaning assigned thereto in the Participation and Guaranty Agreement.

     "Initial Holder" has the meaning assigned thereto in the Participation and Guaranty Agreement.

     "Investor Rate" means, as applicable, the LIBOR Rate, the T-
Bill Rate or the Fixed Rate.

     "Lender Credit Agreement" means the Lender Credit Agreement dated as of June 30, 1994 among the Company, the Administrative
Agent, the Issuing Bank, the Arranger and the Lenders.

     "LIBOR Index" means, for any Interest Period with respect to each Disbursement, the rate of interest per annum (rounded upward to the next 1/16th of 1%) equal to the rate at which dollar deposits for such Interest Period and in an amount approximately equal to the amount of the Disbursement during such period would be offered by the Initial Holder to major banks in the London eurodollar market at or about 11:00 a.m. (London time) two
Business Days prior to the commencement of such Interest Period.

     "LIBOR Rate" means, for each Interest Period, an interest rate equal to the sum of the LIBOR Index plus the LIBOR Spread.

     "LIBOR Spread" means (i) prior to (but excluding) the date of the Eximbank Disbursement, 0.50% and (ii) from and including the date of the Eximbank Disbursement, 0.625%.

     "91-Day T-Bill" means a direct obligation of the United States of America having a maturity of 13 weeks.

     "91-Day T-Bill Yield" means the per annum discount rate (expressed as a bond equivalent yield on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for 91-Day T-Bills set at a 91-Day T-Bill auction as published by the Board of Governors of the Federal Reserve or the United States Department of the Treasury (in Statistical Release H.15 or any successor publication), or, in the event no such rates are published by either of the above, then as quoted or published by any Federal Reserve Bank or any department or agency of the United States of America.

     "Note Rate" means the sum of the applicable Investor Rate from time to time plus the OPIC Spread; provided, that if all or any portion of the OPIC Loan bears interest at a fixed rate determined in accordance with the last sentence of Section
2.04(a) hereof, the "Note Rate" for such portion of the OPIC Loan shall be such fixed rate.

     "OPIC Commitment" means, as of any date during the Commitment Period, $40,000,000 less the sum of (i) the aggregate
Disbursements made on or prior to such date and (ii) the portion thereof which has expired or been canceled pursuant to Section
2.03.

     "OPIC Credit Date" has the meaning assigned thereto in Section
4.01 hereof.

     "OPIC Loan" has the meaning assigned thereto in Section
2.01(a) hereof.

     "OPIC Maturity Date" means the Principal Payment Date immediately preceding the Transfer Date (as such term is defined in the Energy Conversion Agreement as in effect on the date hereof).

     "OPIC Note" has the meaning assigned thereto in Section
2.01(c) hereof.

     "OPIC Spread" means, at any time, the sum of 2.50% per annum on the principal amount of the OPIC Loan outstanding from time to time plus any applicable Default Spread.

     "Paying Agent" means BankAmerica National Trust Company or any successor permitted under the terms of the Participation and Guaranty Agreement.

     "Placement Spread" means the LIBOR Spread or the T-Bill
Spread, as the case may be.

     "Principal Payment Date" means the 30th day of the first
March, June, September or December occurring not less than 180 days after the date of the Eximbank Disbursement and each succeeding March 30, June 30, September 30 and December 30 thereafter to and including the OPIC Maturity Date.

     "T-Bill Index" means, for each T-Bill Rate Interest Period, a weighted average of 91-Day T-Bill Yield equal to (i) the sum of (x) each 91-Day T-Bill Yield in effect for each day during a T-Bill Rate Interest Period multiplied by (ii) the number of days from and including the date following the auction setting such 91-Day T-Bill Yield to and including the date of the next succeeding auction (or, if sooner, the last day of such T-Bill Rate Interest Period), plus, if no auction occurs on the first day of a T-Bill Rate Interest Period, (y) the 91-day Treasury Bill Yield set in the auction next preceding the T-Bill Rate Interest Period multiplied by the number of days from and including the first day of the T-Bill Rate Interest Period through and including the date of the first such auction to occur during that T-Bill Rate Interest Period, divided by (ii) the number of days in such T-Bill Rate Interest Period; provided, however, that (1) if no such auction occurs during the T-Bill Rate Interest Period, the T-Bill Index for that period shall be the 91-Day T-Bill Yield set in the auction next preceding such period, and (2) the 91-Day T-Bill Yield applicable to the 10 Business Days immediately prior to each Interest Payment Date shall be the 91-Day T-Bill Yield most recently published on or prior to the 11th Business Day prior to such Interest Payment Date.

     "T-Bill Rate" means, for each T-Bill Rate Interest Period, the sum of the T-Bill Index for such T-Bill Rate Interest Period and the T-Bill Spread.

     "T-Bill Rate Conversion Date" has the meaning assigned thereto in the Participation and Guaranty Agreement.

     "T-Bill Rate Interest Period" means initially the period commencing on the T-Bill Rate Conversion Date and ending on the next succeeding Interest Payment Date and thereafter, each period commencing on the last day of the immediately preceding T-Bill Rate Interest Period and ending on the next succeeding Interest Payment Date.

     "T-Bill Spread" means the placement spread established from time to time by the Placement and Remarketing
Agent in accordance with Section 4.06(b) of the Participation and Guaranty Agreement.

                            ARTICLE II

                         OPIC LOAN; TERMS

     SECTION 2.01. Disbursements. (a) Subject to the terms and conditions hereof, OPIC agrees to lend to the Company, in accordance with Section 2.01(b) hereof, an aggregate principal amount of not more than $40,000,000 (the "OPIC Loan").

     (b) Subject to the satisfaction of the conditions set forth in Article IV hereof, the Company may from time to time during the Commitment Period, but not more than once per month, submit an Application for Funding substantially in the form of Schedule 2.2(a) to the Lender Credit Agreement to OPIC and the Initial Holder requesting a Disbursement of the OPIC Commitment simultaneously with the submission of such application to the Administrative Agent. Each such Application for Funding shall be submitted to OPIC, with a copy to the Independent Engineer, at least twelve (12) Business Days prior to the date scheduled for Disbursement requested in such Application for Funding. An Application for Funding shall not request a Disbursement in excess of the then available OPIC Commitment. Each requested Disbursement satisfying the requirements hereof shall, subject to substantially simultaneous disbursement (to the extent such simultaneous disbursement is requested in the Application for Funding) by the Lenders of the Loans or Letter of Credit drawings, as the case may be, and by the Affiliated Funding Entities of the Progress Subordinated Loans and Progress Equity Contributions, if any, requested in such Application, be made on the date requested therefor in the applicable Application For Funding by wire transfer of immediately available funds as the Company shall instruct OPIC by written notice in compliance with the OPIC Funding Documents.

     (c) The OPIC Loan shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date of the initial Disbursement hereunder, payable to OPIC in a principal amount equal to the amount of the OPIC Commitment as originally in effect and otherwise duly completed.

     (d) OPIC is hereby irrevocably authorized by the Company to endorse on Schedule I attached to the OPIC Note the principal amount outstanding from time to time of the OPIC Loan, together with notations of payments of principal received by OPIC in respect thereof, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of such Loan; provided that the failure of OPIC to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under the OPIC Note in respect of the OPIC Loan.

     (e) The OPIC Loan shall not be of a revolving nature, and any portion thereof prepaid in advance of maturity shall not be readvanced to the Company, except as contemplated by Section 5.06 of the Intercreditor Agreement.

     (f) Any and all amounts due to OPIC pursuant to the OPIC Loan, the OPIC Note, this Agreement and the other Financing Documents are entitled to the benefit of the Collateral which is held for the benefit of the Secured Parties through the Collateral Agent pursuant to the terms of the Security Documents and the Funding Agreement.

     (g) The Company agrees that the proceeds of Disbursements of the OPIC Loan will be applied only to finance the Project.

     SECTION 2.02. OPIC Commitment Fee. Commencing as of the date of execution of this Agreement and continuing through the last day of the Commitment Period, without limitation of the Commitment Letter, a commitment fee shall accrue on a daily basis at the rate of 0.25% per annum on the OPIC Commitment as in effect on such day. The accrued and unpaid amount of such commitment fee shall be payable in arrears on each Quarterly Date to OPIC (commencing on the first Quarterly Date after the date of this Agreement) prior to the last day of the Commitment Period and on the last day thereof.

     SECTION 2.03. Cancellation of the OPIC Commitment. The Company may cancel all or any part of the OPIC Commitment at any time upon payment of a fee to OPIC equal to 1% of the amount of the OPIC Commitment then canceled by giving prior written notice to OPIC. Any part of the OPIC Commitment not disbursed at the end of the Commitment Period shall be deemed to have been canceled on such date.

     SECTION 2.04. Interest. (a) Interest on the unpaid principal amount of each Disbursement shall accrue at the Note Rate from and including the date of such Disbursement to but excluding the date such Disbursement is paid in full. Subject to the next succeeding sentence, the Note Rate shall be determined (i) by reference to the LIBOR Rate for each Interest Period from and including the OPIC Credit Date to but excluding the earlier of the T-Bill Rate Conversion Date and the Fixed Rate Conversion Date,
(ii) by reference to the T-Bill Rate for each T-Bill Rate Interest Period from and including the T-Bill Rate Conversion Date to but excluding the earlier of the Fixed Rate Conversion Date and the date that the OPIC Loan is paid in full and (iii) by reference to the Fixed Rate from and including the Fixed Rate Conversion Date to but excluding the date that the OPIC Loan is paid in full. If following an Event of Default hereunder OPIC shall have made payment pursuant to the Participation and Guaranty Agreement to holders of Participation Certificates of any principal, interest or other Guaranteed Amount (as defined in the Participation and Guaranty Agreement) with respect to the OPIC Loan (an "OPIC Payment Amount"), then from the date of payment of such OPIC Payment Amount to the date of repayment in full to OPIC of such OPIC Payment Amount, the Note Rate for that portion of the OPIC Loan corresponding to the OPIC Payment Amount shall be, without duplication of adjustments to the Note Rate in respect to such OPIC Payment Amount pursuant to Section 2.04(e) hereof, a fixed interest rate per annum equal to the sum of (i) OPIC's cost of funds for such OPIC Payment Amount (which will approximate the interest rate on U.S. Treasury notes with a maturity comparable to the remaining maturity of the OPIC Loan as of the date of such OPIC payment), plus (ii) 4.50%.

     (b) At any time that the Disbursements bear interest at a rate determined by reference to the LIBOR Rate, the Company shall select each Interest Period by giving written notice of such selection to OPIC and the Initial Holder by 12:00 noon (New York time) at least three (3) Business Days before the first day of such Interest Period; provided that:

       (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another Month, in which case such Interest Period shall end on the next preceding Business Day;

         (ii) any Interest Period which begins on the last Business Day of a Month (or on a day for which there is no numerically corresponding day in the Month in which such Interest Period ends) shall, subject to clause (iv) below, end on the last Business Day of a Month;

        (iii) no Disbursement upon first being made shall be divided into or allocated among more than two (2) Interest
Periods;

         (iv) no Interest Period for any Disbursement shall extend beyond the date of the OPIC Maturity Date; and

         (v) unless otherwise consented to by OPIC, at no time shall the outstanding principal amounts of the Disbursements accrue interest pursuant to more than six (6) Interest Periods (each variation in time or in the basis upon which interest is calculated constituting an Interest Period).

Such notice shall specify the Interest Period selected by the Company and the amount or amounts of each Disbursement (which shall be not less than $500,000) that shall bear interest at a rate determined by reference to the LIBOR Rate for such Interest Period. In the event the Company fails to provide such notice to the Initial Holder within such time, the LIBOR Rate shall be calculated based upon an Interest Period of one month; provided, however, that if as a consequence of the restriction set forth at Section 2.04(b)(iv) hereof it is not possible to select an Interest Period of one Month, the LIBOR Rate shall be equal to the Base Rate plus 2.00%

     (c)  The Company shall be entitled to convert (i) the LIBOR
Rate to the T-Bill Rate or the Fixed Rate, as the case may be and
(ii) the T-Bill Rate to the Fixed Rate at the times and subject to the terms and conditions set forth in the Participation and Guaranty Agreement.

     (d) On each Interest Payment Date the Company shall, without duplication of amounts paid on such Interest Payment Date pursuant to the Participation and Guaranty Agreement, pay to OPIC interest in respect of each Interest Period or T-Bill Rate Interest Period, as the case may be (or, if the OPIC Loan then bears interest at a Note Rate determined by reference to the Fixed Rate for the period from and including the next preceding Interest Payment Date to but excluding such Interest Payment Date) on the daily unpaid principal amounts of any OPIC Loan outstanding during such Interest Period, T-Bill Rate Interest Period or such period that the OPIC Loan (or portion thereof, as applicable) bears interest at a Note Rate determined by reference to the Fixed Rate in arrears at a rate per annum equal to the Note Rate then applicable to each such period. Interest shall be computed on the basis of the actual number of days elapsed and (i) a year of 360 days for the LIBOR Rate and (ii) a year of 365 or 366 days, as appropriate, for the T-Bill Rate or the Fixed Rate.

     (e) If the Company fails to pay in full when due any amount of principal of or interest on the OPIC Loan or any portion thereof, the Company shall, without duplication of amounts paid as "Default Spread" under (and as defined in) the Participation and Guaranty Agreement, pay interest to OPIC on demand (to the extent permitted by applicable law) at a rate of interest per annum equal to the sum of 2% plus the rate otherwise applicable hereunder applied on a daily basis to the amount in default from the date payment is due to the date of actual payment of such defaulted amount (the "Default Spread").

     (f) Without duplication of amounts paid under Section 2.09 of the Participation and Guaranty Agreement, the Company shall pay or cause to be paid in Dollars to OPIC, so long as any holder of the LIBOR Participation Certificates shall be required under regulations of the Board of Governors to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities ("Required Reserves"), additional interest on the unpaid principal amount of the OPIC Note and each Interest (as defined in the Participation and Guaranty Agreement) of such holder of the LIBOR Participation Certificates which is then outstanding, from the date of the commencement of each Interest Period during which such holder holds a LIBOR Participation Certificate until the end thereof, at an interest rate per annum equal at all times to the difference obtained by subtracting (i) the LIBOR Index for such Interest Period from (ii) the rate obtained by dividing such LIBOR Index by a percentage equal to 100% minus the LIBOR Reserve Percentage of such holder of a LIBOR Participation Certificate in respect of such Required Reserves for such Interest Period. Such additional interest shall be determined by such holder of a LIBOR Participation Certificate and notified to the Company and OPIC no later than 90 days after the end of each Interest Period using the LIBOR Index, and shall be due and payable by the Company within five (5) days of delivery to the Company of a certificate of such holder setting forth the amount of such additional interest, which certificate shall be final and conclusive, provided that such determination is made on a reasonable basis. The foregoing notwithstanding, the Company shall not be obligated to make any payment under this Section to the extent such payment is duplicative of any payment made by or on behalf of the Company pursuant to Section 2.04(h) hereof as a result of the same event or circumstances.

     (g) If, as a result of (i) any failure by the Company to pay when due the principal amount of or interest on the OPIC Note or any LIBOR Participation Certificate (or portion thereof), (ii) any failure by OPIC to sell an Interest (as defined in the Participation and Guaranty Agreement) to the Initial Holder after the Company has selected an Interest Period with respect to such Interest pursuant to Section 2.08 of the Participation and Guaranty Agreement and Section 2.04(b) hereof, (iii) any failure by the Company to make any prepayment of the OPIC Note or any LIBOR Participation Certificate after the Company has given any notice required hereunder regarding such prepayment, or (iv) the making of a payment or prepayment (including, without limitation, on acceleration) or the conversion of the LIBOR Rate to the T-Bill Rate or Fixed Rate on a day which is not the last day of an Interest Period with respect thereto, OPIC or the holder of any LIBOR Participation Certificate shall incur any costs, expenses or losses, then, upon the written request of OPIC or such holder to the Company, the Company shall, to the extent not paid pursuant to
Section 2.10 of the Participation and Guaranty Agreement, pay or cause to be paid, in Dollars, the amount which OPIC or the holder of any LIBOR Participation Certificate shall notify the Company as being the aggregate of such costs, expenses and losses. For the purposes of the preceding sentence, "costs, expenses or losses" shall include, without limitation, any interest paid or payable to carry any unpaid amount and any loss, premium, penalty or expense which may be incurred in liquidating or employing deposits of or borrowings from third parties in order to make, maintain or fund the Interests (as defined in the Participation and Guaranty Agreement) or any portion thereof.

     (h) (i) In addition to interest on the OPIC Loan as herein provided, the Company shall, to the extent not paid pursuant to
Section 2.11 of the Participation and Guaranty Agreement, pay or cause to be paid on each Interest Payment Date, in Dollars, the amount which OPIC or any holder of a LIBOR Participation Certificate shall from time to time notify to the Company as being the aggregate of the Maintenance Amount (as defined in subsection
(ii) below), if any, of OPIC or any holder of a LIBOR Participation Certificate, as the case may be, accrued and unpaid prior to such Interest Payment Date.

       (ii) For the purposes of subsection (i) above, the following terms shall have the following meanings:

     (A) "Maintenance Amount" means the amount, if any, certified in the Maintenance Amount Certification to be the net incremental costs of OPIC or the affected holder of a LIBOR Participation Certificate with respect to the making or maintaining of the Interest (as defined in the Participation and Guaranty Agreement) which result from (x) any change in, or introduction of, any Applicable Law and/or (y) any compliance with any request from, guideline or requirement of, any central bank or other monetary or other comparable authority or any Governmental Authority (whether or not having the force of law), which in either case, subsequent to the date of this Agreement, shall:

       (1) impose, modify or deem applicable any reserve, capital adequacy, special deposit or similar requirements against assets held by, or deposits with or for the account of, or Interests (as so defined) purchased by, OPIC or such holder of a LIBOR Participation Certificate;

       (2) impose a cost on OPIC or such holder of a LIBOR Participation Certificate as a result of its having purchased, funding or maintaining the Interest or reduce the rate of return on the overall capital of OPIC or such holder which it would have been able to achieve if it had not issued the OPIC Note or purchased the Interest (as so defined), as the case may be;

       (3) change the basis of taxation on payments received by OPIC or such holder of a LIBOR Participation Certificate in respect of the OPIC Note or such holder's Interest (as so defined) otherwise than by a change in taxation of the overall net income of OPIC or such holder of a LIBOR Participation Certificate; or

       (4)     impose on OPIC or such holder of a LIBOR
Participation Certificate, as the case may be, any other condition regarding the issuance, purchasing or holding of the OPIC Note or such Interest (as so defined), as the case may be; and

     (B) the term "Maintenance Amount Certification" means a certification furnished from time to time by OPIC or the holder of a LIBOR Participation Certificate to the Company, certifying:

       (1)     the circumstances giving rise to the Maintenance
Amount;

       (2)     that such net costs have increased;

       (3) that, in the opinion of OPIC or such holder of a LIBOR Participation Certificate, it has exercised reasonable efforts to minimize or eliminate such increase; and

       (4)     the Maintenance Amount.

       (iii) Notwithstanding anything in Section 2.06, and subject to any Governmental Approvals having been obtained (including from the Central Bank), the Company shall have the right on any Interest Payment Date upon not less than forty-five (45) days' prior written notice to the Paying Agent, OPIC and the affected holder of a LIBOR Participation Certificate (which notice shall be irrevocable and shall bind the Company to make the prepayment specified below) and upon payment of all accrued interest and Maintenance Amount (if any) on the amount to be prepaid, to prepay all or, as the case may be, that portion of the Loan of which OPIC or a holder of a LIBOR Participation Certificate informs the Company and the Paying Agent that Maintenance Amount is then being charged; provided, however, that no prepayment of any part of the Loan or any LIBOR Participation Certificate shall be made on any Interest Payment Date which is not the last day of an Interest Period with respect thereto unless the Company pays the affected holder of the LIBOR Participation Certificate the amounts determined by such holder to be payable pursuant to Section 2.04(g) hereof; provided, further, that the use of Collateral to make any prepayments pursuant to this Section 2.04(h)(iii) shall be subject to the restrictions set forth in the Financing Documents on the use of such Collateral.

     (i) (i) If, subsequent to the date of this Agreement, the purchasing, funding or continuance of the OPIC Note or any Interest (as defined in the Participation and Guaranty Agreement) has been made (x) unlawful by any change made in any Applicable Law, (y) impossible by compliance by OPIC or a holder of a LIBOR Participation Certificate with any request of a Governmental Authority (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the effective date of this Agreement which materially and adversely affects the interbank Eurodollar market, the Company shall, upon notice by OPIC or the affected holder of a LIBOR Participation Certificate (but subject to the approval of the appropriate Governmental Authorities (including the Central Bank), which the Company agrees to take all reasonable steps to obtain as quickly as possible, if such approval is then required), prepay the OPIC Note or such Interest (as so defined), as the case may be, in full on the next occurring Interest Payment Date unless the effect of the Applicable Law, request or contingency requires earlier or immediate repayment, in which case, on such earlier date or immediately, as relevant, that portion of the principal amount of the OPIC Note and the Interests (as so defined) affected thereby together with all accrued interest and Maintenance Amount (if any) thereon and all amounts, if any, determined by OPIC or each affected holder of a LIBOR Participation Certificate to be payable to it pursuant to
Section 2.04(g) hereof. In addition, the then undrawn OPIC Commitment shall terminate immediately.

     (ii) If the Company so requests within ten (10) days of receipt of a notice from a holder of a LIBOR Participation Certificate pursuant to clause (i) of this Section 2.04(i), such holder shall (consistent with legal and regulatory restrictions)
(A) during the sixty-day period immediately following receipt of such request from the Company, use reasonable efforts to assist the Company in identifying an Eligible Investor (as defined in the Participation and Guaranty Agreement) willing to accept an assignment of all or a part of such holder's Interests (as defined in the Participation and Guaranty Agreement) and (B) if the Company shall designate such an Eligible Investor within such sixty-day period, assign all or a part of its proportionate share of the Interests (as so defined) to such Eligible Investor designated by the Company; provided that any assignment made by a holder to such an Eligible Investor shall satisfy the following condition: (x) the Company shall promptly pay when due all reasonable fees and expenses which such holder incurs in connection with such assignment and (y) any assignment of all or part of such Interests shall be made without recourse, representation or warranty.

     (j) If by change in law or regulation, or by change in interpretation of any existing law or regulation by a court of competent jurisdiction (including without limitation any regulation relating to reserve requirements), or by request from any central bank or other governmental authority having the force of law, (i) there is any increase in cost to OPIC (whether pursuant to the OPIC Funding Documents or otherwise), of funding or maintaining the OPIC Loan, or (ii) there is any reduction in any amounts received or receivable by OPIC with respect to the OPIC Loan, or (iii) OPIC incurs other loss or damage or makes any payment or forgoes any interest or other amount with respect to such extension of credit (collectively, together with (but without duplication of) any other amounts specified in Sections 2.04(f), (g), (h) or (i) hereof, "Increased Costs"), then upon prompt written demand by OPIC to the Company, accompanied by a certificate in reasonable detail substantiating the amount and calculation of such Increased Costs, the Company shall pay to OPIC for payment in accordance with the OPIC Funding Documents additional amounts sufficient to reimburse OPIC for such Increased Costs.

     (k) OPIC agrees that (i) as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition arising after the date hereof that would cause it to be affected under Section 2.04(i) or 2.04(j) and (ii) as promptly as practicable after it has made a determination to make a claim for amounts under Section 2.10, 2.04(g) or 2.04(e), as the case may be, with respect to events or conditions arising after the date hereof, it shall notify the Company of the same and use commercially reasonable efforts (consistent with legal and regulatory restrictions and OPIC's internal policies) to mitigate the effect of such provisions on the Company, including (i) in the case of Sections 2.10, 2.04(e), 2.04(i) or 2.04(j), efforts to make, fund, issue or maintain the OPIC Loan, through another office of OPIC and
(ii) in the case of Section 2.04(g), efforts to reemploy amounts held by it, (x) if as a result thereof the additional moneys which would otherwise be required to be paid to it pursuant to any of such provisions of this Agreement would be reduced, or the illegality or other adverse circumstances which would otherwise require a prepayment of the OPIC Loan pursuant to any of such provisions would cease to exist, and (y) if, as determined by OPIC, in good faith, the making, funding, issuing or maintaining of the OPIC Loan through such other office would not otherwise adversely affect OPIC.

     SECTION 2.05.  Repayment.  The Company shall repay the
principal amount of the OPIC Loan in approximately equal successive quarterly installments on each Principal Payment Date.


     SECTION 2.06. Voluntary Prepayments. (a) On any Interest Payment Date the Company may, upon providing notice in accordance with Section 4.04(b) of the Participation and Guaranty Agreement, which notice shall specify the amount of the OPIC Loan to be prepaid and the date of prepayment, shall be irrevocable and shall obligate the Company to make the prepayment in the amount and on the date described therein, prepay the OPIC Loan in whole or in part in accordance with the provisions of this Section 2.06; provided that such prepayment shall be accompanied by a payment to OPIC of a prepayment premium as follows: (i) during the twelve-month period immediately following the date of the initial Disbursement, 3% of the principal amount of the OPIC Loan then being prepaid during such period, (ii) during the twelve-month period immediately following the first anniversary of the date of the initial Disbursement, 2% of the principal amount of the OPIC Loan then being prepaid, (iii) during the twelve-month period immediately following the second anniversary of the date of the initial Disbursement, 1% of the principal amount of the OPIC Loan then being prepaid and (iv) thereafter, without premium. In connection with any such prepayment the Company shall pay to OPIC promptly upon demand the Prepayment Premium as specified (and defined) in the Participation Certificates, the amount of which shall be set forth in a certificate of OPIC showing in reasonable detail the calculation of the amount of such Prepayment Premium, which amount, absent manifest error, shall be conclusive and binding upon the Company.

     (b) Partial prepayments of the OPIC Loan hereunder shall be in minimum amounts of $100,000. The amount by which the OPIC Loan is prepaid pursuant to this Section 2.06 shall be applied against the installments of the OPIC Loan provided for in Section 2.05 hereof in inverse order of maturity.

     SECTION 2.07. Mandatory Prepayments. (a) The Company shall prepay the OPIC Loan pro rata with mandatory prepayments of Loans under the Lender Credit Agreement, including without limitation under Section 2.14 thereof, or with mandatory prepayments of the Eximbank Credit under the Eximbank Credit Agreement, as the case may be. To the extent that the Loans under the Lender Credit Agreement are voluntarily prepaid (other than pursuant to an assignment thereof under Section 2.20 of the Lender Credit Agreement) or to the extent that all or any portion of the Eximbank Credit is voluntarily prepaid, the Company shall, in either case, make a simultaneous pro rata prepayment of the OPIC Loan. Without limiting the obligation of the Company to pay any other amounts due hereunder or under the OPIC Funding Documents in connection with any prepayment, in the event of any prepayment of all or any portion of the OPIC Loan under this Section 2.07, the Company shall pay to OPIC a prepayment premium as if such prepayment occurred pursuant to Section 2.06 hereof, except that the Company shall not be obligated to pay any of the amounts specified in the proviso to the first sentence of Section 2.06 hereof in connection with any such prepayment under this Section 2.07.

     (b) The amount by which the OPIC Loan is prepaid pursuant to this Section 2.07 shall be applied against the installments of the OPIC Loan provided for in Section 2.05 hereof in inverse order of the maturity thereof.

     (c) Notwithstanding the foregoing, at any time that the OPIC Loan bears interest at a Note Rate determined by reference to the T-Bill Rate, mandatory prepayments shall be made on the Interest Payment Date immediately succeeding the date on which the mandatory prepayment obligation arises, together with interest accrued on the amount prepaid through the date of such prepayment.

     SECTION 2.08. Guaranty Fee. As further consideration for providing the OPIC Loan, the Company shall pay to OPIC a fee (the "Guaranty Fee") calculated at the rate of 2.50% per annum on the principal amount of the OPIC Loan outstanding from time to time. This fee shall be payable in arrears as the OPIC Spread on each Interest Payment Date during the term of the OPIC Loan and upon the repayment of the OPIC Loan in full.

     SECTION 2.09.  Facility Fee.  The Company agrees to pay to
OPIC a facility fee (the "Facility Fee") in the amount of $200,000 (less the portion thereof theretofore paid), which shall be due and payable on the earlier of the OPIC Credit Date and the Credit Date.

     SECTION 2.10. Taxes. (a) All sums payable by the Company hereunder, under any Security Document or under any OPIC Funding Document, whether of principal, interest, prepayment premiums, fees, expenses or otherwise, shall be paid in full, free of any deductions or withholdings for any and all present and future taxes, levies, imposts, stamp duties, fees, deductions, withholdings and other government charges, and all liabilities with respect thereto, imposed by any government or any department, agency or other unit thereof (herein, collectively, but subject to the following exclusions, referred to as "Covered Taxes"), excluding (x) any taxes, levies, imposts, stamp duties, fees, deductions, charges, withholdings and all liabilities with respect thereto imposed by any jurisdiction as a direct consequence of OPIC being organized and existing, qualified to do business, or maintaining a permanent office or establishment in such jurisdiction and (y) to the extent similarly excluded in the OPIC Funding Documents as to amounts received by any beneficial owner of an ownership interest in a Participation Certificate, any taxes, levies, imposts, stamp duties, fees, deductions, charges, withholdings imposed by any jurisdiction as a direct consequence of such beneficial owner being organized and existing, qualified to do business, or maintaining a permanent office or establishment in such jurisdiction and all liabilities with respect thereto and (z) to the extent similarly excluded in the OPIC Funding Documents as to amounts received by any beneficial owner of an ownership interest in a Participation Certificate, U.S. federal, state or local income taxes, including withholding taxes. In the event that the Company is prohibited by law from making payments hereunder, under any Security Document or under the OPIC Funding Documents free of Covered Taxes, then the Company shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall equal the full amount of such payments stated to be payable hereunder, under any Security Document or under the OPIC Funding Documents.

     (b) The Company shall pay directly to the appropriate taxing authority any and all present and future Covered Taxes, and all liabilities with respect thereto imposed by law or by any taxing authority on or with regard to any aspect of the transactions contemplated by this Agreement or the execution and delivery of this Agreement, the Security Documents or the OPIC Funding Documents, except for any such Covered Taxes or other liabilities which the Company is contesting in good faith by appropriate proceedings, provided that OPIC and any party to or beneficiary of the OPIC Funding Documents shall be indemnified by the Company on demand for any fees or additional interest assessed by reason of its withholding of the payment of such amounts. Within 30 days after the payment by the Company of any Covered Taxes, the Company shall furnish OPIC with the original or a certified copy of the receipt evidencing payment thereof.

     (c) OPIC shall use its best efforts to notify the Company of any payment of Covered Taxes required or requested of it and shall give due consideration to any advice or recommendation given in response thereto by the Company, and upon notice from OPIC, or any party to or beneficiary of the OPIC Funding Documents, as the case may be, that Covered Taxes or any liability relating thereto (including penalties and interest) have been paid by any of them, the Company shall pay or reimburse such party therefor within 30 days of such notice.

     (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.10 and in Section 2.11(a) shall survive the payment in full of principal and interest hereunder.


     SECTION 2.11.  Additional Terms.

     (a) Reimbursement of Expenses. The Company shall pay or reimburse OPIC, upon demand, for OPIC's reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, implementation, maintaining and administration of this Agreement, the other Financing Documents and the OPIC Funding Documents, including, without limitation, the reasonable expenses of outside legal and business counsel, communications costs, travel expenses, document preparation costs and the authentication, registration and recordation of any of the Financing Documents. The Company shall also reimburse OPIC upon demand for all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by OPIC monitoring the OPIC Loan or in preserving in full force and effect or enforcing its rights hereunder or under any of the Financing Documents or incurred in connection with the modification, amendment or waiver of any provision of any such document. Without limiting the foregoing, the Company shall be responsible for, and shall indemnify OPIC against and hold OPIC harmless for, any and all expenses and amounts payable by OPIC under or pursuant to the OPIC Funding Documents or related agreements, including, without limitation, any prepayment premium, amounts in respect of Increased Costs or Covered Taxes, break funding costs or other amounts payable by OPIC to any other party thereunder. Payments made under any other provisions of this Agreement, including without limitation Sections 2.04(f), (g), (h), (i), (j) or (k), shall not limit the Company's obligations under this Section 2.11(a).

     (b) Currency, Time and Place of Payment. All payments required hereunder shall be made in Dollars in immediately available funds without any offset or deduction for Covered Taxes at the address of the Paying Agent stated in Section 7.05 hereof no later than 10:00 a.m. (New York City time) on the date on which due (each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). If any payment date is not a Business Day, payment shall be made on the next succeeding Business Day.

     (c) Computation of Fees, etc. Except as otherwise provided herein or in the OPIC Funding Documents, commitment fees and the Guaranty Fee shall be computed (i) prior to the date of the initial Disbursement, on the basis of a 360-day year of twelve 30-day months and (ii) after the date of the initial
Disbursement, on the same basis as interest on the OPIC Loan is calculated.

     (d) Application of Payments to OPIC. Payments received by the Paying Agent on behalf of OPIC under this Agreement shall be applied as provided in Section 4.02(b) of the Participation and Guaranty Agreement.

     (e) Development Fee. The Company may earn and draw Disbursements to pay the developer fee set forth in the Construction Budget (the "Developer Fee") in accordance with the provisions set forth in this Section 2.11(e). A pro rata share of 60% (calculated in accordance with the immediately succeeding sentence) of such fee is payable in installments payable when the progress payments are made under the Supply Contract and the Construction Contract. The pro rata share of such amount applicable to any such progress payment shall equal the product of
(x) 60% of the Developer Fee (expressed in Dollars) multiplied by
(y) the percentage obtained by dividing (1) the amount of such progress payment by (2) the total amount of the Contract Price. Subject to the terms of this Section 2.11(e), 40% of the Developer Fee is payable upon satisfaction of either of the following conditions: (A) the earlier of (i) the occurrence of the Construction Financing Termination Date or (ii) the date that the Trunche 2 Lenders' Construction Financing Secured Obligations are paid in full in cash or (B) the conditions to funding set forth in Sections 5.1 and 5.2 of the Lender Credit Agreement shall have been satisfied, Substantial Completion shall have occurred under the Construction Contract and as part of Substantial Completion (i) each of the Net Deliverable Capacity Guarantee and Guaranteed Net Plant Steam Rate shall have been satisfied under the Construction Contract to the extent necessary under Section 14.4(a) of the Construction Contract to result in no Buy Down Amount becoming due and payable thereunder and (ii) each of the Reliability Guarantee, Emissions Guarantee and Noise Compliance Guarantee shall have been met. Immediately upon $10 million of Contingency Costs being drawn (whether as Disbursements hereunder, as Loans or Drawing Approvals under the Lender Credit Agreement, or as Progress Subordinated Loans or Equity Subordinated Loans), the portion of the Construction Budget allocated to such 40% portion of the Developer Fee shall be automatically reallocated for the payment of additional Contingency Costs and shall be drawn in accordance with the terms hereof (or of the Lender Credit Agreement, as the case may be) against the payment of any such additional Contingency Costs. Upon any payment of such additional Contingency Costs (from such reallocated portion of the Construction Budget) the aforesaid 40% portion of the Developer Fee shall be reduced on a dollar-for-dollar basis. To the extent that all or any portion of such reallocated 40% portion of the Developer Fee is not drawn to pay additional Contingency Costs, such undrawn amount shall be automatically available to the Company on the date and subject to the conditions set forth in this Section 2.11(e). Capitalized terms used in this Section 2.11(e) and not defined in Schedule X hereto shall have the meaning assigned to such terms in the Construction Contract.

     (f) No Duplication of Payments Under OPIC Funding Documents. OPIC and the Company acknowledge and agree that payments under this Agreement and the OPIC Note shall be made without duplication of corresponding payments made under the OPIC Funding Documents and that payments by the Company thereunder shall satisfy such corresponding payments hereunder.

                            ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations, Warranties and Covenants. In order to induce OPIC to enter into this Agreement and each of the other Financing Documents to which it is a party and in order to induce OPIC to make the OPIC Loan, the Company makes the following representations, warranties and agreements as of the OPIC Credit Date, which shall survive the execution and delivery of this Agreement and the making and repayment of the OPIC Loan:

     (a) Corporate Status. The Company (i) is a duly organized and validly existing corporation in good standing under the laws of the Republic, (ii) is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as presently conducted or proposed to be conducted makes such qualification necessary and (iii) has full power and authority to own the property and assets owned by it and to lease the properties leased by it and to transact the business in which it is engaged or proposes to be engaged and to do all things necessary or appropriate in respect of the Project and to consummate the transactions contemplated by the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made.

     (b) Corporate Power and Authority. The Company has the corporate power and authority to execute and deliver, and to perform the terms and provisions of, each of the Project
Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Project Documents as have been executed and delivered as of each date this representation and warranty is made. The Company has, or in the case of the Project Documents other than this Agreement, by the OPIC Credit Date will have, duly executed and delivered each of the Project Documents to which it is party, and each of such Project Documents constitutes or, in the case of each such other Project Document when executed and delivered, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     (c) No Violation; No Construction Credit Default or Construction Credit Event of Default. (i) Neither the execution and delivery by the Company of the Project Documents to which it is a party, nor the Company's compliance with or performance of the terms and provisions thereof, nor the use of the proceeds of the OPIC Loan as contemplated by this Agreement or the Eximbank Credit as contemplated by the Eximbank Guarantee Agreement or the Loans as contemplated by the Lender Credit Agreement (i) will contravene or violate any provision of any Applicable Law to which the Company, any of its assets or the Project is subject, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except any Permitted Liens) upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject,
(iii) will violate any provision of the Articles of Incorporation or By-Laws of the Company or (iv) will require any consent or approval of any Governmental Authority or any creditor, shareholder, director or officer of the Company which has not been obtained.

     (ii) No Construction Credit Default or Construction Credit Event of Default exists or would result from the incurring of any Construction Financing Secured Obligations. The Company is not in default under or with respect to any contractual obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create a Construction Credit Event of Default.

     (d) Capitalization. As of the date of this Agreement, (j)(i) the authorized capital stock of the Company consists of 2,148,000 shares of common stock, par value P28 per share, of which 537,014 shares are duly and validly issued, outstanding, fully paid and non-assessable; (ii) 268,502 of such issued shares of common stock (representing approximately 50% of such 537,014 issued shares) are owned and held by CE Mahanagdong; (iii) 268,502 of such issued shares of common stock (representing approximately 50% of such 537,014 issued shares) are owned and held by Kiewit Energy; (iv) one of such issued shares of common stock is owned and held by APFC; and (v) nine of such issued shares of common stock are directors' qualifying shares. Except as described in the Shareholder's Agreement, the Funding Agreement, the Marubeni Purchase Agreement and the Convertible Subordinated Notes, the Company does not have outstanding (i) any securities convertible into or exchangeable for its capital stock or (ii) any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

     (e) Subsidiaries. The Company has no Subsidiaries and owns no equity interest in any other Person.

     (f) Single-Purpose Company. The Company has not incurred any liabilities other than in connection with its participation in the transactions contemplated by the Project Documents. The Company
(i) has not engaged in any business other than the design, development, ownership, financing, construction and operation of the Project and (ii) is not a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (xiii) of the definition of the term Operating Agreements set forth in Schedule X hereto, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget or the then-current Annual Budget and (z) agreements, contracts and commitments in respect of Permitted Indebtedness) which, individually, creates an annual financial obligation of the Company in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Company under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Company is a party to exceed $300,000 (or the equivalent in other currency).

     (g) Financial Statements; Financial Condition; Undisclosed Liabilities; Etc. (i) The statements of financial condition of the Company at June 30, 1994 heretofore furnished to OPIC present fairly the financial condition of the Company at the date of such statements of financial condition and the results of the operations of the Company for such fiscal year. Such financial statements have been prepared in accordance with United States generally accepted accounting principles and practices consistently applied. Since June 30, 1994, no event, condition or circumstance (including without limitation Force Majeure as defined in Articles 13.1(a) and 13.1(b) of the Energy Conversion Agreement) has existed or has occurred which is reasonably likely to have a Material Adverse Effect.

       (ii) Except as fully reflected in the financial statements referred to in Section 3.01(g)(i), there are no liabilities or obligations with respect to the Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) for the period to which such financial statements relate which, either individually or in the aggregate, is reasonably likely to have a Material Adverse
Effect. The Company does not know of any reasonable basis for the assertion against the Company of any liability or obligation of any nature whatsoever for such relevant period that is not fully reflected in the financial statements referred to in Section 3.01(g)(i) which, either individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     (h)  Litigation; Labor Disputes.  (i) Except as disclosed in
Schedule 4.8 to the Lender Credit Agreement, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its properties, revenues or assets or the Project or the Site which has had or is reasonably likely to have a Material Adverse Effect. The Company is not in default with respect to any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that any of the material transactions provided for in any of the Project Documents not be consummated as herein or therein provided. To the best of the Company's knowledge, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other Governmental Authority pending or threatened against or affecting any party to any Project Document which is an Affiliate of the Company or any of their properties, revenues or assets, and the Company does not have actual knowledge of any such action, suit, investigation or proceeding pending or threatened against or affecting any other party to any Project Document or any of their properties, revenues or assets, in each case described in this sentence which has had or is reasonably likely to have a Material Adverse Effect.

       (ii) There are no strikes, slowdowns, work stoppages by the Company's employees on-going, or, to the knowledge of the Company, threatened which are reasonably likely to have a Material Adverse
Effect.

     (i) True and Complete Disclosure. All factual information (taken as a whole, which, for the avoidance of doubt (i) shall not include any information by way of projections, estimates or other expressions of view as to future circumstances provided that such projections, estimates or other expressions of view are expressed in good faith and on the basis of reasonable assumptions and (ii) shall be qualified by any disclaimers with respect to such factual information provided by the Company to OPIC heretofore or contemporaneously furnished by or on behalf of the Company in writing to OPIC or provided heretofore by CECI or any other Affiliate of the Company in the form of financial statements of CECI or such other Affiliate, as the case may be (including without limitation such factual information as is contained in the Information Memorandum and the Project Documents), and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or CECI in writing to OPIC will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. There are in existence no documents or agreements which have not been disclosed to OPIC which are material in the context of the Project Documents or which have the effect of varying any of the Project Documents.

     (j) Tax Returns and Payments. The Company has filed all tax returns required by Applicable Law to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Company has paid, or has provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all national, regional or local income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof.

     (k) Governmental Approvals. All Governmental Approvals necessary under Applicable Law in connection with (i) the due execution and delivery of, and performance by the Company of its obligations and the exercise of its rights under, the Project Documents in effect or required to be in effect as of each date this representation is made or deemed made, (ii) the grant by each of the Company, CECI, CE Mahanagdong, Kiewit Energy and KEC of the Liens created pursuant to the Security Documents and the Funding Agreement and the validity, enforceability and perfection thereof and the exercise by the Collateral Agent of its rights and remedies thereunder and (iii) the construction and operation of the Project as contemplated by the Project Documents, to be obtained by the Company are, and to be obtained by any other Person (to the best knowledge of the Company) are, set forth in Schedule 4.11 to the Lender Credit Agreement. Each of the Governmental Approvals set forth in Part A of Schedule 4.11 to the Lender Credit Agreement hereto and each other Governmental Approval obtained by the Company after the date hereof but on or prior to the date this representation is made, has been duly obtained or made, is validly issued, is in full force and effect, is not subject to appeal (it being understood that for purposes of this Section 3.01(k), a Governmental Approval shall not be considered to be subject to appeal if it is being contested or challenged solely by Persons other than the Governmental Authority which issued the Governmental Approval or any other Governmental Authority notwithstanding that such contest or challenge is ongoing) and is free from conditions or requirements compliance with which is reasonably likely to have a Material Adverse Effect or which the Company does not reasonably expect to be able to satisfy. There is no proceeding pending or, to the best knowledge of the Company, threatened which is reasonably likely to result in the rescission, termination, material modification, suspension or determination of invalidity or lack of effectiveness of any such Governmental Approval. The information set forth in each application and other written material submitted by the Company to the applicable Governmental Authority in connection with each such Governmental Approval is accurate and complete in all material respects. The Governmental Approvals set forth in Part B of Schedule 4.11 to the Lender Credit Agreement are required solely in connection with later stages of construction and operation of the Project. The Company has no reason to believe that any Governmental Approval that has not been obtained by the Company, but which will be required in the future, will not be granted to it in due course, on or prior to the date when required and free from any condition or requirement compliance with which is reasonably likely to have a Material Adverse Effect or which the Company does not reasonably expect to be able to satisfy. The Project, if constructed in accordance with the Construction Contract, the Supply Contract and the other Project Documents, will conform to and comply in all material respects with all covenants, conditions, restrictions and reservations in the Governmental Approvals and the Project Documents applicable thereto and all Applicable Laws. The Company has no reason to believe that the Collateral Agent will not be entitled, without undue expense or delay, to the benefit of each Governmental Approval set forth on
Schedule 4.11 to the Lender Credit Agreement upon the exercise of remedies under the Security Documents. OPIC has received a true and complete copy of each Governmental Approval heretofore obtained or made by the Company.

     (l) Compliance with Statutes, Etc. (i) The Company is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and resettlements and Applicable Laws relating to the maintenance of debt to equity ratios).

       (ii) Without limitation to the foregoing clause (i), the Company's business and the Project are being carried out in compliance with applicable Republic environmental guidelines.

     (m) Environmental Matters. To the best of the Company's knowledge, neither the Site nor the Plant (nor any other property with respect to which the Company has retained or assumed liability either contractually or by operation of the law) has been affected by any Hazardous Material in a manner which does or is reasonably likely to give rise to any material liability of the Company under any Environmental Law or which has had or is reasonably likely to have a Material Adverse Effect.

     (n)  Patents, Licenses, Franchises and Formulas.  The
Company owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect thereto, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present and proposed conduct of its business and the carrying out of the Project in the manner contemplated by the Project Documents, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, is reasonably likely to have a Material Adverse Effect.

     (o) Submission to Law and Jurisdiction. As of the OPIC Credit Date, the choice of governing law for each of the respective Project Documents in effect or required to be in effect as of the OPIC Credit Date will be recognized in the courts of the Republic, and those courts will recognize and give effect to any judgment in respect of such Project Document obtained by or against the Company in the courts the jurisdictions of which the Company has submitted to.

     (p) Status of the Loans and the OPIC Loan. The Construction Financing Secured Obligations and the OPIC Loan constitute direct, unconditional, and general obligations of the Company and rank senior as to priority of payment to all Subordinated Secured Obligations and all Indebtedness of the Company described in Section 5.01(q) or Section 5.03(e) and not less than pari passu as to priority of payment to all other Indebtedness of the Company. Except as permitted by Section 5.01(q) or Section 5.03(e), the Company has not secured or agreed to secure any such other Indebtedness by any Lien upon any of its present or future revenues or assets or capital stock.

     (q) Documents; Sufficiency of Project Documents. (i) OPIC has received a complete copy of each Project Document in effect or required to be in effect as of each date this representation is made or deemed made (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

       (ii) To the best of the Company's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Company pursuant to the terms of the Project Documents provide or will provide the Company with all rights and property interests required to enable the Company to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Project, including the Company's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business without material additional expenses or material delay.

     (r) Fees and Enforcement. Other than amounts that have been paid in full or will have been paid in full by the OPIC Credit Date, no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity, or enforceability of this Agreement or any of the other Project Documents in effect or required to be in effect as of each date this representation is made or deemed made. This Agreement and each of such Project Documents are each in proper legal form under the laws of the Republic, and under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdiction without any further action on the part of the Administrative Agent, the Collateral Agent, OPIC, the Issuing Bank, the Lenders or Eximbank.

     (s) Utility Availability. Arrangements reflected accurately and completely in the Construction Budget have been made under the Construction Contract, the Supply Contract, the Energy Conversion Agreement or otherwise on commercially reasonable terms for the provision of all services, housing, materials, utilities and other infrastructure reasonably necessary for the construction of the Project.

     (t) Availability and Transfer of Foreign Currency. Except as disclosed in Schedule 4.20 to the Lender Credit Agreement, all requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof have been validly obtained and are in full force and effect to assure (i) the ability of the Company to receive, and the ability of any other party to make, any and all payments to the Company contemplated by the Project Documents, (ii) the availability of Dollars to enable the Company to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and (iii) the ability of the Company to convert all sums received in Peso amounts from PNOC-EDC under the Energy Conversion Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms. Except as disclosed in Schedule 4.20 to the Lender Credit Agreement, there are no restrictions or requirements which limit the availability or transfer of foreign exchange, or the conversion to a foreign exchange, for the purpose of the performance by the Company of its obligations under this Agreement or under any of the other Project Documents.

     (u) Construction Budget. (i) The Construction Budget as in effect on the date hereof is attached hereto as Schedule 4.21 to the Lender Credit Agreement. The Construction Budget accurately specifies, to the best of the Company's knowledge, all costs and expenses incurred and anticipated to be incurred prior to the latest date on which the Maturity Date can be expected to occur to construct and finance the construction of the Project in the manner contemplated by the Project Documents. In addition, to the best of the Company's knowledge, the amount of all costs and expenses required or expected to be paid or incurred prior to the latest date on which the Maturity Date can be expected to occur to finance and construct the Project in the manner contemplated by the Project Documents does not exceed the amount reflected in the Construction Budget.

       (ii) To the best of the Company's knowledge, all projections and budgets (including the Construction Budget and the Base Case Forecast) furnished or to be furnished to OPIC by or on behalf of the Company and the summaries of significant assumptions related thereto (w) have been and will be prepared with due care,
(x) fairly present, and will fairly present, the Company's expectations as to the matters covered thereby as of their date,
(y) are based on, and will be based on, reasonable assumptions as to all factual and legal matters material to the estimates therein (including interest rates and costs) and (z) are in all material respects consistent with, and will be in all material respects consistent with, the provisions of the Project Documents.

     (v) Titles; Liens. The Company has good and valid title to all of its properties and assets, in each case, free and clear of all Liens other than Permitted Liens, including without limitation, on and subject to the terms of the Energy Conversion Agreement, an unconditional and unencumbered right to use the Site for the duration of the Cooperation Period (as defined in the Energy Conversion Agreement). No mortgage or financing statement or other instrument or recordation covering all or any part of the property or assets of the Company is on file in any recording office, except such as relate only to Construction Period Permitted Liens described in clauses (i) and (v) of Section 5.01(q) hereof.
    (w) Transactions with Affiliates. The Company is not a party to any contracts or agreements with, or any other commitments to, whether or not in the ordinary course of business, any Affiliate, which are individually valued in excess of $100,000 or in the aggregate valued in excess of $300,000, except for the Lender Credit Agreement, the Funding Agreement, the Construction Contract, the Supply Contract, the APFC Security Agreement (and the agreements for the transactions contemplated therein), the Pledge Agreement, the Keystone Agreement and any other contracts, agreements or commitments that are contemplated in the O&M Parameters (including those relating to employee training, vehicle rentals and secondment of employees) or in the Funding Agreement.

     (x) No Additional Fees. Other than as expressly set forth in the Base Case Forecast, the Construction Budget and in the fee letters referred to in Sections 2.7 and 2.20 of the Lender Credit Agreement, the Company has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Project Documents.

     (y) Regulation of Parties. None of the Company, its Affiliates nor any of the Construction Financing Secured Parties and OPIC is or will be, solely as a result of the participation by such parties separately or as a group in the transactions contemplated hereby or by any other Project Document, or as a result of the ownership, use or operation of the Project, subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "public utility holding company", a "holding company", or an "electrical corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA) or by any Governmental Authority of the Republic as a "public utility" under any Applicable Law of the Republic. So long as the owner and operator of the Project is an "exempt wholesale generator" under
Section 32 of PUHCA or a "foreign utility company" under Section 33 of PUHCA, none of the Construction Financing Secured Parties and OPIC will by reason of its or their ownership or operation of the Project upon the exercise of remedies under the Security Documents be subject to regulation by any Governmental Authority of the United States as a "public utility", an "electric utility", an "electric utility holding company", a "holding company", or an electric corporation" or a subsidiary or affiliate of any of the foregoing under any Applicable Law of the United States (including, without limitation, PUHCA and FPA).

     (z) Regulatory Status. The Company is not subject to regulation as a "subsidiary company" of a holding company under PUHCA.

     (aa) ERISA and Employees. The Company does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to or any liability under, any Plan nor since the date which is six years immediately preceding the OPIC Credit Date has the Company established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under, any Plan. A Termination Event has not occurred with respect to any Plan the occurrence of which has had or to the Company's knowledge is reasonably likely to result in a Material Adverse Effect.
Neither the Company nor any ERISA Affiliate has failed to make a required contribution or payment to a Multiemployer Plan when due, the failure of which has had or to the Company's knowledge is reasonably likely to result in a Material Adverse Effect. To the Company's knowledge, no accumulated funding deficiency as defined in Section 412 of the Code has been incurred nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Company or any ERISA Affiliate failed to make any contribution or to pay any amount due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan, nor has there been any event requiring disclosure under Section 4041(c)(3)(C) or Section 4063 of ERISA with respect to any Pension Plan, the event or occurrence of which has had or to the Company's knowledge is reasonably likely to result in a Material Adverse Effect. To the Company's knowledge, the Company and each ERISA Affiliate has met its minimum funding requirements under ERISA and the Code with respect to the Plans and all benefit liabilities under each Pension Plan are being funded in accordance with applicable legal requirements and reasonable actuarial assumptions and methods as set forth in ERISA and the Code. To the Company's knowledge, no material proceeding, claim, lawsuit and/or investigation exists or, to the best of the Company's knowledge, is threatened concerning any (i) Pension Plan or (ii) Multiemployer Plan the occurrence of which has had or is reasonably likely to result in a Material Adverse Effect. Neither the Company nor to the Company's knowledge, any ERISA Affiliate has incurred any liability to the PBGC other than for insurance premiums with respect to a Pension Plan, the payment of which is not yet due.

     (bb) Investment Company Act. Neither the Company nor any of its Affiliates is an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     The Company warrants to OPIC that each of the foregoing representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter necessary to make such representation not misleading in any material respect. The rights and remedies of OPIC in relation to any misrepresentations or breach of warranty on the part of the Company shall not be prejudiced by any investigation by or on behalf of OPIC into the affairs of the Company, by the execution, delivery or performance of this Agreement or any other Financing Document or by any other act or thing which may be done by or on behalf of OPIC in connection with this Agreement or any other Financing Document and which might, apart from this Section, prejudice such rights or remedies.

ARTICLE IV

CONDITIONS PRECEDENT TO OPIC LOAN DISBURSEMENTS

     SECTION 4.01. Conditions Precedent to the Initial Disbursement. Unless OPIC otherwise agrees in writing, the obligation of OPIC to effect the initial Disbursement of the OPIC Loan (such date, the "OPIC Credit Date") is subject to the prior fulfillment, to OPIC's satisfaction in its sole discretion, of the following conditions precedent; provided that if any such conditions shall have been satisfied on or prior to the Eximbank Guarantee Effective Date, then, on the OPIC Credit Date, the Company shall supply such evidence indicating that such condition continues to be satisfied as OPIC may reasonably require, including, without limitation, bring-down opinions and certificates:

     (a) Project Documents. Each of the Project Documents, including, without limitation, the Eximbank Guarantee Agreement, the Eximbank Credit Agreement and the Lender Credit Agreement, but excluding the Mortgage, the ECA Operation Performance Bond, the Insurance Contracts, the Governmental Approvals set forth in Part
B of Schedule 4.11 to the Lender Credit Agreement and agreements and instruments pertaining to Working Capital Subordinated Secured Obligations, Third Party Subordinated Indebtedness and Senior Permitted Indebtedness, shall have been entered into by the respective parties thereto, shall be in form and substance satisfactory to OPIC and shall be unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of effectiveness of any of such documents) and the Company shall deliver to OPIC a certificate signed by an authorized officer of the Company certifying as to the foregoing (other than as to OPIC's satisfaction with such Project Documents), which certification may be incorporated into the Application for Funding pertaining to such initial Disbursement. In addition, (i) the Power Purchase Agreement shall have been entered into by PNOC-EDC and NAPOCOR and shall have become unconditional and fully effective in accordance with its terms and OPIC shall have received a copy thereof from the Company, (ii) the Geothermal Fluid Specifications (as defined in the Energy Conversion Agreement) shall have been finalized as contemplated in Annex I to the Energy Conversion Agreement and an agreement evidencing the finalization of such specifications shall have been incorporated as an addendum or amendment to the Energy Conversion Agreement and (iii) the Company shall deliver to OPIC a certificate signed by an authorized officer of the Company certifying the foregoing, such certification being permitted to be incorporated into an Application for Funding.

     (b) Other Documents. The APFC Security Agreement shall have been entered into by the parties thereto, shall be unconditional and fully effective in accordance with its terms, shall be in form and substance satisfactory to OPIC, and OPIC and the Collateral Agent shall each have received a true, original copy thereof or, if a true, original copy is unavailable, a certified true copy thereof.

     (c) Opinions of Counsel. OPIC shall have received signed legal opinions of counsel to the Company, each of the Obligors (other than the ECA Operation Performance Bond Issuer) and the Republic and each such other Person as OPIC may reasonably require, each of which shall be in form and substance satisfactory to OPIC and shall be dated the Eximbank Guarantee Effective Date; provided that the opinion of PNOC-EDC may be dated the Effectivity Date (as defined in the Energy Conversion Agreement).

     (d)  Corporate Documents; Proceedings.

               (i) OPIC shall have received a certificate, dated the Eximbank Guarantee Effective Date, signed by a Financial Officer of the Company, and attested to by the Secretary or any Assistant Secretary of the Company, in form and substance satisfactory to OPIC, together with copies of the Articles of Incorporation and By-Laws of the Company and resolutions of the Board of Directors of the Company reasonably requested by OPIC, certifying that attached to such certificate are true, correct and complete copies of such Articles of Incorporation, By-Laws and resolutions.

              (ii) OPIC shall have received a certificate, dated the Eximbank Guarantee Effective Date, signed by a Financial Officer of each Obligor (other than PNOC-EDC and the ECA Operation Performance Bond Issuer) and attested to by the Secretary or any Assistant Secretary of the Obligor, in form and substance satisfactory to OPIC, together with copies of the Articles of Incorporation and By-Laws of the Obligor and resolutions of the Obligor reasonably requested by OPIC, certifying that attached to such certificate are true, correct and complete copies of such Articles of Incorporation, By-Laws and resolutions.

             (iii)  OPIC shall have received a copy of an
engagement letter for the engagement of Deloitte, Touche &
Tohmatsu International or such other firm of independent public accountants acceptable to OPIC, as Auditors.

              (iv) OPIC shall have received a certificate from each Obligor (other than PNOC-EDC and the ECA Operation Performance Bond Issuer) signed by an authorized officer certifying the incumbency of parties executing any Project Document or related document on behalf of such Obligor.

          (e) Auditors. OPIC shall have received a copy of the authorization to the Auditors referred to in Section 5.02(b)(ii).

          (f) Pledged Stock; Convertible Subordinated Notes. CE Mahanagdong and Kiewit Energy shall have delivered to the Collateral Agent, as pledgee, (i) the share certificates representing all of the Pledged Stock, together with executed and undated stock powers, and (ii) the Convertible Subordinated Notes evidencing Required Subordinated Loans, together with executed instruments of transfer, and the Collateral Agent shall have received share certificates representing all directors' qualifying shares of the Company and the one share of the Company issued to APFC, in each case together with executed and undated stock powers thereto.

          (g) Consent Letters. OPIC shall have received a letter, in form and substance satisfactory to OPIC, from White & Case, presently located at 1155 Avenue of the Americas, New York, NY 10036-2787, indicating the consent of White & Case to its appointment by the Company, CECI, BHCO, CBE and CE Mahanagdong as their agent to receive service of process as specified in
Section 7.01 hereof, in the case of the Company, as specified in the Funding Agreement, in the case of CECI, as specified in the Funding Agreement and the Pledge Agreement, in the case of CE Mahanagdong and under the Construction Contract, the Supply Contract and the Keystone Agreement, in the case of BHCO and CBE. OPIC shall have received a letter, in form and substance satisfactory to OPIC, from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, indicating the consent of CT Corporation System to its appointment by Kiewit Energy, KEC, GICO, the Construction Contractor, the Construction Supplier, KIC and KCGI as their agent to receive service of process as specified in the Funding Agreement and the Pledge Agreement, in the case of Kiewit Energy, in the Funding Agreement, in the case of KEC, in the KCGI Guaranty, in the case of KCGI and under the Construction Contract, the Supply Contract and the Keystone Agreement, in the case of GICO, the Construction Contractor, the Construction Supplier and KIC.

          (h) Energy Conversion Agreement Effectiveness. Each of PNOC-EDC and the Company shall have issued to OPIC a certification confirming that the Effectivity Date (as defined in the Energy
Conversion Agreement) has occurred.

          (i) Certificates. OPIC shall have received copies of each executed Project Document, together with a certificate of a Financial Officer of the Company certifying that (i) the Company is not in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained therein and, to the best of the Company's knowledge, no other party to any such Project Document is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained therein and (ii) in the case of each such document to which OPIC is not a party, (x) that such document is in full force and effect, (y) that, to the best of the Company's knowledge, no Force Majeure (as defined in any of the Energy Conversion Agreement, the Construction Contract and the Supply Contract) has occurred thereunder and that (z) the copy thereof delivered to OPIC is true, correct and complete. OPIC shall have received evidence or copies of all Governmental Approvals set forth in Schedule 4.11 to the Lender Credit Agreement (other than those set forth in Part B thereof), certified by a Financial Officer of the Company as being in full force and effect and, except as disclosed in Schedule 4.11 to the Lender Credit Agreement, not subject to appeal. For purposes of this Section 4.01(i), a Governmental Approval shall not be considered to be subject to appeal if it is being contested or challenged solely by Persons other than the Governmental Authority who issued the Governmental Approval or any other Governmental Authority notwithstanding that such contest or challenge is ongoing.

          (j) Construction Budget; Base Case Forecast. OPIC shall have received the Construction Budget and the Base Case Forecast, each of which shall be in form and substance satisfactory to the Construction Financing Secured Parties and OPIC.

          (k) Reports of Consultants. OPIC shall have received the Independent Engineer's Report, the Insurance Consultant's
Report and such other information as shall be reasonably requested by OPIC, the Administrative Agent or the Lenders.

          (l) Financial Statements. OPIC shall have received copies of the most recent audited financial statements of CECI, Peter Kiewit Sons', Inc. and KDG and shall have received copies of the most recent unaudited financial statements (if audited financial statements are not otherwise available) of the Company and each other Obligor (other than PNOC-EDC and the ECA Operation Performance Bond Issuer) showing, for each such Person, no material adverse change in the financial condition of such Person since the date of the last financial statements provided to OPIC prior to the date of this Agreement, and certificates dated the Eximbank Guarantee Effective Date and signed by a Financial Officer of each such Person stating that (i) such financial statements are true, complete and correct and (ii) no material adverse change in the financial condition, operations, properties, business or prospects of such Person has occurred since the date of such financial statements.

          (m) Items. The Company shall have delivered to OPIC a list of the Items, containing with respect to each Item a brief description and the quantity and estimated invoice cost and the estimated date of shipment, plus, for each Item, a copy of the Purchase Contract for such Item. Such Purchase Contracts shall not contravene any applicable statute or public policy of the United States. The list shall include, where available, the supplier's DUNS numbers, and the product SIC Codes for each Item on the list.

          (n) Evidence of Authority. OPIC shall have received evidence of the authority of the Company to enter into this Agreement, the Lender Credit Agreement and the Eximbank Credit Agreement, and the names, specimen signatures and evidences of authority of the Persons signing this Agreement, the OPIC Note, the Lender Credit Agreement, the Notes, the Eximbank Credit Agreement and the other documents required by this Agreement, the Lender Credit Agreement and the Eximbank Credit Agreement as of the date of execution hereof, or who, as of the Eximbank Guarantee Effective Date, will otherwise act as representatives of the Company in the operation of the OPIC Loan, the Loans, the Letter of Credit and the credit facility provided under the Eximbank Credit Agreement.

          (o) Conditions. (i) OPIC shall have received written confirmation from the Administrative Agent that each of the conditions precedent set forth in Sections 5.1 and 5.2 of the Lender Credit Agreement has been satisfied or waived; and (ii) OPIC shall have received written confirmation from Eximbank that each of the conditions precedent set forth in Article IV of the Eximbank Guarantee Agreement and Section 5.01 of the Eximbank Credit Agreement has been satisfied in a manner satisfactory to Eximbank.

          (p) Eximbank Note and Request for Eximbank Disbursement to Account of Borrower. The Administrative Agent shall have received from the Company (i) a promissory note, substantially in the form of Annex A to the Eximbank Credit Agreement, which has been signed by the Company, but which has all the blanks therein left uncompleted and (ii) a Request for Eximbank Disbursement to Account of Borrower, substantially in the form of Annex B to the Eximbank Credit Agreement, which has been signed by the Company, but which has all the blanks therein left uncompleted.

          (q) Blocked Account. The Company shall have established the Blocked Account.

          (r) Notice to Proceed and Contractor's and Supplier's Representation. The Company shall have delivered to OPIC a copy of the Notice to Proceed under (and as defined in) the Construction Contract and the Notice to Proceed under (and as defined in) the Supply Contract, each of which shall have been issued on or prior to the OPIC Credit Date. OPIC shall have received a certificate signed by an authorized representative of each of the Construction Contractor and the Construction Supplier to the effect that (i) as of the OPIC Credit Date the Scheduled Completion Date is July 1, 1997 or such later date (which is acceptable to the Administrative Agent) as shall correspond to any extension of the milestone date set forth in Section 4.1.1 of the Energy Conversion Agreement for the achievement of the Completion Date (as defined in the Energy Conversion Agreement), (ii) the Company is not in default under the Construction Contract or the Supply Contract, (iii) the Construction Contractor is not entitled to any change orders under the Construction Contract and the Construction Supplier is not entitled to any change orders under the Supply Contract (in each case, other than change orders previously disclosed to the Administrative Agent in writing) on such date and is not then aware of any other change orders required under the Construction Contract or the Supply Contract and (iv) to the best of the Construction Contractor's or the Construction Supplier's (as the case may be) knowledge, after reasonable inquiry, no Force Majeure event (as defined in each of the Construction Contract and the Supply Contract) has occurred.

          (s) Project Site Opinion. The Company shall have furnished to OPIC a signed legal opinion of Castillo Laman Tan & Pantaleon in form and substance satisfactory to OPIC to the effect that the Republic has valid legal title to the Site free of Liens (other than the Liens of or arising through the Company, the Construction Contractor or the Construction Supplier) and that PNOC-EDC has valid legal authority to use the Site and delegate unencumbered use of the Site to the Company on the terms set forth in the Energy Conversion Agreement from the OPIC Credit Date to the end of the Cooperation Period (as defined in the Energy Conversion Agreement).

          (t)  Marubeni Purchase Agreement.  The Marubeni
Purchase Agreement shall have been entered into by the respective parties thereto, shall be unconditional and fully effective in accordance with its respective terms, shall be in form and substance satisfactory to OPIC and OPIC shall have received a true, original copy thereof.

          (u) Energy Conversion Agreement Amendments. (i) The Energy Conversion Agreement shall have been amended in a manner satisfactory to OPIC including, without limitation, to conform the Correction Curves (as defined in the Energy Conversion
Agreement) and references to the interface conditions (to the extent presently identified) to the Construction Contract), and OPIC shall have received a true, original copy of each of the amendments thereto and (ii) OPIC shall have received a certified true copy of a letter from the General Counsel of PNOC-EDC affirming that loss of use of the Site constitutes an event of Force Majeure under (and as defined in) the Energy Conversion Agreement.

          (v) Amounts Secured by Mortgage Chattel Lien. The Company, the Lenders, the Administrative Agent, OPIC and Eximbank shall have agreed upon the amount of Secured Obligations to be secured by the Lien granted under Article IV of the Mortgage, which agreement shall be evidenced in a manner satisfactory to OPIC.

          (w) Management Service Arrangements. The Company and CECI (or another Affiliate of the Company acceptable to OPIC) shall have entered into a management services contract or other operations and maintenance personnel guaranty or similar arrangement acceptable to Eximbank, OPIC, the Lenders and the Administrative Agent provided that such arrangement would not result in Philippine value added tax being incurred by CECI or such Affiliate of the Company, as the case may be.

          (x) No Change in Contract Price. The contract price set forth in each of the Supply Contract and the Construction Contract shall not have been amended, changed or otherwise modified and OPIC shall have received a certificate from each of the Construction Supplier and the Construction Contractor to such effect in form and substance satisfactory to OPIC.

          (y) Other Instruments, Conditions, Etc. The delivery of any other instruments and agreements and the satisfaction of any other condition as OPIC may reasonably request.

          (z)  Fees, Costs, Etc.  The fees, costs and expenses
(including any and all Attorney Costs) referred to in Section
2.11(a) shall have been paid.

          (aa)  Additional Conditions.  The requirements of Section
4.02 hereof shall have been satisfied.

          SECTION 4.02.  Conditions Precedent to each
Disbursement.  Subject to Section 4.01 of the Intercreditor
Agreement with respect to each Disbursement other than the initial Disbursement, unless OPIC otherwise agrees in writing, the obligation of OPIC to effect any Disbursement of the OPIC Loan is subject to the prior fulfillment, to OPIC's satisfaction in its sole discretion, of the following conditions precedent:

          (a)  No Default; Representations and Warranties.
Immediately before and after giving effect to such Disbursement:


               (i)  no Construction Credit Default or
     Construction Credit Event of Default shall have occurred and be continuing;

              (ii)  all representations and warranties made by
 the Company and any Obligor which is an Affiliate of the
Company and contained herein (other than the representations made pursuant to Section 3.01(g)(ii)) or in the other
     Project Documents (other than the Insurance Contracts, Governmental Approvals or any other agreement, commitment or understanding referred to in subsection (xiii) of the definition of "Operating Agreements" in Schedule X) shall be true and correct in all material respects with the same
effect as though such representations and warranties had      been
made on and as of the date of such Disbursement, except      where
expressed to be made only as of an earlier date (it      being
understood that the representations and warranties      made by the
Company in Section 3.01 of this Agreement shall      not be deemed
to be made only as of an earlier date
     notwithstanding that the preamble to such Section 3.01
states that such representations and warranties are made as      of
the OPIC Credit Date);

             (iii) the following representations and warranties shall be true and correct in all material respects with the
 same effect as though such representations and warranties      had
been made on and as of the date of such Disbursement or      on and
as of the date of the issuance of such Drawing
     Approval, as the case may be: (A) except as fully reflected in each financial statement delivered prior to such
     Disbursement pursuant to Sections 5.01(a)(i) and
     5.01(a)(ii), there shall have been, as of the date of such financial statement, no liabilities or obligations with respect to the Company of any nature whatsoever (whether
absolute, accrued, contingent or otherwise and whether or      not
due) which, either individually or in the aggregate, is
reasonably likely to have a Material Adverse Effect and      (B)
the Company does not know of any reasonable basis for      the
assertion against the Company of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to
   Sections 5.01(a)(i) and 5.01(a)(ii) which, either
     individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          (b) Security. The Security, in form and substance satisfactory to OPIC and the Collateral Agent, shall have been duly created, perfected and, where appropriate, registered, to create a first priority security interest and charge over the Collateral in existence at the date of such Disbursement.

Without limitation to the preceding sentence, the Company shall have duly authorized, executed and delivered or, as the case may be, provided:

               (i) acknowledgment copies of proper financing statements or other instruments duly filed under the Applicable Law of each jurisdiction as may be necessary or, in the reasonable opinion of OPIC and the Collateral Agent, desirable to perfect the charges and security interests purported to be created by the Security Documents;

              (ii) certified copies of requests for information or copies, or equivalent reports, listing the financing statements and instruments referred to in clause (i) above and all other effective financing statements that name the Company as debtor and that are filed in the jurisdictions referred to in said clause (i), together with copies of such other financing statements and instruments (none of which shall cover the Collateral except to the extent evidencing Construction Period Permitted Liens);

             (iii)  evidence of the completion of all other
recordings and filings of, or with respect to, the Security
Documents as may be necessary or, in the reasonable opinion of OPIC and the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents; and

              (iv) evidence that all other actions necessary or, in the reasonable opinion of OPIC and the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Documents have been taken.

          (c) Consents and Approvals. There shall have been obtained, or there shall have been made arrangements, satisfactory to OPIC, for obtaining, in addition to the Project Documents, all other governmental, corporate, creditors', shareholders' and other necessary licenses, approvals or consents for: (i) the financing by OPIC under this Agreement; (ii) the carrying on of the business of the Company as it is presently carried on and is contemplated to be carried on; (iii) the carrying out of the Project; (iv) the due execution and delivery of, and performance under, each Project Document which has been entered into at the time of such Disbursement, the Security, and any documents in implementation of any thereof; and (v) the remittance to the Collateral Agent and by the Collateral Agent to the Secured Parties or their respective assignees, in Dollars, of all monies payable pursuant to each Project Document which has been entered into at the time of such Disbursement, and any documents in implementation of any thereof. In addition, a true and complete copy of each material license, approval or consent described in this Section 4.02(c) shall have been delivered by the Company to OPIC.

          (d) No Project Document Default; Governmental Approvals. Each of the Project Documents which has been entered into or which is required to have been entered into at the time of such Disbursement shall be in full force and effect and no material breach or default shall have occurred under any such Project Document. No event of Force Majeure (as defined in any of the Energy Conversion Agreement, the Supply Contract and the Construction Contract) shall have occurred which has had, or in the reasonable judgment of OPIC is reasonably likely to have, a Material Adverse Effect. No events shall have occurred pursuant to which a claim could be made by the Administrative Agent on behalf of the Lenders under the Eximbank Guarantee Agreement.

          (e) Limitations on Indebtedness. Immediately before and after giving effect to such Disbursement or to the drawing under the Letters of Credit which is the subject of such Drawing Approval, as the case may be, the sum of (i) the principal amount of all Loans outstanding (including, in the case of a Drawing Approval, the amounts to be reimbursed by the Lenders to the Issuing Bank in connection with a drawing under any of the Letters of Credit which is the subject of such Drawing Approval) and (ii) the principal amount of all Disbursements of the OPIC Loan outstanding shall not exceed $231,834,859.

          (f) Energy Conversion Agreement. OPIC shall have received from the Company a certification, in form and substance satisfactory to OPIC, signed by an authorized representative of the Company and expressed to be effective as of the date of the relevant Disbursement or as of the date of issuance of the relevant Disbursement, stating that the Company is in compliance in all material respects with all provisions of the Energy Conversion Agreement.

          (g)  No Material Adverse Effect.  Since the OPIC Credit
Date, no event or events shall have occurred which has had or is reasonably likely to have a Material Adverse Effect.

          (h) Costs; Construction Progress. OPIC and the Independent Engineer shall have received from the Company a certificate in the form of Schedule 5.2(h) to the Lender Credit Agreement signed by an authorized representative of the Company and expressed to be effective on the date of the relevant OPIC Disbursement that (i) the costs and expenses theretofore incurred by the Company and to be incurred by the Company prior to the latest date on which the Maturity Date can be expected to occur will not exceed $320,318,000; (ii) the date of the Eximbank Disbursement is likely to occur on or before the Date Certain; and
(iii) the sum of (A) the aggregate Financed Portion of the costs incurred by the Company after January 1, 1993 and before the Maturity Date for the purchase in the United States and export to the Philippines of the Items and (B) the aggregate Local Cost Financed Portion of the costs incurred by the Company for the purchase in the Republic of the Local Cost Items and (C) the aggregate IDC Financed Portion of IDC will (x) not exceed the difference between (1) the Total Commitment and (2) 100% of the Guarantee Exposure Fee and (y) not be less than the difference between (1) the Total Commitment less the OPIC Commitment and (2) 100% of the Guarantee Exposure Fee.

          (i) Insurance. OPIC shall have received a certificate from the Insurance Consultant stating that the insurance policies required pursuant to Section 5.01(c) hereof to be in effect on the date of such Disbursement or on the date of issuance of such Drawing Approval are in full force and effect.

          (j) Fees and Expenses. The Company shall have paid or arranged for payment (to the extent arrangement for payment out of Utilizations, Disbursements of the OPIC Loan, Progress Equity Contributions or Progress Subordinated Loans are permitted) of all fees, expenses and other charges then payable by it under this Agreement and the Lender Credit Agreement.

          (k) Eximbank Certificate. OPIC shall have received (i) with respect to each Disbursement, a certificate from Eximbank, substantially in the form of Exhibit 3 to Annex B-1,
Exhibit 3 to Annex B-2 or Exhibit 2 to Annex B-3, as the case may be, to the Lender Credit Agreement, which has been fully completed and signed by Eximbank and which indicates that all of the proceeds of the corresponding Loan, if any, under the Lender Credit Agreement will be eligible for Eximbank support and
(ii) with respect to the issuance of the Letter of Credit, a certificate from Eximbank, in the form of Exhibit 5 to Annex B-1 or
Exhibit 5 to Annex B-2, as the case may be, to the Lender Credit Agreement, which has been fully completed and signed by Eximbank and which indicates that such Letter of Credit is in form and substance satisfactory to Eximbank and that 100% of all payments under such Letter of Credit will be eligible for Eximbank support.

          (l) Lien Waivers. OPIC shall have received (i) a certificate executed by the Construction Contractor and/or the Construction Supplier, as appropriate, to the effect that (A) all subcontractors contracting directly with the Construction
Supplier or the Construction Contractor whose subcontract is valued at more than $200,000 or who can claim a Lien of more than $200,000 have been paid to the extent that such amounts are then due or that payment is subject to a good faith contest which is being diligently pursued by the Construction Contractor and/or the Construction Supplier, as appropriate (provided that such contest is being pursued in a manner and on a basis acceptable to the Company and OPIC) or (B) such subcontractors who can claim a Lien of more than $200,000 (for which a prior Utilization or a prior issuance of a Drawing Approval or a prior approval of an Application for Funding for a Disbursement of the OPIC Loan, a Progress Subordinated Loan or a Progress Equity Contribution has been made who have not been paid directly by the Collateral Agent) have been paid or, in lieu thereof, (ii) conditional Lien waivers for the Disbursement requested and unconditional Lien releases for all prior Disbursements of the OPIC Loan, Utilizations and Drawing Approvals and Applications for Fundings from such subcontractors or (iii) in lieu thereof, invoices showing full payment of amounts owed to those subcontractors referred to in clause (i) above.

          (m) Other Conditions. The obligation of OPIC to make any Disbursement shall also be subject to the conditions that:

               (i)  the Company shall have the corporate
     authority to borrow the amount requested to be disbursed;

              (ii) the amount requested to be disbursed shall be within the Company's available borrowing power; and

             (iii) after giving effect to such Disbursement, the Company shall not be in violation of its Articles of
     Incorporation or By-Laws, any provision contained in any document to which the Company is a party (including this Agreement) or by which the Company is bound, or any
     Applicable Law directly or indirectly limiting or otherwise restricting the Company's borrowing power or authority or its ability to borrow (including, without limitation, any Applicable Law requiring the maintenance of a debt to equity ratio).

          (n) Certificates. The Company shall have delivered to OPIC a certification, signed by a Financial Officer of the Company and expressed to be effective as of the date of the relevant Disbursement, with respect to the satisfaction of the foregoing conditions of this Section 4.02, which certification shall be substantially in the form of Exhibit A to Schedule 2.2(a) to the Lender Credit Agreement. Such certification shall also include: (i) such other evidence as to the proposed utilization of the proceeds of the relevant Disbursement, and the utilization of the proceeds of any prior Disbursement as OPIC shall reasonably require; and (ii) if the Administrative Agent acting on the instructions of the Required Secured Parties shall so reasonably request, a legal opinion or opinions, in form and substance satisfactory to them, of counsel acceptable to the Administrative Agent, with respect to any matters incident to the Disbursement.

          (o) Lender Credit Agreement. The Lenders shall have made available to the Company pursuant to the Lender Credit
Agreement the amount of the utilization or issuance of a Drawing
Approval, as the case may be, corresponding to such Disbursement if and as requested in the relevant Application for Funding.

          (p)  No Change in Contract Price.  Without limiting
Section 5.01(w)(iii) hereof, the contract price set forth in the Supply Contract and the Construction Contract shall not have been amended, changed or otherwise modified in any way which would increase the Company's obligations by an amount exceeding $10 million.

          SECTION 4.03 No Waivers. (a) No course of dealing or waiver by OPIC in connection with any Disbursement under this Agreement shall impair any right, power or remedy of OPIC with respect to any other condition of Disbursement or be construed to be a waiver thereof; nor shall the action of OPIC in respect of any Disbursement affect or impair any right, power or remedy of OPIC in respect of any other Disbursement.

          (b) Unless otherwise notified to the Company by OPIC and without prejudice to the generality of subsection (a) above, the right of OPIC to require compliance with any condition under this Agreement which may be waived by OPIC in respect of any Disbursement is expressly preserved for the purposes of any subsequent Disbursement.

          (c)  The acceptance of the benefits of each
Disbursement shall constitute a representation and warranty by the Company to OPIC that all the conditions specified in this Article
4 have been satisfied (unless waived in accordance with this Agreement) as of that time. All the certificates, legal opinions, bylaws, articles of incorporation and other documents and papers referred to in this Article 4, unless otherwise specified, shall be delivered to OPIC at the addresses specified in
Section 7.05 of this Agreement, or at such other office as any of them may hereafter designate in writing to the other parties hereto, and shall be satisfactory in form and substance to OPIC.

ARTICLE V

COVENANTS

          Unless OPIC otherwise agrees in writing, so long as the OPIC Commitment or any portion of the OPIC Loan shall remain outstanding and until the occurrence of the Construction
Financing Termination Date, the Company covenants and agrees as follows:

          SECTION 5.01.  Construction Period Covenants.

          (a) Information Covenants. The Company shall furnish to the Administrative Agent and OPIC:

               (i) Quarterly Financial Statements of Company. As soon as available but, in any event, within 60 days after the close of each of the first three quarterly accounting periods in each Fiscal Year,

               (A) complete unaudited statements of financial condition of the Company as at the end of such quarterly period with related statements of income and retained
     earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the
Fiscal Year ended with the last day of such quarterly
     period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, subject to normal year-end audit adjustments, together with a
     certificate executed by the chief financial officer of the Company, all of which shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States and otherwise in form satisfactory to the Required Secured Parties;

               (B) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse
  Effect; and

               (C) a statement, in form reasonably satisfactory to OPIC, of all financial transactions in such Quarter between the Company and any Affiliate of the Company,
     including a certification of a Financial Officer of the Company that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

               (ii) Annual Financial Statements of Company. As soon as available but, in any event, within 120 days after the close of each Fiscal Year, the following, all in form satisfactory to the Required Secured Parties: (A) statements of financial condition of the Company as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified by the Auditors (all such statements being in agreement with the Company's books of account and prepared in accordance with Philippine generally accepted accounting principles consistently applied), (B) a report of the Auditors stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with Philippine generally accepted auditing standards, the Auditors obtained no knowledge of any Construction Credit Default or Construction Credit Event of Default which has occurred and is continuing or, if in the opinion of the Auditors such a Construction Credit Default or Construction Credit Event of Default has occurred and is continuing, a statement as to the nature thereof and (C) consolidating statement of financial condition of the Company at the end of such Fiscal Year with related statements of income and retained earnings and statement of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year all reflecting United States generally accepted accounting principles consistently applied and certified by the Chief
Financial Officer of the Company.

              (iii) Other Financial Statements. Within 30 days after the filing of the same with the United States Securities and Exchange Commission, copies of the annual and quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of CECI, Peter Kiewit Sons', Inc. and KDG, certified by the chief financial officer of CECI, Peter Kiewit Sons', Inc. or KDG, as the case may be, and, within 120 days of the end of each fiscal year, copies of the most recent unaudited financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) if audited financial statements are not otherwise available of CE Mahanagdong, Kiewit Energy, KEC, KIC, GICO, CBE, KCGI, CE International, the Construction Contractor, the Construction Supplier and BHCO, certified by the chief financial officer of CE Mahanagdong, Kiewit Energy, KEC, KIC, GICO, CBE, KCGI, CE International, the Construction Contractor, the Construction Supplier or BHCO, as the case may be, and within 60 days after the end of each of the first three fiscal quarters of each fiscal year, copies of the unaudited quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of CE Mahanagdong, Kiewit Energy, KIC, KEC, GICO, CBE, KCGI, CE International, the Construction Contractor, the Construction Supplier and BHCO, certified by the chief financial officer of CE Mahanagdong, Kiewit Energy, KEC, KIC, GICO, CBE, KCGI, CE International, the Construction Contractor, the Construction Supplier or BHCO, as the case may be, that such financial statements are true and correct and have been prepared in accordance with United States generally accepted accounting principles (subject to normal year-end adjustments); provided, however, that so long as CE Mahanagdong and Kiewit Energy engage in no business other than the holding of their respective direct or indirect ownership interests in the Company, the Company shall be deemed to have complied with this Section 5.01(a)(iii) with respect to the financial statements of CE Mahanagdong or Kiewit Energy, as the case may be, if on each date the Company would otherwise be required to furnish financial statements of any such Persons pursuant to this Section 5.01(a)(iii), the Company instead furnishes a certificate of the chief financial officer of each such Person certifying that such Person is engaged in no other business provided further, that the Company shall have no obligation hereunder to provide to OPIC the financial statements of any of KIC, KEC, GICO, CBE, KCGI, the Construction Contractor, the Construction Supplier or BHCO after such entity is no longer an Obligor.

               (iv) Management Letters. Promptly after the Company's receipt thereof, a copy of any "management letter" or other similar communication received by the Company from the Auditors in relation to the Company's financial, accounting and other systems, management and accounts.

                (v)  Annual Operating Budget.  As soon as
available but, in any event, within 60 days prior to (i) the Operation Date and, thereafter, (ii) the commencement of each Fiscal Year, an annual operating budget (the "Annual Budget") (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Company and accompanied by a statement of the chief financial officer of the Company to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby. The first Annual Budget shall cover the period from the Operation Date through the end of the Fiscal Year in which the Operation Date occurs and, if such period consists of less than six (6) months, for the immediately succeeding Fiscal Year. Each Annual Budget shall contain complete, fair and accurate estimates (by principal components) of Sales Proceeds, Operating and Maintenance Costs and Debt Service for each Month covered by such Annual Budget based on the Company's best projections at such time. Unless otherwise consented to by the Administrative Agent (or, if a change therein, in the reasonable judgment of the Administrative Agent, has had or is reasonably likely to have a Material Adverse Effect, the Required Secured Parties), which consent shall not be unreasonably withheld, the Annual Budget from year to year shall be based on the same format as the Base Case Forecast and be maintained on the same basis and provide sufficient detail to permit a meaningful comparison. The
Administrative Agent and the Independent Engineer shall have thirty
(30) days from the date each Annual Budget is submitted by the Company to approve such budget, which approval shall not be unreasonably withheld. If the Administrative Agent and the Independent Engineer do not approve an Annual Budget, the Administrative Agent shall notify the Company in writing of the items which are disapproved and the reason for such disapproval. Until such Annual Budget is so approved, the Annual Budget most recently in effect shall continue to apply, except that any items of the then proposed Annual Budget that have been approved shall also be given effect. From time to time, but not more frequently than once per Quarter, the Company may propose amendments to an Annual Budget, and the Administrative Agent and the Independent Engineer may reject such proposal within fifteen (15) Business Days from the date the Company submits such proposal if in their reasonable judgment such amendment is not reasonably necessary or advisable for operation of the Project and, if no such rejection is made, subject to the following sentence, such amendments shall become effective. If in the reasonable judgment of the Administrative Agent, any such amendment proposed by the Company has had or is reasonably likely to have a Material Adverse
Effect, the Administrative Agent will so notify the Company in writing and promptly provide such proposal to the Lenders and OPIC and the Required Secured Parties shall have ten (10) Business Days after their receipt of such proposal to reject the same in their reasonable judgment and, if no such rejection is made, such amendments shall become effective. Not later than three (3) Business Days after the effective date of each Annual Budget and of any amendment thereto, the Company shall provide a copy of the same to the Collateral Agent.

               (vi) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 5.01(a)(i) and Section 5.01 (a)(ii), a certificate substantially in the form of Schedule 6.1(f) of the Lender Credit Agreement of a Financial Officer of the Company to the effect that, to the best of his knowledge, no Construction Credit Default or Construction Credit Event of Default has occurred and is continuing or, if any such Construction Credit Default or Construction Credit Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Company is taking or proposes to take in response thereto.

              (vii)  Notice of Default, Litigation, etc.
(1) Immediately upon an officer of the Company obtaining actual knowledge thereof, notice substantially in the form of Schedule 6.1(g) to the Lender Credit Agreement, by facsimile, cable or telex, of the occurrence of any Construction Credit Default or Construction Credit Event of Default or any breach or default hereunder or under any of the other Project Documents by the Company or any other party thereto, specifying the nature thereof and the action which the Company is taking and proposes to take with respect to the same; and (2) promptly, and in any event within 20 Business Days after an officer of the Company obtains actual knowledge thereof, notice of:

               (A) any litigation or governmental proceeding pending (x) against the Company (i) involving a claim in excess of $500,000 (or the equivalent thereof in other currency) or (ii) which is reasonably likely to have a Material Adverse Effect or (y) with respect to any Project Document;

               (B) any proposal by any Governmental Authority to acquire compulsorily the Company, any of the Collateral or a substantial part of the Company's business or assets;

               (C) any substantial dispute between (x) the Company or any Sponsor and any Governmental Authority, (y) the Company and any Obligor and any other Obligor, in each case relating to the Project;

               (D) any change in the authorized officers or directors referred to in Section 4.01(d) above, giving certified specimen signatures of any new officer or director so appointed and, if requested by the Administrative Agent, satisfactory evidence of the authority of such new officer or director;

               (E) any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project Document
(other than by a Lender);

               (F) any material notice or correspondence received or initiated by the Company relating to a Governmental Approval or other license or authorization necessary for the performance by it of its obligations under the Project Documents;

               (G)  any Lien (other than a Construction Period
Permitted Lien) becoming enforceable over any of the Company's assets;

               (H) any proposed material change in the nature or scope of the Project or the business or operations of the company and any one or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

               (I) the occurrence of any event or act which could reasonably qualify as a Political Risk (as defined in the Eximbank Guarantee Agreement);

               (J) and/or copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Company or any ERISA Affiliate with respect to such request; and (y) the failure of the Company or any ERISA Affiliate to make a required installment or payment under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due date (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code);

               (K) the occurrence of any Termination Event which has had or is reasonably likely to result in a Material Adverse Effect in connection with any Pension Plan or any trust thereunder, specifying the nature thereof, what action the Company or the ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (L) and copies of: (x) all notices of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (y) all notices from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (M) the filing of an intent to terminate any Pension Plan under a distress termination within the meaning of
Section 4041(c) of ERISA; or

               (N) and a copy of each agreement, commitment or understanding (whether or not subject to the approval of OPIC, the Administrative Agent or the Required Secured Parties pursuant to any other provision of this Agreement) executed by or on behalf of the Company (excluding (x) the agreements set forth in clauses (i) through (xi) of the definition of the term "Operating Agreements" in Schedule X hereto but including replacements thereof and (y) agreements, commitments or understandings entered into in the ordinary course of business which are required to perform the O&M Parameters and which (1) do not, individually, create a financial obligation of the Company in excess of $250,000 and (2) would not, in the aggregate, result in the expenditure of funds in any Fiscal Year in excess of the amount budgeted for Operating and Maintenance Costs (including the Contingent O&M Amount) in the then-current Annual Budget for such Fiscal Year) in connection with the Project, which notice shall specifically refer to this Section 5.01(a)(vii)(2)(N) and request that the Administrative Agent confirm whether or not such agreement, commitment or understanding shall constitute an Operating Agreement, in which case such agreement, commitment or understanding shall only constitute an Operating Agreement if the Administrative Agent, in consultation with Eximbank and OPIC, shall designate it as an Operating Agreement in a writing delivered to the Company within 60 days of the Administrative Agent's receipt thereof.

             (viii) Implementation Reports. Prior to the date of the Eximbank Disbursement, within 21 days of the end of each Month, a report, in a form satisfactory to the Administrative Agent and the Independent Engineer, on the implementation and progress of the Project, including (1) any factors materially and adversely affecting or which are reasonably likely to materially and adversely affect the carrying out of the Project and (2) copies of any reports received by the Company from any outside technical consultant identifying any matter that is of material adverse significance to the construction or operation of the Plant.

               (ix)  Operation Date and Eximbank Funding
Condition Notices.  The Company shall notify OPIC, within two
Business Days, of the occurrence of each of (i) the Operation Date and (ii) the satisfaction of the Eximbank Funding
Conditions.

               (x)  Accounting Principles.  All accounting
calculations in connection with determining compliance with the covenants set forth in this Section 5.01 shall be made in accordance with generally accepted accounting principles as in effect in the United States from time to time.

                (xi) Other Information. From time to time, such other information or documents (financial or otherwise) as OPIC or the Administrative Agent on behalf of the Secured Parties may reasonably request including, without limitation, (1) advance notice of the commencement of all performance tests under the Construction Contract, (2) if the Completion Date (as defined in the Energy Conversion Agreement) shall have been deemed to have occurred pursuant to Section 4.9(b) of the Energy Conversion Agreement, information as to the circumstances giving rise to the same, the action(s) which the Company (and, to the extent known by the Company, PNOC-EDC) is taking or proposes to take with respect to the same and periodic reports of the status of such actions and the implementation thereof, (iii) any plan or report prepared by or for PNOC-EDC (as to which the Company shall have reasonable access and shall make a good faith effort to obtain) or the Company with respect to hazardous waste disposal relating to the Project and
(iv) such other information or documents (financial or otherwise) as the Administrative Agent, on behalf of the Secured Parties, or OPIC, may reasonably request.

          (b) Books, Records and Inspections; Accounting and Audit Matters; Plans. (i) The Company will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Company (including the progress of the Project) in which full, true and correct entries in conformity with Philippine generally accepted accounting principles consistently applied and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Company will permit officers and designated representatives of OPIC, the Administrative Agent, the Collateral Agent or the Independent Engineer to visit and inspect, under guidance of officers of the Company, any of the properties of the Company, and to examine and make copies of the books of record and account of the Company and discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as OPIC, the Administrative Agent or the Collateral Agent may request.

               (ii) The Company shall (i) authorize the Auditors to communicate directly with the representatives of OPIC, the Administrative Agent and the Independent Engineer at reasonable intervals, but if a Construction Credit Default or Construction Credit Event of Default has occurred or is continuing, then at any time, regarding the Company's accounts and operations and (ii) furnish to OPIC and the Administrative Agent a copy of such authorization, which shall be in the form of Schedule 6.2(b) to the Lender Credit Agreement; provided, however, that the Administrative Agent will (i) provide the Company with copies of any correspondence between such representatives and the Auditors; and
(ii) provide the Company with reasonable notice of any meeting between such representatives and the Auditors, with a description of the matters to be discussed at such meeting, and allow the Company to attend any such meeting.

              (iii)  The Company will at all times cause a
complete set of the current and (when available) as-built plans
(and all supplements thereto) relating to the Plant to be maintained at the Plant or the Construction Contractor's office for inspection by OPIC, the Independent Engineer and the Administrative Agent.

          (c) Maintenance of Property; Insurance. (i) The Company will (A) keep all property useful and necessary (other than property that has become obsolete) in its business in good working order and condition and (B) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to the Administrative Agent against loss or damage in such manner and to the same extent as required in Section A of
Schedule 6.3 to the Lender Credit Agreement until the expiration of such policies and immediately thereafter as required in Section C of Schedule 6.3 to the Lender Credit Agreement, in each case pursuant to policies naming the Collateral Agent and the Company jointly as sole loss payees thereunder, and containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent, the Administrative Agent and OPIC shall receive notices of extensions or renewals of insurance policies and notice of any non-payment of premiums and that such policy may only be canceled for non-payment of premiums, if cancelable, upon sixty
(60) days prior notice to the Collateral Agent, the Administrative Agent and OPIC. On or prior to the dates required pursuant to Section A or Section C, as the case may be, of Schedule 6.3 to the Lender Credit Agreement, the Company will submit to the Administrative Agent, OPIC and the Insurance Consultant certificates of insurance relating to the insurances required by Section A and Section C of Schedule 6.3 to the Lender Credit Agreement (together with copies of such insurance policies if then available) from the Company's insurers or insurance brokers (including confirmation of premium payments then due), which certificates shall indicate the properties insured, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies.
The Company shall provide the Administrative Agent, OPIC and the Insurance Consultant with copies of insurance policies relating to the insurances required by Section A and Section C of Schedule 6.3 to the Lender Credit Agreement on or prior to the date such policies are required to be delivered to the Administrative Agent in accordance with such Section A or Section C, as the case may be, such policies to be in form and substance, and issued by companies, satisfactory to OPIC in consultation with the Insurance Consultant. Prior to the date of the Eximbank Disbursement, the Company shall provide OPIC with copies of the insurance policies relating to the insurances required by Section C of Schedule 7.03 to the Eximbank Credit Agreement, such policies to be in form and substance, and issued by companies, satisfactory to OPIC (in consultation with the Insurance Consultant).

               (ii) The Company will cause the Construction Contractor or the Construction Supplier, as applicable, to
(i) keep the insurances described in Section B of Schedule 6.3 to the Lender Credit Agreement with financially sound and reputable insurers satisfactory to OPIC against loss or damage in such manner and to the same extent as so described, in the case of any insurance required under subsection (c) thereof pursuant to policies containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent, the Administrative Agent and OPIC shall receive notices of any extensions and renewals of insurance policies and notices of any non-payment of premiums and that such policy may only be canceled (x) as provided in Section B of Schedule 6.3 to the Lender Credit Agreement or (y), if not therein provided, for non-payment of premiums, if cancelable, upon thirty (30) days prior written notice to the Collateral Agent, the Administrative Agent and OPIC. On or prior to the dates required pursuant to Section B of Schedule 6.3 to the Lender Credit Agreement, the Company will cause the Construction Contractor or the Construction Supplier, as applicable, to submit to the Administrative Agent and OPIC certificates of insurance relating to the insurances required by Section B of Schedule 6.3 to the Lender Credit Agreement (together with copies of such insurance policies if then available) from the insurers or insurance brokers for such insurances (including confirmation of premium payments then due), which certificates shall indicate the type of insurance, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies. The Company will cause the Construction Contractor or the Construction Supplier, as applicable, to provide the Administrative Agent and OPIC with copies of insurance policies relating to the insurances described in Section B of Schedule 6.3 to the Lender Credit Agreement on or prior to the date such policies are required to be delivered to the Administrative Agent in accordance with such Section B of Schedule 6.3 to the Lender Credit Agreement, such policies to be in form and substance, and issued by companies, satisfactory to OPIC in consultation with the Insurance Consultant. The Company will cause the Construction Contractor to establish the ECA Construction Performance Bond in favor of PNOC-EDC on or prior to the date which is ten (10) calendar days after the Effectivity Date (as defined in the Energy Conversion Agreement) and will deliver evidence, in the form of the certificate attached as Exhibit F hereto, of PNOC-EDC's acceptance of the ECA Construction Performance Bond within fifteen (15) calendar days after the same is so established.

              (iii) In the event any insurance (including the limits or deductible thereof) hereby required to be maintained by the Company or for which the Company is responsible, or required to be maintained by the Construction Supplier or the Construction Contractor is responsible, other than insurance required by Applicable Law to be maintained, shall not be available on commercially reasonable terms, in the commercial insurance market, the Administrative Agent, prior to the Construction Financing Termination Date, or, thereafter, OPIC, shall not unreasonably withhold its consent to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that
(i) the Company shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by the Company's insurance adviser certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type, capacity and with respect to catastrophic perils, located in Southeast Asia, and (ii) the Insurance Consultant shall confirm in writing the conclusions contained in such report. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Company's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

          (iv) The provisions of this Section 5.01(c) shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever (other than political risk insurance acquired with respect to the equity interest in the Company) is purchased, taken or otherwise obtained by the Company with respect to the Project otherwise than as required hereunder or if not properly endorsed to the Collateral Agent and the Company jointly as the sole loss payees or beneficiaries or otherwise made upon the terms required in this Section 5.01(c), without limitation to any provision of the Assignment and Security Agreement, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Financing Documents, or under any Applicable Law.

          (d) Maintenance of Existence; Privileges; Etc. The Company shall at all times (i) preserve and maintain in full force and effect (A) its existence as a corporation in good standing under the laws of the Republic, (B) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (C) all of its powers, rights, privileges and franchise necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence, (ii) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals (including, without limitation, those under Environmental Laws) and all other licenses, registrations, waivers, consents and approvals required at any time or advisable in connection with the construction, maintenance, ownership or good and orderly operation of the Project and all licenses, consents and approvals necessary for the conversion to Dollars of all Peso amounts (including, without limitation, Peso amounts representing SFRI Fees) payable under the Energy Conversion Agreement, the PNOC-EDC Consent Agreement, the Performance
Undertaking and the Republic Consent Agreement and for the remission to the United States in Dollars of any amounts paid or payable to the Secured Parties in connection with any Financing Document or the transactions contemplated thereby or the shares of common stock of the Company and (iii) preserve and maintain good and marketable title to its properties and assets (it being understood that the Company's rights with respect to the Site are solely as set forth in the Energy Conversion Agreement and the Accession Undertaking) subject to no Liens other than Construction Period Permitted Liens.

          (e) Compliance with Statutes. The Company will comply with all Applicable Laws in respect of the conduct of its business and the ownership, operation and use of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and Applicable Laws relating to the maintenance of debt to equity ratios).

          (f) Consultations Regarding Independent Engineer's Report. The Company agrees that (i) in addition to any other consultation required hereunder, following the end of each Month, upon the request of OPIC, the Company shall consult with OPIC regarding any materially adverse event or condition identified by the Independent Engineer in the reports provided by the Independent Engineer for such Month pursuant to the Representative Agreement, and (ii) in the event the Company fails to hold such consultations within 30 days of such request, such event or condition shall be deemed to have a Material Adverse Effect.

          (g) Project Implementation. (i) The Company shall (A) carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial, and business practices and (B) use the proceeds of all Loans only for the purpose set forth in Section 2.1(d) of the Lender Credit Agreement and the proceeds of the Disbursements only for the purpose set forth in Section 2.01(g) hereof all strictly in accordance with the Construction Budget.

               (ii)  Without limiting the generality of the
preceding clause (i), the Company will cause the construction of the Project to be prosecuted and completed with due diligence and continuity (except for interruptions due to events of Force Majeure (as defined in any of the Energy Conversion Agreement, the Construction Contract or the Supply Contract), which the Company will use its best efforts to mitigate), in a good and workmanlike manner and in accordance with (A) sound generally accepted building and engineering practices, (B) all Governmental Approvals and Applicable Laws applicable to the Site, the Plant or the Company,
(C) the Construction Contract, (D) the Supply Contract, (E) the Keystone Agreement and (F) the Construction Budget.

              (iii) In the Construction Budget, the Company will allocate $10 million to the payment of Contingency Costs and, except with the prior written approval of the Required Secured Parties, will not incur any Contingency Costs if, after giving effect thereto, the aggregate amount of all Contingency Costs incurred would exceed $2 million.

               (iv)  Without limiting the generality of
clause (i) of this Section 5.01(g), the Company will operate and maintain the Project, and retain and maintain staff sufficient to operate and maintain the Project, in accordance with the O&M
Parameters and will otherwise comply with and satisfy the requirements of the O&M Parameters.

               (v) The Company shall use reasonable efforts to become a member of the multi-partite monitoring team described in paragraph 1 of Section IV of the Environmental Compliance Certificate; provided, however, that the Company need not become a member of such monitoring team if, in the reasonable judgment of the Company, after consultation with its counsel, the Company's participation in the activities conducted by such monitoring team could reasonably be expected to expose the Company to additional liability under Applicable Laws of the Republic.

               (vi) Without limiting the generality of clauses (i) and (ii) of this Section 5.01(g), in order to avoid a deemed abandonment under Section 14.2.1 of the Energy Conversion Agreement, if the conditions precedent specified in clauses (a) and
(b) of Section 13.3 of the Construction Contract have been satisfied the Company shall, within 15 Business Days prior to the date of potential abandonment under the Energy Conversion Agreement, exercise the right granted to it under the last sentence of Section 13.3 of the Construction Contract and certify to PNOC-EDC that the Power Plant (as defined in the Construction Contract) has achieved ECA Completion in accordance with
Section 6.1(b) of the Energy Conversion Agreement.

              (vii) The Company shall supply the Independent Engineer with the information the Independent Engineer reasonably requires to assess the success of the Performance Tests (as defined in the Construction Contract) and to assess whether the agreed testing procedures were followed, and the Company agrees that the Administrative Agent, after consultation with the Independent Engineer, shall have the right to cause the Company to, and the Company shall upon the request of the Administrative Agent, (i) advise the Construction Contractor of any defects and/or deficiencies in the Power Plant that were discovered or occurred during the Performance Tests or withhold the issuance of the certificate referred to in Section 16.3 of the Construction Contract that the agreed testing procedures have been followed and
(ii) take any other action that the Company would otherwise be entitled to take under Sections 13.2 or 16.3 of the Construction Contract.

            (viii) If the Contractor shall fail to stay within 60 days of the schedule for achieving ECA Completion by the Scheduled Completion Date under circumstances which would give rise to an obligation of the Contractor under Section 19.1(i) of the Construction Contract to submit for approval the Modified Schedule (as defined in Section 19.1(i) of the Construction Contract), the Company, promptly after obtaining knowledge of such failure, shall provide written notice of such failure to OPIC and the Independent Engineer.

               (ix)  The Company agrees that it shall not
designate an arbitrator or engineering firm under either the Construction Contract or the Supply Contract with respect to any disputes thereunder without obtaining the prior written consent of the Required Secured Parties, such consent not to be unreasonably withheld.

                (x)  The Company shall provide OPIC and the
Administrative Agent with notice immediately upon becoming aware that conditions to enforcing the KCGI Guaranty have been met.

          (h) Auditors. In the event that Deloitte, Touche & Tohmatsu International should cease to be the Auditors of the Company for any reason, the Company shall appoint and maintain as the Auditors another firm of independent public accountants approved by the Required Secured Parties.

          (i) Taxes, Duties, Etc. The Company will pay and discharge all taxes, duties, fees, assessments and other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with any payment made under this Agreement or the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity or enforceability of any Project Document (including, without limitation, any documentary, stamp, registration or similar tax or fee imposed in connection with any assignment or transfer by OPIC of the OPIC Note, the OPIC Loan or any of its interests therein or herein pursuant to Section 7.07 hereof) prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, might become a Lien upon the property of Company (or any part thereof). The Company shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (i) the Company diligently prosecutes such contest, (ii) during the period of such contest the enforcement of any contested item is effectively stayed, (iii) the Company sets aside on its books adequate reserves with respect to the contested items and (iv) such contest does not, in the reasonable discretion of OPIC, involve a material risk of the sale, forfeiture or loss of any of the Collateral. The Company will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

          (j) Independent Engineer; Insurance Consultant. The Company (a) agrees to the Independent Engineer carrying out the role described in the Representative Agreement, (b) confirms and agrees to the terms of its Acknowledgment appended to the Representative Agreement, which terms are incorporated herein by reference as if fully set forth herein and (c) will ensure that the Insurance Consultant will be provided with all information reasonably requested by the Insurance Consultant and will exercise due care to ensure that any information which it may supply to the Insurance Consultant is materially accurate and not, by omission of information or otherwise, misleading in any material respect.

          (k) Performance of Obligations. The Company will perform all of its material obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform (i) all of its obligations under the terms of the Financing Documents and the Energy Conversion Agreement and (ii) such of its obligations under the terms of the Project Documents (other than the Financing
Documents and the Energy Conversion Agreement) the non-performance of which is reasonably likely to have a Material Adverse Effect. The Company will maintain in full force and effect, the Lender Credit Agreement, the Eximbank Credit
Agreement and each of the other Project Documents to which it is a party. The Company will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents. The Company shall take all action within its control required or in the reasonable opinion of OPIC advisable to ensure that each of the Project Documents is in proper legal form under the laws of the Republic or under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of OPIC, the Administrative Agent, or the Collateral Agent.

          (l) Availability and Transfer of Foreign Currency. All requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof will be kept current and in full force and effect to assure
(i) the ability of the Company to receive, and the ability of any other party to make, any and all payments to the Company contemplated by the Project Documents, (ii) the availability of Dollars to enable the Company to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and (iii) the ability of the Company to convert all sums received in Peso amounts from PNOC-EDC under the Energy Conversion
Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms.

          (m) Name Changes; Etc. The Company shall not change its name without the prior written consent of the Administrative Agent. The Company shall not adopt or change any trade name or fictitious business name without the prior written consent of the Administrative Agent. The Company shall execute and deliver to OPIC, the Administrative Agent and the Collateral Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

          (n) Consolidation, Merger, Sale of Assets, Etc. The Company will not (i) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation;
(ii) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets (other than electricity and any chemical by-products produced by the Plant) except, in the ordinary course of business, or sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Company and which are promptly replaced (if applicable) by adequate substitutes of substantially equivalent utility to the replaced assets; or (iii) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business).

          (o) Dividends; Restricted Payments. (i) The Company will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Company with respect to its capital stock), or set aside any funds for any of the foregoing purposes.

               (ii) The Company will not (x) make any payment or delivery of property or cash to any Subordinated Secured Party on account of any Subordinated Debt Service or any Subordinated Secured Obligations or (y) redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any Third Party Subordinated Indebtedness, Affiliated Subordinated
Indebtedness or Subordinated Secured Working Capital Indebtedness or (z) set aside any funds for any of the foregoing purposes; provided, however, that the Company may issue shares of its capital stock to the Affiliated Funding Entities in accordance with the terms of the Convertible Subordinated Notes in connection with the conversion of the Affiliated Subordinated Loans contemplated by the Convertible Subordinated Notes.

          (p) Leases. Except as contemplated by the O&M Parameters, the Construction Budget or the Annual Budget (in each case as then in effect), the Company will not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except leases of operating equipment and premises under which the aggregate rental payments (including, without limitation, any property taxes paid as additional rent) or lease payments do not exceed the equivalent of $300,000 in any Fiscal Year.

          (q) Indebtedness. The Company will not contract, create, incur, assume or suffer to exist any Indebtedness, except for the following types of Indebtedness ("Construction Period
Permitted Indebtedness"):

               (i) Indebtedness of the Company incurred under the Financing Documents (including, without limitation, any Required Subordinated Loans and, subject to subparagraph (viii) below, any Optional Subordinated Loans but excluding any Unsecured Senior Working Capital Indebtedness, Subordinated Secured Working Capital Indebtedness and Third Party Subordinated Indebtedness not otherwise permitted under subparagraphs (ii), (iii) and (iv) of this Section 5.01(q)); provided, however, that the Company shall not borrow any Loans under the Lender Credit Agreement if, after giving effect thereto, the sum of (x) the aggregate principal amount of the Loans outstanding under the Lender Credit Agreement and (y) the aggregate principal amount of the OPIC Loan outstanding, would exceed $231,834,859;

              (ii)  subject to subparagraph (viii) of this
Section 5.01(q), Unsecured Senior Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness incurred after the Operation Date, which when aggregated with the Company's contingent liability arising from the discounting of trade receivables relating to the sale of chemical by-products would not exceed at any one time outstanding the equivalent of $500,000; provided, however, that the $500,000 limit set forth in the preceding proviso of this Section 5.01(q) shall, from time to time be increased to an amount not to exceed $1 million to the extent necessary (A) to permit the Company to make expenditures required as a result of casualties for which the Company is, in its good faith judgment insured (provided that (x) the Company promptly files a claim for reimbursement under such insurance for any such casualty, (y) the Company uses its best efforts to expedite payment of such claims and (z) the proceeds from any such insurance shall first be used to repay any Unsecured Senior Working Capital Indebtedness incurred pursuant to this clause (A) and any remaining proceeds shall be deposited in the Contingency Account) or (B) to take into account timing differences between the Company's working capital needs and the Company's receipt of Sales Proceeds (excluding ordinary course payments) reflecting increases in Operating and Maintenance Costs reimbursable under the Energy Conversion Agreement by PNOC-EDC; and provided further that any and all providers of Subordinated Secured Working Capital Indebtedness shall, prior to the date on which any such Subordinated Secured Working Capital Indebtedness is incurred, become party to the Collateral Agency Agreement and deliver to each of OPIC, the Administrative Agent and the Collateral Agent an opinion of counsel to such provider of Subordinated Secured Working Capital Indebtedness reasonably satisfactory to the Administrative Agent and OPIC to the effect that the Collateral Agency Agreement and the subordination terms set forth in Schedule 6.17(c) to the Lender Credit Agreement constitute the binding obligations of such provider of Subordinated Secured Working Capital Indebtedness enforceable in accordance with their respective terms (subject to customary qualifications) and any and all Senior Working Capital Lenders shall, prior to the date on which any Unsecured Senior Working Capital Indebtedness is incurred, become party to the Intercreditor Agreement;

             (iii)  Indebtedness incurred under the OPIC Funding
Documents;

              (iv) Indebtedness incurred after the Operation Date which is not in a principal amount in excess, in the aggregate, of $1 million, at any time and is accrued expenses or current trade accounts payable incurred in the ordinary course of business, or obligations under trade letters of credit incurred by the Company in the ordinary course of business, which are to be repaid in full not more than ninety days after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Company;

               (v)  Indebtedness for purchase money Liens
incurred after the Operation Date and otherwise permitted under
Section 6.01(r)(iii);

              (vi)  subject to subparagraph (viii) of this
Section 5.01(q), Contingent Obligations permitted under
Section 5.01(s); and

             (vii) Indebtedness constituting lease obligations permitted under Section 5.01(p) hereof,

              (viii) Notwithstanding the foregoing, the Company may not incur any Optional Subordinated Loans or any Indebtedness described in subparagraph (ii) of this Section 5.01(q) unless, prior to the incurrence of any such Indebtedness, the Company shall have submitted evidence satisfactory to the Required Secured Parties that such Indebtedness, by its terms, will be converted into equity of the Company or discharged by other means satisfactory to the Administrative Agent such that the Company will be able to satisfy the requirements of all Applicable Laws relating to the maintenance of debt to equity ratios.

          (r) Liens. The Company will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Company, whether now owned or hereafter acquired, provided that the provisions of this
Section 5.01(r) shall not prevent the creation, incurrence, assumption or existence of the following Liens (each, a "Construction Period Permitted Lien"):

               (i) Liens for current taxes, assessments and other governmental charges, the payment of which is not at the time required pursuant to Section 5.01(i);

              (ii)   Liens created pursuant to the Security
Documents;

             (iii) purchase money Liens on any property acquired after the Operation Date, provided, however, that (A) any property subject to such purchase money Lien is acquired by the Company in the ordinary course of its business and such purchase money Lien attaches to such property concurrently or within ninety days after the acquisition thereof; (B) the Indebtedness secured by such purchase money Lien shall not exceed 90% of the lesser of the cost or the fair market value as of the time of the acquisition of the property covered thereby by the Company; (C) each such purchase money Lien shall attach only to the property so acquired and fixed improvements thereon; (D) the Indebtedness secured by all such purchase money Liens shall not, at any time exceed $2 million; and (E) the Indebtedness secured by such purchase-money Lien is not otherwise prohibited by the provisions of Section 5.01(q); and

              (iv) mechanics', materialmen's, carrier's and similar Liens securing obligations incurred in the ordinary course of business which (A) are not past due or which are the subject of a Good Faith Contest by the Company (unless during the pendency of such contest or as a result thereof the Liens of the Security Documents could reasonably be expected to be materially endangered or any material portion of the Site, the Plant or the Project could reasonably be expected to become subject to loss or forfeiture) and
(B) which do not in the aggregate materially detract from the value of the Site, the Plant or the Project or other assets of the Company or materially impair the use thereof; provided that upon the commencement of any proceeding to foreclose or enforce any such Construction Period Permitted Lien, the Collateral Agent may take such action as it reasonably deems necessary to protect the Secured Parties' interests in the Site, the Plant or the Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Company shall reimburse the Collateral Agent upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Note Rate then in effect plus 2.00%.

          (s)  Guarantees.  Without limitation to the
restrictions of Section 5.01(q) hereof, the Company will not enter into any Contingent Obligations, including without limitation any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person, except that, notwithstanding the restrictions of this Section 5.01(s) or Section 5.01(q) hereof, the Company may enter into (i) the Accession Undertaking, (ii) Contingent Obligations set forth in the then-current Construction Budget or Annual Budget and identified as Contingent Obligations in any such budget so as to permit a determination of the Company's compliance with this
Section 5.01(s), (iii) an obligation, not secured by any Lien, to
(A) reimburse the ECA Operation Performance Bond Issuer for amounts paid to PNOC-EDC under the ECA Operation Performance Bond, provided that such obligation is subordinated to the prior payment in full of the Construction Financing Secured Obligations on the terms set forth in Schedule 6.17(c) to the Lender Credit Agreement and the prior payment in full of the Eximbank Secured Obligations and the OPIC Secured Obligations on the terms set forth in Schedule 8.05(c) to the Eximbank Credit Agreement or (B) reimburse CECI and/or KEC, on the terms set forth in Section 3 of the Funding Agreement, for amounts advanced by CECI and/or KEC to the Company for purposes of reimbursing the ECA Operation
Performance Bond Issuer for amounts paid to PNOC-EDC under the ECA Operation Performance Bond as contemplated by Section 3 of the Funding Agreement, and (iv) other Contingent Obligations to the extent that the amount of all such other Contingent
Obligations does not exceed, in the aggregate, $100,000 (or the equivalent in other currency).

          (t) Subsidiaries; Advances, Investments and Loans. The Company will not form or have any Subsidiaries, lend money or credit or make deposits (other than deposits in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by the Construction Contract or the Supply Contract) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Company may use idle cash to acquire and hold Cash Equivalents solely to give employment to its idle resources in accordance with the Disbursement Agreement.

          (u) Transactions. The Company will not (i) enter into any transaction or series of related transactions with any Person other than in the ordinary course of business and on an arm's-length basis or (ii) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Company might receive less than the full ex-works commercial price (subject to normal trade discounts) for electricity or pay more than ex-works commercial price for products of others, provided, however, that nothing in this Section 5.01(u) shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Company of this Agreement, the Energy Conversion Agreement, the Construction Contract, the Supply Contract, the Keystone Agreement, contracts contemplated by the O&M Parameters (including those relating to employee training and secondment of employees) and the Funding Agreement.

          (v) Other Transactions. The Company will not enter into any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 5.01(v) shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Company of the contracts contemplated by the O&M Parameters and the Funding Agreement.

          (w) Modifications of Articles of Incorporation and By-Laws; Additional Agreements; Assignments and Modifications of Agreements; Etc. (i) The Company will not (A) amend or modify its Articles of Incorporation or By-Laws (other than in accordance with the terms of the Marubeni Purchase Agreement or in connection with an issuance of preferred stock permitted under
Section 5.01(bb) hereof) or (B) change its Fiscal Year.

              (ii) The Company will not, without the prior written consent of the Administrative Agent, become a party to any agreement, contract or commitment (other than (w) the agreements identified in clauses (i) through (xiii) of the definition of the term Operating Agreements set forth in
Schedule X hereto, but not replacements thereof, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget or the then-current Annual Budget and (z) agreements, contracts or commitments in respect of Construction Period Permitted Indebtedness which, individually, creates an annual financial obligation of the Company in excess of $100,000 (or the equivalent in other currency) or which would cause the aggregate annual financial obligations of the Company under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Company is a party to exceed $300,000 (or the equivalent in other currency).

             (iii)  The Company shall not issue, direct,
authorize, consent to or permit to be effective any change order under the Construction Contract, the Supply Contract or the Keystone Agreement or any Change in the Work without the prior written approval of the Independent Engineer and the Required Secured Parties, except for change orders and/or Changes in the Work which (A) do not change the plans and specifications therein in any material respect, (B) do not materially alter the construction schedule and do not directly postpone or cause a postponement of Substantial Completion or ECA Completion beyond the Scheduled Completion Date, (C) do not alter in any respect the performance or availability guarantees set forth in the Construction Contract or the test methods for determining the Plant's capability to meet such performance or availability guarantees and (D) do not change the Contract Price (as defined in the Construction Contract) and the Contract Price (as defined in the Supply Contract) by more than $2,000,000 in the aggregate (taking into account all previous change orders and Changes in the Work under both the Construction Contract and the Supply Contract) or by more than $250,000 per item, and (E) do not violate any provision of any Project Document. The Company shall not issue, direct, authorize, consent to or permit to be effective any change order under the Construction Contract or the Supply Contract or any Change in the Work which does not require the consent of the Required Secured Parties pursuant to the preceding sentence and which changes the Contract Price (as defined in the Construction Contract) or the Contract Price (as defined in the Supply Contract) by more than $50,000 as to any one change without the prior written approval of the Independent Engineer (which approval shall not be unreasonably withheld or delayed).

              (iv) Subject to Section 5.01(w)(ix), without the prior written consent of the Required Secured Parties, the Company shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents; provided, however, that without the prior written consent of the Required Secured Parties the Company may do, permit to be done or consent to any of the foregoing if (A) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is an Insurance Contract and the Administrative Agent, after consultation with the Insurance Consultant, shall have consented thereto or (B) the Project Document which is the subject of the proposed termination, cancellation, suspension or assignment is a non-material Governmental Approval or an agreement, commitment or understanding described in clause (xiv) of the definition of the term "Operating Agreements" set forth in Schedule X hereto and, in each case, the Administrative Agent shall have reasonably determined that such termination, cancellation, suspension or assignment is not reasonably likely to have a Material Adverse Effect. Subject to Section 5.01(w)(ix), the Company shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents, except for change orders under the Construction Contract or the Supply Contract or Changes in the Work (provided that the provisions of clause (iii) of this Section 5.01(w) are complied with in each case), without (A) first submitting to the Administrative Agent, OPIC and Eximbank a copy of such proposed amendment, supplement, waiver, or consent and (B) obtaining the prior written consent of the Administrative Agent, unless in the reasonable judgment of the Administrative Agent, such proposed amendment, supplement, waiver, or consent is reasonably likely to have a Material Adverse Effect, in which case, the express prior written consent of the Required Secured Parties thereto (provided, however, that if in any Project Document, the consent of the Company to an assignment by the other party thereto cannot be unreasonably withheld, the Administrative Agent or the Required Secured Parties (as the case may be) shall not unreasonably withhold its (or their) consent to the Company providing such consent to assignment). Notwithstanding the foregoing, without the prior written consent of OPIC, the Company shall not, (A) directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, (x) any provision of Article 9 of the Energy Conversion Agreement or (y) any other provision of the Energy Conversion Agreement governing the terms and conditions of, or the events or circumstances giving rise to the Company's or PNOC-EDC's right to require, a buyout of the Power Plant (as defined in the Energy Conversion Agreement) or (B) enter into or permit or grant any amendment or modification of the Energy Conversion Agreement or any supplement to or waiver thereunder which is reasonably likely to have an adverse financial impact on the Company (including, without limitation, on the amounts of or timing of payments to the Company under the Energy Conversion Agreement). The parties hereto acknowledge that the prior written consent of Eximbank is required in order for the Administrative Agent, the Collateral Agent and the Lenders to (i) agree to any material amendments to the terms of, or consent to any material deviation from the provisions of, any Project Document or other document or agreement referred to in Section 10.01(c) of the Eximbank Guarantee Agreement or (ii) enter into any agreement with any foreign governing authority with respect to compensation for any acts for which compensation is payable under Article VIII of the Eximbank Guarantee Agreement.

               (v) Other than the assignment as security of the Project Documents to the Collateral Agent as security for the benefit of the Secured Parties, the Company will not assign (except with respect to Construction Period Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of the Required Secured Parties.

              (vi)  The Company will not take any action under
Article 9 of the Energy Conversion Agreement to require a Buyout without the prior written consent of the Required Secured
Parties, which consent shall not be unreasonably withheld or delayed.

             (vii) Without the prior written consent of the Required Secured Parties, the Company will not refund to PNOC-EDC (but may credit to PNOC-EDC) any amount described in the last sentence of Section 4.9 of the Energy Conversion Agreement.

            (viii)  The Company shall not claim for itself Force
Majeure as provided in Article 13 of the Energy Conversion
Agreement, Section 22 of the Construction Contract or Section 22 of the Supply Contract without the prior written consent of the Administrative Agent and the Independent Engineer, which consents shall not be unreasonably withheld or delayed.

              (ix) Without the prior written consent of the Required Secured Parties, OPIC and Eximbank, the Company shall not direct, authorize, consent to or permit to be effective any amendment to or modification of the Marubeni Purchase Agreement, the Company's Certificate of Designation (as defined in the Marubeni Purchase Agreement), the form of Marubeni Proxy
Agreement attached to the Marubeni Purchase Agreement or the Marubeni Shareholders Agreement. The Company shall not issue any shares of the Preferred Stock (as defined in the Marubeni
Purchase Agreement) prior to the Construction Financing
Termination Date.

          (x) No Other Business. Without the prior written consent of the Required Secured Parties, except as contemplated by
Section 5.01(t) hereof, the Company will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business or the nature or scope of the Project.

          (y) Abandonment. The Company will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance" basis for more than 14 days in any calendar year, provided, however, that (i) nothing in this Section 5.01(y) shall prevent the Company from shut-downs necessary for repairs and maintenance at the Plant or from putting the Plant on a "care and maintenance basis" during any Force Majeure (as defined in the Energy Conversion Agreement) not within the control of the Company, which Force Majeure prevents the Company from developing, constructing or operating the Plant; and (ii) nothing in this
Section 5.01(y) shall be deemed to waive or limit in any way the right of any of the Lenders or OPIC to declare a Construction Credit Event of Default as provided in Article VI hereof, including without limitation Sections 6.01(f) and 6.01(g) hereof.

          (z) Improper Use. The Company will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or the Project for any purpose:

               (i) which may be dangerous, unless safeguarded as required by Applicable Law (provided, however, that this clause (a) shall not be deemed to prohibit the Company from carrying out the Project in accordance with the terms of the Energy Conversion Agreement and the Construction Contract in a reasonable and prudent manner);

              (ii) which violates any Applicable Law in any material respect;

             (iii) which may constitute a public or private nuisance resulting in a Material Adverse Effect;

              (iv) which may make void, voidable, or cancelable or increase the premium of, any insurance then in force with respect to the Site or the Project or any part thereof unless, in the case of an increase in premium, the Company gives proof of payment of such increase; or

               (v)   otherwise than for the intended purpose
thereof in the construction, operation and maintenance of the Plant.

          (aa) Budgets. From and after the Operation Date the Company will not make expenditures in any Fiscal Year (up to the Maturity Date) in excess of the projected annual Operating and Maintenance Costs (including the Contingent O&M Amount) set forth in the Annual Budget for such Fiscal Year (up to the Maturity Date) except for (i) expenditures funded with the proceeds of Optional Subordinated Loans, (ii) Emergency Operating Costs Amounts funded with the proceeds of withdrawals from the Debt Reserve Cash Collateral Account in accordance with
Section 3.03(b) of the Disbursement Agreement and (iii) provided no Construction Credit Event of Default has occurred and is continuing, expenditures not to exceed in any Fiscal Year in the aggregate $1.5 million required as a result of casualties for which the Company is, in its good faith judgment, insured, provided that (A) the Company promptly files a claim or claims for reimbursement under such insurance for any such casualty, (B) the Company uses its best efforts to expedite payment of such claims, and (C) the proceeds from any such insurance claims shall be paid into the Contingency Account.

          (bb) Capital Stock. The Company shall not allow the capital stock of the Company to be other than as follows: (i) the authorized capital stock of the Company shall consist of 2,148,000 shares of common stock, par value P28 per share, of which
(A) 537,014 shares will be issued, outstanding and fully paid until the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion
Agreement) and (B) commencing on the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion Agreement) 537,014 shares, plus the amount of shares into which the Convertible Subordinated Notes evidencing Required Subordinated Loans shall have been converted as of such date, will be issued, outstanding and fully paid; and (ii) all such outstanding shares will be duly and validly issued, fully paid and non-assessable; provided, however, the Company may issue preferred stock to Marubeni pursuant to the Marubeni Purchase Agreement and to CE Mahanagdong and Kiewit Energy.

          (cc) Amendment of Construction Budget. The Company will not, directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplement of, any of the provisions of the Construction Budget, except with the prior written approval of the Required Secured Parties. Notwithstanding the foregoing, the Company may make such allocations and re-allocations with respect to the Construction Budget (other than such portions thereof allocated to the payment of Contingency Costs (including reallocations, if any, pursuant to Section 2.11(e) hereof) and the Commitment Fee payable to Eximbank under the Eximbank Credit Agreement in accordance with Section 3.03 thereof and other than such portion thereof allocated to the pre-funding of the debt reserve on the date of the Eximbank Disbursement) as are approved in writing by the Administrative Agent and the Independent Engineer.

          (dd) Covenants Regarding the Eximbank Credit Agreement and the Lender Credit Agreement. (i) The Company shall observe and perform the covenants set forth in Articles VII and VIII of the Eximbank Credit Agreement and Articles VI of the Lender Credit Agreement, which covenants are incorporated by reference herein as if fully set forth herein, in accordance with the terms thereof; provided, however, that to the extent such covenants permit (whether expressly or by omission) the Company to engage in any transaction or do any act or thing otherwise prohibited by the terms of this Agreement, or permit (whether expressly or by omission) the Company to refrain from doing any act or thing otherwise required to be done by the terms of this Agreement, the terms of this Agreement shall be controlling. The Company shall, if and to the extent required by Eximbank, comply with World Bank Guidelines.

              (ii) The Company acknowledges and agrees that no earlier than five (5) Business Days prior to the proposed date of the Eximbank Disbursement, the Administrative Agent, on behalf of the Company, shall deliver to Eximbank the Request for Eximbank Disbursement to Account of Company referred to in Section 4.01(p) fully completed in an amount sufficient to pay all amounts of principal of the Loans outstanding as of the Project Completion Date (the "Final Principal Amount") and 100% of the Credit Exposure Fee on the Final Principal Amount.

             (iii) The Company acknowledges and agrees that no earlier than five (5) Business Days prior to the proposed date of the Eximbank Disbursement, the Administrative Agent, on behalf of the Company, shall deliver to Eximbank the promissory note referred to in Section 4.01(p) fully completed, dated the date of the proposed date of the Eximbank Disbursement, and in an amount equal to the amount set forth in the Request for Eximbank Disbursement to Account of Company referred to in Section 4.01(p).

              (iv) The Company covenants and agrees to use all the proceeds of the disbursement it receives under the Eximbank Credit Agreement for the payment to the Lenders of the Final Principal Amount and for the payment to Eximbank of the Credit Exposure Fee. To accomplish such payment to the Lenders the Company hereby irrevocably instructs the Administrative Agent (A) immediately to transfer from the amounts paid into the Blocked Account pursuant to the Request for Eximbank Disbursement to Account of Company referred to in Section 4.01(p) an amount equal to the Final Principal Amount to the Administrative Agent Account for payment to the Lenders and (B) to disregard any contrary instructions whether received before, on or after the date hereof unless such contrary instructions are agreed to in writing by the Administrative Agent (with the consent of the Required Secured Parties) and Eximbank.

               (v) The Company covenants and agrees to cause and take all actions necessary to cause each condition precedent set forth in the Eximbank Credit Agreement (including, without limitation, delivery of the evidences of authority required by
Section 5.02(c) of the Eximbank Credit Agreement and delivery of the certification required under Section 5.02(d) of the Eximbank Credit Agreement concerning the Company's compliance with the Energy Conversion Agreement) to be satisfied no later than three
(3) Business Days prior to the proposed date of the Eximbank
Disbursement.

              (vi) Commencing on the Effective Date and until the Construction Financing Termination Date, the Company shall not (A) without the prior written consent of the Lenders and OPIC, (1) suspend, cancel or terminate all or any part of the credit facility provided under the Eximbank Credit Agreement or cause or permit the same to be suspended, canceled or terminated in any way or for any reason or (2) amend or modify or permit the amendment or modification of any provision of the Eximbank Credit Agreement or
(B) without the prior written consent of OPIC and Eximbank, (1) suspend, cancel or terminate all or any part of the credit facility provided under the Lender Credit Agreement or cause the same to be suspended, canceled or terminated in any way for any reason or (2) amend or modify or permit the amendment or modification of any provision of the Lender Credit Agreement.

             (vii) Commencing on the Effective Date and until the Construction Financing Termination Date, the Company shall promptly
(A) notify OPIC of any change of the names of the Persons advised by the Company to OPIC pursuant to
Section 4.01(n) as being the Persons who will act as representatives of the Company in the operation of the OPIC Loan, the Loans and the credit facility provided under the Eximbank Credit Agreement and (B) provide evidence of the authority of any new Persons so appointed to act on behalf of the Company.

            (viii) The Company covenants and agrees promptly to deliver to OPIC a copy of each notice or other written communication sent to it by Eximbank in connection with the Eximbank Credit Agreement, including, without limitation, any notice relating to a change of Eximbank's account described in
Section 3.08 of the Eximbank Credit Agreement.

          (ee) Bank Accounts. The Company shall maintain all its bank accounts with the Collateral Agent, except that the Company may maintain, in accordance with the Disbursement Agreement, (a) the Service Fee Account, (b) the Philippines Peso Account and (c) the Dollar Operating Cost Account and (d) the Additional Equity Contribution Account and may maintain any account contemplated by the terms of the Marubeni Purchase Agreement.

          (ff)  Press Releases; Advertising.  Neither the
Company, any Construction Financing Secured Party nor any Affiliate of the Company shall issue or consent to the issuance of any press release or other announcement or advertisement that refers to the provision of financing by the Construction
Financing Secured Parties and/or OPIC for the Project without the prior written consent of the Company and the Administrative Agent, which consent shall not be unreasonably withheld or delayed, except that no consent shall be required where the issuance of any such press release, announcement or advertisement is required by Applicable Law.

          (gg) Additional Documents; Filings and Recordings. The Company shall execute and deliver, from time to time as reasonably requested by OPIC, the Administrative Agent or the Collateral Agent, at the Company's expense, such other documents as shall be necessary or advisable or that OPIC, the Administrative Agent or the Collateral Agent may reasonably request in connection with the rights and remedies of the Secured Parties granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The Company shall, at its own expense, take all reasonable actions that have been or shall be requested by OPIC, the Administrative Agent or the Collateral Agent or that the Company knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable the Administrative Agent, the Collateral Agent and any other appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, the Company shall (i) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for OPIC, the Administrative Agent or the Collateral Agent) to establish, maintain and perfect such security interests and in all other places that OPIC, the Administrative Agent or the Collateral Agent shall reasonably request and (ii) do everything necessary in the reasonable judgment of OPIC, the Administrative Agent or the Collateral Agent to (A) create and perfect the Security with respect to future assets covered by the Mortgage, (B) maintain the Security in full force and effect at all times and (C) preserve and protect the Collateral and protect and enforce its rights and title and the rights and title of the Secured Parties to the Collateral.

          (hh) Employees and Employee Plans. The Company shall not adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-retirement welfare benefits, except such liability to provide post-retirement welfare benefits as may be required by Applicable Law.

          (ii) Administrative Agent Appointed Attorney-in-Fact. The Company hereby irrevocably appoints OPIC, with full power of substitution, the attorney-in-fact of the Company for the purpose of completing the documents and instruments referred to in
Section 4.01(p) in such manner as the Administrative Agent deems necessary or advisable and in accordance with the terms of this Agreement, and for delivering such completed documents to Eximbank pursuant to the terms of this Agreement and the Eximbank Credit Agreement and to take any other action and execute any other instrument or document, in each case in the name or on behalf of the Company, which the Administrative Agent deems necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The power of attorney in this Section 5.01(ii) is of the essence and forms an integral and inseparable part of this Agreement without which this Agreement would not have been made.

          (jj) Accounting Changes. The Company shall not make any significant change in accounting treatment or reporting, except as permitted by United States or Philippine, as applicable, generally accepted accounting principles.

          (kk) Certain Government Approvals. The Company shall have obtained each of the Government Approvals described in Sections B.4.3 and B.10.5 of Schedule 4.11 to the Lender Credit
Agreement, each of which shall be in form and substance satisfactory to OPIC, on or before September 30, 1994.

          SECTION 5.02. Operations Period Affirmative Covenants. From and after the date of the Eximbank Disbursement and until principal of, interest and Guarantee Fee on and all other amounts relating to the OPIC Loan are paid in full, the Company covenants and agrees as follows in this Section 5.02:

          (a)  Information Covenants.  The Company shall furnish to
OPIC:

               (i) Quarterly Financial Statements. As soon as available but, in any event, within 60 days (or 120 days in the case of the fourth quarterly accounting period) after the close of each quarterly accounting period in each Fiscal Year,

               (A) two copies of complete unaudited statements of financial condition of the Company as at the end of such quarterly period with related statements of income and retained earnings and statements of changes in financial position for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States and otherwise in form satisfactory to OPIC and certified by the chief financial officer of the Company, subject to normal year-end audit adjustments;

               (B) a report on any event or condition which has had or which is reasonably likely to have a Material Adverse Effect;
and

               (C) a statement of all financial transactions in such Quarter between the Company and any Affiliate of the Company, including a certification that such transactions were on ordinary commercial terms negotiated on an arms-length basis.

              (ii) Annual Financial Statements. As soon as available but, in any event, within 120 days after the close of each Fiscal Year, two copies of the following, all prepared in accordance with generally accepted accounting principles as in effect from time to time in the Philippines and otherwise in form satisfactory to OPIC: (A) statements of financial condition of the Company as at the end of such Fiscal Year with the related statements of income and retained earnings and statements of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified by the Auditors, together with consolidating statements (and all adjustments thereto) with respect to the Company (all such statements being in agreement with the Company's books of account and prepared in accordance with United States generally accepted accounting principles consistently applied), (B) a report of the Auditors (x) stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with Philippine generally accepted auditing standards, the Auditors obtained no knowledge of any Incipient Default Event or Default Event which has occurred and is continuing or, if in the opinion of the Auditors such an Incipient Default Event or Default Event has occurred and is continuing, a statement as to the nature thereof and (y) certifying that, based on said financial statements, the Company was in compliance with the financial covenants contained in Sections 5.02 and 5.03 as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance therewith and (C) consolidating statement of financial condition of the Company at the end of such Fiscal Year with related statements of income and retained earnings and statement of changes in financial position for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year all reflecting United States generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of the Company.

             (iii) Other Financial Statements. Within 30 days after the filing of the same with the United States Securities and Exchange Commission, copies of the annual and quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of CECI, Peter Kiewit Sons', Inc. and KDG, certified by the chief financial officer of CECI, Peter Kiewit Sons', Inc. or KDG, as the case may be, and, within 120 days of the end of each fiscal year, copies of the most recent unaudited financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) if audited financial statements are not otherwise available of KIC, KEC, GICO, CBE, KCGI, BHCO, Kiewit Energy, CE Mahanagdong, CE International, the Construction Supplier and the Construction Contractor, certified by the chief financial officer of KIC, KEC, GICO, CBE, KCGI, BHCO, Kiewit Energy, CE Mahanagdong, CE International, the Construction Supplier or the Construction Contractor, as the case may be, and within 60 days after the end of each of the first three fiscal quarters of each fiscal year, copies of the unaudited quarterly financial statements (consisting of a balance sheet and the related statements of income, equity and cash flows) of KIC, KEC, GICO, CBE, KCGI, BHCO, Kiewit Energy, CE Mahanagdong, CE International, the Construction Supplier and the Construction Contractor, certified by the chief financial officer of KIC, KEC, GICO, CBE, KCGI, BHCO, Kiewit Energy, CE Mahanagdong, CE International, the Construction Supplier or the Construction Contractor, as the case may be, that such financial statements are true and correct and have been prepared in accordance with United States generally accepted accounting principles (subject to normal year-end adjustments); provided, however, that so long as CE Mahanagdong and Kiewit Energy engage in no business other than the holding of their respective direct or indirect ownership interests in the Company, the Company shall be deemed to have complied with this Section 5.02(a)(iii) if on each date the Company would otherwise be required to furnish financial statements of any such Persons pursuant to this Section 5.02(a)(iii), the Company instead furnishes a certificate of the chief financial officer of each such Person certifying that such Person is engaged in no other business; provided further, that the Company shall have no obligation hereunder to provide to OPIC the financial statements of any of KIC, KEC, GICO, CBE, KCGI, the Construction Contractor, the Construction Supplier or BHCO after such entity is no longer an Obligor.

              (iv) Management Letters. Promptly after the Company's receipt thereof, a copy of any "management letter" or other similar communication received by the Company from the Auditors in relation to the Company's financial, accounting and other systems, management and accounts.

               (v)  Annual Operating Budget.  As soon as
available but, in any event, within 60 days prior to (A) the Operation Date and, thereafter, (B) the commencement of each Fiscal Year, an annual operating budget (the "Annual Budget") (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Company and accompanied by a statement of the chief financial officer of the Company to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby. The first Annual Budget shall cover the period from the Operation Date through the end of the Fiscal Year in which the Operation Date occurs, and, if such period consists of less than six (6) months, for the immediately succeeding Fiscal Year. Each Annual Budget shall contain complete, fair and accurate estimates (by principal components) of Sales Proceeds, Operating and Maintenance Costs and Debt Service for each Month covered by such Annual Budget based on the Company's best projections at such time. Unless otherwise consented to by OPIC, the Annual Budget from year to year shall be based on the same format as the Base Case Forecast, including any amounts allocated for contingencies, and be maintained on the same basis and provide sufficient detail to permit a meaningful comparison. For each Annual Budget that is expected to cover any period occurring after the date of the Eximbank Disbursement, OPIC (in consultation with the Independent Engineer) shall review such Annual Budget, and OPIC's response shall not be unreasonably delayed. If OPIC does not approve an Annual Budget, OPIC shall notify the Company of the items which are disapproved and the reason for such disapproval. Until such Annual Budget is so approved, the Annual Budget most recently in effect shall continue to apply, except that any items of the then proposed Annual Budget that have been approved shall also be given effect. From time to time, but not more frequently than once per Quarter, the Company may propose amendments to an Annual Budget, and OPIC (in consultation with the Independent Engineer) may reject such proposal within thirty (30) Business Days from the date the Company submits such proposal if in OPIC's reasonable judgment such amendment is not reasonably necessary or advisable for operation of the Project and, if no such rejection is made, such amendments shall become effective. Not later than three
(3) Business Days after the effective date of each Annual Budget and of any amendment thereto, the Company shall provide a copy of the same to the Collateral Agent.

              (vi) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 5.02(a)(i) and (ii), a certificate of a Financial Officer of the Company to the effect that, to the best of his or her knowledge, no Incipient Default Event or Default Event has occurred and is continuing or, if any Incipient Default Event or Default Event has occurred and is continuing, specifying the nature and extent thereof and what action the Company is taking or proposes to take in response thereto, which certificate shall, from and after the date of the Eximbank Disbursement, set forth the calculations required to establish whether the Company was in compliance with the provisions of Section 5.02(m), 5.03(c), 5.03(s) and 5.03(t).

             (vii) Notice of Default, Litigation, etc. (A) Immediately upon the Company obtaining knowledge thereof, notice, by facsimile, or hand delivery, of any event which constitutes an Incipient Default Event or Default Event, specifying the nature of such Incipient Default Event or Default Event and any steps the Company is taking to remedy the same; and (B) promptly, and in any event within 20 Business Days after an officer of the Company obtains knowledge thereof:

               (1) notice of any litigation or governmental proceeding pending (x) against the Company (i) involving a claim in excess of $500,000 (or the equivalent thereof in other currency) or (ii) which is reasonably likely to have a Material
Adverse Effect or (y) with respect to any Project Document;

               (2)  notice of any proposal by any Governmental
Authority to acquire compulsorily the Company, any of the Collateral or a substantial part of the Company's business or assets;

               (3) notice of any substantial dispute between the Company or the Sponsor and any Governmental Authority relating to the Project;

               (4)  notice of any change in the authorized
officers or directors referred to in Section 5.01(p) of the Eximbank Credit Agreement, giving certified specimen signatures of any new officer or director so appointed and, if requested by OPIC, satisfactory evidence of the authority of such new officer or director;

               (5) notice of any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment or waiver or indulgence under, any material provision of any Project
Document (other than by OPIC);

               (6)  copies of any material notice or
correspondence received or initiated by the Company relating to a Governmental Approval or other license or authorization necessary for the performance by the Company of its obligations under the Project Documents;

               (7)  notice of any Lien (other than a Permitted
Lien) becoming enforceable over any of the Company's assets;

               (8) notice of any proposed material change in the nature or scope of the Project or the business or operations of the Company and any one or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) that exist or have occurred which are reasonably likely to have a Material Adverse Effect;

               (9) until the Eximbank Guarantee Agreement has terminated in accordance with its terms, notice of the occurrence of any event or act which could reasonably qualify as a Political
Risk (as defined in the Eximbank Guarantee Agreement);

               (10) notice of or (in the case of items described in clause (x)) copies of: (x) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Company or any ERISA Affiliate with respect to such request; and (y) the failure of the Company or any ERISA Affiliate to make a required installment or payment under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan by the due date (other than the quarterly contributions described in Section 302(e) of ERISA or Section 412(m) of the Code);

               (11) notice of the occurrence of any Termination Event which has had or is reasonably likely to result in a Material Adverse Effect in connection with any Pension Plan or any trust thereunder, specifying the nature thereof, what action the Company or the ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the United States Internal Revenue
Service, the United States Department of Labor or the PBGC with respect thereto;

               (12) copies of: (x) all notices of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (y) all notices from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; or

               (13)  notice of the filing of an intent to
terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; or

               (14) a copy of each agreement, commitment or understanding (whether or not subject to the approval of OPIC pursuant to any other provision of this Agreement) executed by or on behalf of the Company (excluding (x) the agreements set forth in clauses (i) through (xi) of the definition of the term
"Operating Agreements" in Schedule X hereto but including replacements thereof and (y) agreements, commitments or understandings entered into in the ordinary course of business which are required to perform the O&M Parameters and which (1) do not, individually, create a financial obligation of the Company in excess of $250,000 and (2) would not, in the aggregate, result in the expenditure of funds in any Fiscal Year in excess of the amount budgeted for Operating and Maintenance Costs (including the Contingent O&M Amount) in the then-current Annual Budget for such Fiscal Year) in connection with the Project, which notice shall specifically refer to this Section 5.02(a)(vii)(14) and, with respect to any such agreement, commitment or understanding extending by its terms beyond the date of the Eximbank Disbursement, request that OPIC confirm (prior to the date of the Eximbank Disbursement, after consultation with the Administrative Agent) whether or not such agreement, commitment or understanding shall constitute an Operating Agreement, in which case such agreement, commitment or understanding shall only constitute an Operating Agreement if OPIC shall so designate it as an Operating Agreement in a writing delivered to the Company within 60 days of OPIC's receipt thereof.

          (viii)    Accounting Principles.  All accounting
calculations in connection with determining compliance with the covenants set forth in Sections 5.02 and 5.03 hereof shall be made in accordance with generally accepted accounting principles as in effect in the United States from time to time.


          (ix) Other Information. From time to time, such other information or documents (financial or otherwise) as OPIC may reasonably request.

          (b) Books, Records and Inspections; Accounting and Audit Matters. (i) The Company will keep proper books of record and account adequate to reflect truly and fairly the financial condition and results of operations of the Company (including the progress of the Project) in which full, true and correct entries in conformity with Philippine generally accepted accounting prin-ciples consistently applied and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. The Company will permit officers and designated representatives of OPIC to visit and inspect, under guidance of officers of the Company, any of the properties of the Company, and to examine and make copies of the books of record and account of the Company and discuss the affairs, finances and accounts of the Company with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as OPIC may request.

          (ii) The Company shall authorize the Auditors (whose fees and expenses shall be for the account of the Company) to communicate directly with OPIC at reasonable intervals, but if an Incipient Default Event or a Default Event has occurred or is continuing, then at any time, regarding the Company's accounts and operations and furnish to OPIC a copy of such authorization, which shall be in the form of Schedule 6.2(b) to the Lender Credit Agreement; provided, however, that OPIC will (i) provide the Company with copies of any correspondence between OPIC and the Auditors; and (ii) provide the Company with reasonable notice of any meeting between OPIC and the Auditors, with a description of the matters to be discussed at such meeting, and allow the Company to attend any such meeting.

         (iii) The Company will at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Plant to be maintained at the Plant or the Construction Contractor's office for inspection by the Independent Engineer and OPIC.

          (c) Maintenance of Property, Insurance.  (i) The
Company will (A) keep all property useful and necessary (other than property that has become obsolete) in its business in good working order and condition and (B) keep its present and future properties and business insured with financially sound and reputable insurers satisfactory to OPIC against loss or damage in such manner and to the same extent as required in Section A of
Schedule 7.03 to the Eximbank Credit Agreement until the expiration of such policies and immediately thereafter as required in Section C of Schedule 7.03 to the Eximbank Credit Agreement, including in each case pursuant to policies naming the Collateral Agent and the Company jointly as sole loss payees thereunder and containing cut-through endorsements to reinsurers, provisions requiring that the Collateral Agent and OPIC shall receive notices of extensions or renewals of insurance policies and notice of any non-payment of premiums and that such policy may only be canceled for non-payment of premiums, if cancelable, upon sixty
(60) days prior notice to the Collateral Agent and OPIC and with the Collateral Agent and the Company jointly endorsed on each such insurance policy as the sole loss payees or beneficiaries, as applicable. On or prior to the dates required pursuant to Section A or Section C, as the case may be, of Schedule 7.03 to the Eximbank Credit Agreement, the Company will submit to OPIC certificates of insurance relating to the insurances required by Section A and Section C of Schedule 7.03 to the Eximbank Credit Agreement (together with copies of such insurance policies if then available) from the Company's insurers or insurance brokers (including confirmation of premium payments), which certificates shall indicate the properties insured, amounts and risks covered, names of the beneficiaries, expiration dates, names of the insurers and special features of the insurance policies. The Company shall provide OPIC with copies of insurance policies relating to the insurances required by Section A and Section C of Schedule 7.03 to the Eximbank Credit Agreement on or prior to the date such policies are required to be delivered to OPIC in accordance with such Section A or Section C, as the case may be.

          (ii)  The Company will cause the Construction
Contractor and the Construction Supplier, as applicable, to (i) keep the insurances described in Section B of Schedule 7.03 to the Eximbank Credit Agreement with financially sound and reputable insurers satisfactory to, OPIC, in each case against loss or damage in such manner and to the same extent as so described in each case pursuant to policies containing cut-through endorsements to reinsurers and provisions requiring that the Collateral Agent and OPIC shall receive notices of any non-payment of premiums and that such policy may only be canceled (x) as provided in Section B of
Schedule 7.03 to the Eximbank Credit Agreement or (y) if not therein provided, for non-payment of premiums, if cancelable, upon thirty (30) days prior written notice to the Collateral Agent and OPIC.

          (iii) The provisions of this Section 5.02(c) shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance. In the event that any insurance whatsoever (other than political risk insurance acquired with respect to the equity interest in the Company) is purchased, taken or otherwise obtained by the Company with respect to the Project taken otherwise than as required hereunder or if not properly endorsed to the Collateral Agent and the Company jointly as sole loss payees or beneficiaries or otherwise made upon the terms required in this Section 5.02(c), without limitation to any provision of the Assignment and Security Agreement, such insurance shall be considered assigned hereunder to the Collateral Agent with the right of the Collateral Agent to make, settle, compromise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that the Collateral Agent may have under any of the Financing Documents, or under any Applicable Law.

          (d) Maintenance of Existence; Privileges; Etc. The Company shall at all times (i) preserve and maintain in full force and effect (x) its existence as a corporation and good standing under the laws of the Republic, (y) its qualification to do business in each other jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary and (z) all of its powers, rights, privileges and franchise necessary for the construction, ownership, maintenance and operation of the Project and the maintenance of its existence, (ii) obtain in a timely manner and maintain in full force and effect (or where appropriate, renew) all Governmental Approvals (including, without limitation, those under Environmental Laws) and all other licenses, registrations, waivers, consents and approvals required at any time in connection with the construction, maintenance, ownership or good and orderly operation of the Project and all licenses, consents and approvals necessary for the conversion to Dollars of all Peso amounts (including, without limitation, Peso amounts representing SFRI Fees) payable under the Energy Conversion Agreement, the PNOC-EDC Consent Agreement, the Performance Undertaking and the Republic Consent Agreement and for the remission to the United States in Dollars of any amounts paid or payable to the Secured Parties in connection with any Financing Document or the transactions contemplated thereby or the shares of common stock of the Company and (iii) preserve and maintain good and marketable title to its properties and assets (it being understood that the Company's rights with respect to the Site are solely as set forth in the Energy Conversion Agreement and the Accession Undertaking) subject to no Liens other than Permitted Liens.

          (e) Compliance with Statutes. The Company will comply with all Applicable Laws in respect of the conduct of its business and the ownership, operation and use of its property (including, without limitation, Applicable Laws relating to environmental standards and controls and Applicable Laws relating to the maintenance of debt to equity ratios).

          (f)  Project Implementation.

               (i) The Company shall carry out the Project and conduct its business with due diligence and efficiency and in accordance with sound engineering, financial, and business practices and in accordance with the Annual Budget as specified in
Section 5.02(a)(v).

             (ii) Without limiting the generality of clause (i) of this Section 5.02(f), the Company will operate and maintain the Project, and retain and maintain the staff sufficient to operate and maintain the Project, in accordance with the O&M Parameters and will otherwise comply with and satisfy the requirements of the O&M Parameters.

              (iii) The Company shall use reasonable efforts to become a member of the multi-partite monitoring team described in paragraph 1 of Section IV of the Environmental Compliance Certificate; provided, however, that the Company need not become a member of such monitoring team if, in the reasonable judgment of the Company, after consultation with its counsel, the Company's participation in the activities conducted by such monitoring team could reasonably be expected to expose the Company to additional liability under Applicable Laws of the Republic.

              (iv) The Company shall provide OPIC with notice immediately upon becoming aware that the conditions to enforcing the KCGI Guaranty have been met.

               (v) The Company agrees that it shall not designate an arbitrator or engineering firm under either the Construction Contract or the Supply Contract with respect to any disputes thereunder without obtaining the prior written consent of the Required Secured Parties, such consent not to be unreasonably withheld.

          (g) Auditors. In the event that Deloitte, Touche & Tohmatsu International should cease to be the Auditors of the Company for any reason, the Company shall appoint and maintain as the Auditors another firm of independent public accountants approved by OPIC.

          (h) Taxes, Duties, Proper Legal Form. The Company will pay and discharge all taxes, duties, fees, assessments or other governmental charges imposed on it, on its income or profits, on any of its property, or in connection with any payment made under this Agreement or the execution, issue, delivery, registration, notarization, assignment or transfer of any interest in or for the legality, validity, or enforceability, of any Project Document prior to the date on which penalties attach thereto, and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, might become a Lien upon the property of Company (or any part thereof). The Company shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, governmental charge or claim by proper proceedings timely instituted, and may permit the taxes, assessments, governmental charges or claims so contested to remain unpaid during the period of such contest if (A) the Company diligently prosecutes such contest, (B) during the period of such contest the enforcement of any contested item is effectively stayed, (C) the Company sets aside on its books adequate reserves with respect to the contested items and (D) such contest does not, in the reasonable discretion of OPIC, involve a material risk of the sale, forfeiture or loss of any of the Collateral. The Company will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, duty, fee, assessment, other governmental charge or claim and cause the same to be satisfied of record.

          (i) Independent Engineer; Insurance Consultant. The Company (A) agrees to the Independent Engineer carrying out the role described in the Representative Agreement, (B) confirms and agrees to the terms of its Acknowledgment appended to the Representative Agreement, which terms are incorporated herein by reference as if fully set forth herein and (C) will ensure that the Insurance Consultant will be provided with all information reasonably requested by the Insurance Consultant and will exercise due care to ensure that any information which it may supply to the Insurance Consultant is materially accurate and not, by omission of information or otherwise, misleading in any material respect.

          (j) Performance of Obligations. The Company will perform all of its material obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound and will perform (i) all of its obligations under the terms of the Financing Documents and the Energy Conversion Agreement and (ii) such of its obligations under the terms of the Project Documents (other than the Financing Documents and the Energy Conversion Agreement) the non- performance of which is reasonably likely to have a Material Adverse Effect. The Company will maintain in full force and effect each of the Project Documents to which it is a party. The Company will preserve, protect, defend and enforce the rights granted to it under or in connection with the Project Documents. The Company shall take all action within its control required or in the reasonable opinion of OPIC advisable to ensure that, unless otherwise consented to in writing by OPIC, each of the Project Documents is in proper legal form under the laws of the Republic or under the respective governing laws selected in such Project Documents, for the enforcement thereof in such jurisdictions without any further action on the part of OPIC, Eximbank or the Lenders, as the case may be.

          (k) Additional Documents; Filings and Recordings. The Company shall execute and deliver, from time to time as reasonably requested by OPIC or the Collateral Agent, at the Company's expense, such other documents as shall be necessary or advisable or that OPIC or the Collateral Agent may reasonably request in connection with the rights and remedies of the Secured Parties granted or provided for by the Project Documents, as applicable, and to consummate the transactions contemplated therein. The Company shall, at its own expense, take all reasonable actions that have been or shall be requested by OPIC or the Collateral Agent or that the Company knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority security interests of the Secured Parties created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable OPIC and any other appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, the Company shall (i) execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for OPIC or the Collateral Agent) to establish, maintain and perfect such security interests and in all other places that OPIC or the Collateral Agent shall reasonably request and (ii) do everything necessary in the reasonable judgement of OPIC or the Collateral Agent to (A) create and perfect the Security with respect to future assets covered by the Mortgage, (B) maintain the Security in full force and effect at all times and (C) preserve and protect the Collateral and protect and enforce its rights and title and the rights and title of the Secured Parties to the Collateral.

          (l) Bank Accounts. The Company shall maintain all its bank accounts with the Collateral Agent, except that the Company may maintain the Service Fee Account, the Philippines Peso Account, the Dollar Operating Cost Account and the Additional Equity Contribution Account, all in accordance with the Disbursement Agreement, and any account contemplated by the Marubeni Purchase Agreement.

          (m) Debt Reserve Cash Collateral Account. On or before the date 90 days after the date of the Eximbank
Disbursement, the Debt Reserve Cash Collateral Account shall be fully funded in an amount equal to at least the Senior Debt Service due and payable during the next succeeding six months, in addition to all amounts required to be deposited at such time in accordance with clause "FOURTH" of 3.02(d)(ii) of the Disbursement Agreement.

          (n) Marubeni Proxy Agreement. On the Closing Date under (and as defined in) the Marubeni Purchase Agreement, Marubeni and the Collateral Agent shall execute and deliver to each other the Marubeni Proxy Agreement, and the Company shall cause a true, original copy thereof to be delivered to OPIC.

          (o) Availability and Transfer of Foreign Currency. All requisite foreign exchange control approvals and other authorizations, if any, by the Republic or any department or agency thereof will be kept current and in full force and effect to assure
(i) the ability of the Company to receive, and the ability of any other party to make, any and all payments to the Company contemplated by the Project Documents, (ii) the availability of Dollars to enable the Company to perform all of its obligations hereunder and under the other Project Documents, as the case may be, in accordance with their respective terms, and (iii) the ability of the Company to convert all sums received in Peso amounts from PNOC-EDC under the Energy Conversion
Agreement and the PNOC-EDC Consent Agreement and from the Republic under the Performance Undertaking and the Republic Consent Agreement, including any Peso amounts representing SFRI Fees, from Pesos to Dollars, immediately upon receipt thereof, and to use the Dollars as necessary to perform all of its obligations under the Project Documents, in accordance with their respective terms.

          SECTION 5.03.  Operations Period Negative Covenants.

          (a) Liens. The Company will not, and will not agree to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of the Company, whether now owned or hereafter acquired, provided that the provisions of this Section 5.03(a) shall not prevent the creation, incurrence, assumption or existence of the following Liens (each, a "Post-Completion Permitted Lien"):

               (i) any tax or other statutory Lien, provided that such lien shall be discharged within sixty (60) days after the Company becomes aware or reasonably should have been aware of such Lien (unless contested in good faith by the Company, in which case it shall be discharged within thirty (30) days after final adjudication, and provided that during the period of such contest the Company sets aside on its books adequate reserves with respect to the contested items);

              (ii)  Liens created pursuant to the Security
Documents;

             (iii) purchase-money Liens on any property acquired after the Operation Date, provided, however, that (A) any property subject to such purchase-money Lien is acquired by the Company in the ordinary course of its business and such purchase-money Lien attaches to such property concurrently or within ninety days after the acquisition thereof; (B) the Indebtedness secured by such purchase-money Lien shall not exceed 90% of the lesser of the cost or the fair market value as of the time of the acquisition of the property covered thereby by the Company; (C) each such purchase-money Lien shall attach only to the property so acquired and fixed improvements thereon; (D) the Indebtedness secured by all such purchase-money Liens shall not at any time exceed $2,700,000 (or an equivalent amount in other currency); and (E) the Indebtedness secured by such purchase-money Lien is not otherwise prohibited by the provisions of Section 5.03(e);

              (iv) Liens on property and equipment constituting leases permitted by Section 5.03(d); and

               (v) mechanics', materialmen's, carrier's and similar Liens securing obligations incurred in the ordinary course of business which (A) are not past due or which are the subject of a Good Faith Contest by the Company (unless during the pendency of such contest or as a result thereof the Liens of the Security Documents could reasonably be expected to be materially endangered or any material portion of the Site, the Plant or the Project could reasonably be expected to become subject to loss or forfeiture) and
(B) which do not in the aggregate materially detract from the value of the Site, the Plant or the Project or other assets of the Company or materially impair the use thereof; provided that, upon the commencement of any proceeding to foreclose or enforce any such Post-Completion Permitted Lien, OPIC or the Collateral Agent may take such action as it reasonably deems necessary to protect its interest in the Site, the Plant or the Project including, without limitation, payment of amounts reasonably necessary to release any such Lien, and in such event the Company shall reimburse OPIC or the Collateral Agent, as the case may be, upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Base Rate plus 4.50%.

          (b) Consolidation, Merger, Sale of Assets, Etc. The Company will not (i) wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation; (ii) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its prop-erty or assets (other than electricity and any chemical by-products produced by the Plant) except in the ordinary course of business, or sales of equipment which is uneconomic or obsolete or sales of assets that are no longer used by or useful to the Company and which are promptly replaced (if applicable) by adequate substitutes of substantially equivalent utility to the replaced assets; or (iii) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (other than purchases or other acquisitions of inventory or materials or capital expenditures, each in the ordinary course of business).

          (c) Dividends; Restricted Payments. (i) The Company will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Company with respect to its capital stock), or set aside any funds for any of the foregoing purposes (collectively, "Restricted Payments"), other than as provided in clauses (ii) and (iii) below, unless:

          (A)  such Restricted Payment is permitted by Applicable
    Law;

          (B) no Incipient Default Event or Event of Default is then in existence (or would be in existence after giving effect to such Restricted Payment); and


          (C) such Restricted Payment is made in accordance with the provisions of Section 3.02(d)(ii) of the Disbursement
Agreement.

              (ii) Payments of principal of, interest on and redemption, purchase and retirement of Affiliated Subordinated
Loans shall be governed by, and permitted only in accordance with,
Section 5.03(s).

             (iii) Provided no Event of Default has occurred and is continuing both before and after giving effect to any payment contemplated by this Section 5.03(c), and provided that the other requirements of this Section 5.03 are satisfied, the Company may make quarterly dividend and redemption payments pursuant to the Marubeni Purchase Agreement on its 14.5% redeemable cumulative preferred stock commencing on the date falling six months after the date of the Eximbank Disbursement and otherwise in accordance with
Section 3.02 (d) (ii) of the Disbursement Agreement.

          (d) Leases. The Company will not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except leases as contemplated by the O&M Parameters, the Construction Budget or the Annual Budget
(in each case as then in effect), of operating equipment and premises under which the aggregate rental payments
(including, without limitation, any property taxes paid as additional rent or lease payments) do not exceed the equivalent of $2,400,000 in any Fiscal Year.

          (e) Indebtedness. (i) The Company will not contract, create, incur, assume or suffer to exist any Indebtedness, except for the following types of Indebtedness ("Post-Completion
Permitted Indebtedness"):

          (A) Indebtedness of the Company incurred under this Agreement;

          (B) Eximbank Loans disbursed on the date of the Eximbank Disbursement, to the extent that the sum of (x) the aggregate principal amount of the OPIC Loan disbursed hereunder and
(y) the aggregate principal amount of the Eximbank Loans outstanding on the date of the Eximbank Disbursement do not exceed $240,239,000;

          (C) Unsecured Senior Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness incurred after the Operation Date, which when aggregated with the Company's contingent liability arising from the discounting of trade receivables relating to the sale of chemical by-products would not exceed at any one time outstanding the equivalent of $6,800,000; provided that (x) any and all Subordinated Working Capital Indebtedness shall be subordinated to the payment of the OPIC Loan in accordance with the provisions of Schedule 8.05(c) to the Eximbank Credit Agreement, (y) any and all Subordinated Working Capital Lenders shall, prior to the date on which any Subordinated Secured Working Capital Indebtedness is incurred, become party to the Collateral Agency Agreement and deliver to each of the Collateral Agent and OPIC an opinion of counsel to such Subordinated Working Capital Lender reasonably satisfactory to OPIC to the effect that the Collateral Agency Agreement and the subordination terms set forth in Schedule 8.05(c) to the Eximbank Credit Agreement constitute the binding obligations of such Subordinated Working Capital Lender enforceable in accordance with their respective terms (subject to customary qualifications) and
(z) any and all Senior Working Capital Lenders shall, prior to the date on which any Unsecured Senior Working Capital Indebtedness is incurred, become party to the Intercreditor Agreement;

          (D) Third Party Subordinated Indebtedness in an outstanding principal amount not to exceed $13,600,000 at any time; provided, however, that (x) any and all Third Party Subordinated Indebtedness shall be subordinated to the payment of the OPIC Loan in accordance with the provisions of Schedule 8.05(c) to the Eximbank Credit Agreement and (y) any and all Third Party Subordinated Lenders shall, prior to the date on which such Indebtedness is incurred, become party to the Collateral Agency Agreement and deliver to each of the Collateral Agent and OPIC an opinion of counsel to such Third Party Subordinated Lender reasonably satisfactory to OPIC to the effect that the Collateral Agency Agreement and the subordination terms set forth in
Schedule 8.05(c) to the Eximbank Credit Agreement constitute the binding obligations of such Third Party Subordinated
Lender enforceable in accordance with their respective terms (subject to customary qualifications);

          (E) Indebtedness incurred after the Operation Date which is not in a principal amount in excess, in the aggregate, of $2,700,000, at any time and is accrued expenses or current trade accounts payable incurred in the ordinary course of business, which are to be repaid in full not more than ninety days after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Company;

          (F) Indebtedness secured by purchase money Liens incurred after the Operation Date and otherwise permitted under Section 5.03(a)(iii);

          (G) Indebtedness constituting lease obligations permitted under Section 5.03(d);

          (H) Optional Subordinated Loans in an outstanding principal amount not to exceed $34,000,000 at any time and which bear interest at a rate not in excess of 12.5% per annum; provided, however, that any and all Optional Subordinated Loans shall be subordinated to the payment of the OPIC Loan in accordance with the provisions of Schedule 8.05(c) to the Eximbank Credit Agreement;

          (I)  Affiliated Reimbursement Obligations;

          (J)  Contingent Obligations permitted under Section
5.03(f); and

          (K)  Indebtedness incurred under the OPIC Funding
Documents.

               (ii) The Company agrees that it will not obligate itself to make regularly scheduled payments during the period when the OPIC Loan is outstanding of or on any Permitted Indebtedness that is Indebtedness for Borrowed Money other than quarterly and other than on a Permitted Payment Date or a date occurring no earlier than eight (8) days after and no later than fifteen (15) days after a Permitted Payment Date.

          (f) Guarantees. Without limitation to the restrictions of Section 5.03(e) hereof, the Company will not enter into or have outstanding any Contingent Obligations, including without limitation any agreement or arrangement to guarantee or, in any way or under any condition, become obligated for all or any part of any Indebtedness or other obligation of another Person, except that, notwithstanding the restrictions of this Section 5.03(f) or Section 5.03(e) hereof, the Company may enter into (i) the Accession Undertaking, (ii) Contingent Obligations set forth in the then-current Construction Budget or Annual Budget and identified as Contingent Obligations in any such budget so as to permit a determination of the Company's compliance with this Section 5.03(f), (iii) an obligation, not secured by any Lien to (A) reimburse the ECA Operation Performance Bond Issuer for amounts paid to PNOC-EDC under the ECA Operation Performance Bond, provided that such obligation is subordinated to the prior payment in full of the OPIC Secured Obligations on terms set forth in Schedule 8.05(c) to the Eximbank Credit Agreement, or (B) reimburse CECI or one or both of the Affiliated Funding Entities for Affiliated Reimbursement Obligations, provided that such obligation is subordinated to the prior payment in full of the OPIC Secured Obligations on terms set forth in Schedule 8.05(c) to the Eximbank Credit Agreement, and payment is made solely out of funds available to the Company for the payment of Affiliated Reimbursement Obligations as set forth in Section 3.02(d)(ii) of the Disbursement Agreement, and (iv) other Contingent Obligations to the extent that the amount of all such other Contingent Obligations does not exceed, in the aggregate, $100,000 (or the equivalent in other currency).

          (g) Subsidiaries; Advances, Investments and Loans. The Company will not form or have any Subsidiaries, lend money or credit or make deposits (other than deposits in relation to the payment for goods and equipment in the ordinary course of business) with or advances (except as specifically required by the Construction Contract or the Supply Contract) to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the Company may use idle cash to acquire and hold Cash Equivalents solely to give employment to its idle resources in accordance with the Disbursement Agreement; and provided that the Company may make loans and advances to, or investments in, Affiliates of the Company from funds available to the Company pursuant to payment of priority "NINTH" of Section 3.02(d)(ii) of the Disbursement Agreement.

          (h) Transactions. The Company will not (i) enter into or have in effect any transaction or series of related trans-actions with any Person other than in the ordinary course of business and on an arm's-length basis or (ii) establish or have in effect any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Company might receive less than the full ex-works commercial price (subject to normal trade discounts) for electricity or sulphur or pay more than ex-works commercial price for products of others, provided, however, that nothing in this Section 5.03(h) shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Company of the Energy Conversion Agreement, the Construction Contract, the Supply Contract, the Keystone Agreement, contracts contemplated by the O&M Parameters (including those relating to employee training and secondment of employees), the Funding Agreement or the Lender Credit Agreement.

          (i) Other Transactions. From and after the date of the Eximbank Disbursement, the Company will not enter into or have in effect any partnership, profit-sharing, or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other Person, or enter into or have in effect any management contract or similar arrangement whereby its business or operations are managed by any other Person, provided, however, that nothing in this Section 5.03(i) shall be deemed to prohibit the execution, delivery, declaring effective and performance by the Company of the contracts contemplated by the O&M Parameters and the Funding Agreement.

          (j)  Modifications of Articles of Incorporation,
By-Laws; Additional Agreements; Assignments and Modifications of
Agreements; Etc.

               (i) The Company will not (A) amend or modify its Articles of Incorporation or By-Laws (other than in accordance with the terms of the Marubeni Purchase Agreement or in connection with an issuance of preferred stock permitted under Section 5.03(o) hereof), (B) change its Fiscal Year or (C) materially change the nature of its present business.

              (ii) The Company will not become a party to any agreement, contract or commitment (other than (A)(w) the agreements identified in clauses (i) through (xiii) of the definition of the term Operating Agreements set forth in Schedule
X hereto, but not replacements thereof, (x) the Financing Documents, (y) agreements, contracts or commitments contemplated by the O&M Parameters (including those relating to employee training, secondment of employees and vehicle rentals), the then-current Construction Budget, the then- current Annual Budget or the Funding Agreement and (z) agreements, contracts or commitments in respect of Post-Completion Permitted Indebtedness) which, individually, creates an annual financial obligation of the Company in excess of $100,000 (or the equivalent in other currency) (B) or which would cause the aggregate annual financial obligations of the Company under all agreements, contracts and commitments (other than those specified in clauses (w) through (z) immediately above) to which the Company is a party to exceed $300,000 (or the equivalent in other currency).

             (iii) The Company shall not, directly or indirectly, terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Documents. The Company shall not, directly or indirectly amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Documents or the Marubeni Purchase Agreement, without (A) first submitting to OPIC a copy of such proposed amendment, supplement, waiver, or consent and (B) from and after the date of the Eximbank Disbursement, or, with respect to any amendment, modification, supplement or waiver proposed to be taken with respect to the Marubeni Purchase Agreement or Marubeni Shareholders Agreement, obtaining the prior written consent thereto of OPIC (provided, however, that if in any Project Document, the consent of the Company to an assignment by the other party thereto cannot be unreasonably withheld, the consent of OPIC to such an assignment shall not be unreasonably withheld).

              (iv) Other than the assignment as security of the Project Documents to the Collateral Agent as security for the benefit of the Secured Parties, the Company will not assign (except with respect to Permitted Liens) any of its rights or obligations under any Project Document without the prior written consent of OPIC.

               (v)  The Company will not take any action under
Article 9 of the Energy Conversion Agreement to require a Buyout without the prior written consent of OPIC.

              (vi) Without the prior written consent of OPIC, the Company will not refund to PNOC-EDC (but may credit to PNOC-EDC) any amount described in the last sentence of Section 4.9 of the Energy Conversion Agreement.

             (vii)  The Company shall not claim for itself Force
Majeure as provided in Article 13 of the Energy Conversion
Agreement, Section 22 of the Construction Contract or Section 22 of the Supply Contract without the prior written consent of OPIC (in consultation with the Independent Engineer).

          (k) No Other Business. Without the prior written consent of OPIC, and except as contemplated by Section 5.03(g) hereof, the Company will not carry on any business other than in connection with the completion and operation of the Project and will take no action whether by acquisition or otherwise which would constitute or result in any material alteration to the nature of that business or the nature or scope of the Project.

          (l) Abandonment. The Company will not abandon or agree to abandon the Project or place it or agree to place it on a "care and maintenance" basis for more than 14 days in any calendar year, provided, however, that (i) nothing in this Section shall prevent the Company from shut-downs necessary for repairs and maintenance at the Plant or from putting the Plant on a "care and maintenance basis" during any Force Majeure (as defined in the Energy Conversion Agreement) not within the control of the Company which Force Majeure prevents the Company from developing, constructing or operating the Plant; and (ii) nothing in this Section 5.03(l) shall be deemed to waive or limit in any way the right of OPIC to declare an Event of Default as provided in Article VI hereof, including without limitation Sections 6.01(f), 6.01(g), 6.02(f) and 6.02(g) hereof.

          (m) Improper Use. The Company will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Site or Project for any purpose:

               (i) which may be dangerous, unless safeguarded as required by Applicable Law (provided, however, that this clause (i) shall not be deemed to prohibit the Company from carrying out the Project in accordance with the terms of the Energy Conversion Agreement and the Construction Contract in a reasonable and prudent manner);

              (ii) which violates any Applicable Law in any material respect;

             (iii) which may constitute a public or private nuisance resulting in a Material Adverse Effect;

              (iv) which may make void, voidable, or cancelable, or increase the premium of, any insurance then in force with respect to the Site or Project or any part thereof unless, in the case of an increase in premium, the Company gives proof of payment of such increase; or

               (v) otherwise than for the intended purpose thereof in the construction, operation and maintenance of the Plant.

          (n) Budgets. The Company will not make expenditures in any Fiscal Year in excess of the projected annual Operating and Maintenance Costs (including Contingent O&M Amount) set forth in the Annual Budget for such Fiscal Year except for:

               (i)  emergency operating costs amounts funded with
(A) funds available to the Company pursuant to payment of priority "NINTH" of Section 3.02(d)(ii) of the Disbursement Agreement and, to the extent that such funds are not sufficient for such purpose;
(B) proceeds of Unsecured Senior Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness or Subordinated Secured Working Capital Indebtedness permitted under Section 5.03(e); or (C) proceeds of Optional Subordinated Loans or Third Party Subordinated Loans;

              (ii) provided no Event of Default has occurred and is continuing, expenditures not to exceed in any Fiscal Year in the aggregate $1.5 million (or the equivalent in other currency) required as a result of casualties for which the Company is, in its good faith judgment, insured; provided that (A) the Company promptly files a claim or claims for reimbursement under such insurance for any such casualty, (B) the Company uses its best efforts to expedite payment of such claims, and (C) the proceeds from any such insurance claims shall be paid into the Contingency Account; and

             (iii) provided no Event of Default has occurred and is continuing, non-budgeted payments of amounts for which the Company is liable to PNOC-EDC under Article 4.10 of the Energy Conversion Agreement, not to exceed, without the consent of the Required Secured Parties, $16,477,000.

          (o) Capital Stock. Without the prior written consent of OPIC, the Company shall not allow the capital stock of the Company to be other than as follows: the authorized capital stock of the Company shall consist of (i) 2,148,000 shares of common stock, par value P28 per share, of which (A) 537,014 shares will be issued, outstanding and fully paid until the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion Agreement) and (B) commencing on the day immediately prior to the commencement of the Cooperation Period (as defined in the Energy Conversion Agreement) 537,014 shares, plus the amount of shares into which the Convertible Subordinated Notes evidencing Required Convertible Subordinated Loans shall have been converted as of such date, will be issued, outstanding and fully paid; (ii) 1,000,000 shares of preferred stock of which no shares will be issued to any person other than CE Mahanagdong or Kiewit Energy until the date of the Eximbank Disbursement, after which, in addition to issuing shares of such preferred stock to CE Mahanagdong or Kiewit Energy, 400 14.5% redeemable cumulative shares of such preferred stock may be issued to Marubeni on and subject to the terms of the Marubeni Purchase Agreement; and (iii) all such issued shares will be duly and validly issued, fully paid and non-assessable.

          (p) Press Releases; Advertising. If the Company shall issue, or if the Company shall obtain knowledge that any other Person has issued, any press release or other announcement or advertisement that refers to the provision of financing or other support by OPIC for the Project, the Company shall promptly notify OPIC thereof and promptly deliver to OPIC a copy of such press release or other announcement or advertisement.

          (q) Employees and Employee Plan. The Company shall not adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any liability under or obligation to contribute to, any Plan or incur any liability to provide post-retirement welfare benefits, except such liability to provide post-retirement welfare benefits as required by Applicable Law.

          (r) Name Changes; Etc. The Company shall not change its name without the prior written consent of OPIC. The Company shall not adopt or change any trade name or fictitious business name without the prior written consent of OPIC. The Company shall execute and deliver to OPIC and the Collateral Agent any additional documents or certificates necessary or advisable to reflect any permitted adoption of or change in its name, trade name or fictitious business name.

          (s) Payments on Subordinated Debt. Without the prior written consent of OPIC, the Company will not make any payment or delivery of property or cash to any Person on account of any Subordinated Secured Obligations or other subordinated debt or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any Subordinated Secured Obligations or other subordinated debt now or hereafter outstanding, or set aside any funds for any of the foregoing purposes (collectively, "Subordinated Debt Payments") unless:

               (i) such Subordinated Debt Payment is permitted by Applicable Law;

              (ii) no Incipient Default Event or Event of Default is then in existence (or would be in existence after giving effect to such Subordinated Debt Payment);

             (iii) such Subordinated Debt Payment is made only after the date of the Eximbank Disbursement; and

              (iv) such Subordinated Debt Payment is made in accordance with the provisions of Section 3.02(d)(ii) of the Disbursement Agreement.

          (t)  Equity Ratio.  The Company shall not permit the
Equity Ratio at any time to be less than 1:3 (which, for the avoidance of doubt, shall be calculated in accordance with generally accepted accounting principles as in effect in the United States from time to time).

          SECTION 5.04.  Additional Covenants.

          (a) Procurement. The Company shall procure (or shall have procured) from sources within the United States, the Philippines or other developing countries (defined as countries in which OPIC is authorized to do business) goods or services having a value of at least the amount of the OPIC Loan when fully disbursed.

          (b) Worker Rights. The Company agrees not to take actions to prevent its employees from lawfully exercising their right of free association and their right to organize and bargain collectively. The Company further agrees to observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and not to use forced labor. The Company is not responsible under this paragraph for the actions of a government.

          (c) Project Monitoring. The Company shall complete and deliver to OPIC annually a Self-Monitoring Questionnaire, certified by an Authorized Officer of the Company as true and complete, substantially in the form of Exhibit C hereto.


                            ARTICLE VI

                       DEFAULTS AND REMEDIES

          SECTION 6.01. Construction Period Events of Default. Notwithstanding anything herein or in any of the Financing Documents or elsewhere to the contrary, upon the occurrence of any of the following events prior to the date of the Eximbank Disbursement (each of the following events, a "Construction Credit Event of Default" and, together with each of the events described in Section 6.02 hereof, an "Event of Default"):

          (a) Payments. The Company shall (i) default in the payment when due of any principal of the OPIC Loan or (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of the Guarantee Fee, any interest on the OPIC Loan or any other amounts owing to OPIC hereunder or under the OPIC Note, or any other Financing Document; or

          (b) Representations, Etc. Any representation or warranty confirmed or made in the OPIC Project Document by the Company or any Obligor which is an Affiliate of the Company, or in any writing provided by any of them in connection with the execution and delivery of, or in connection with any Application for Funding or request for a Disbursement under, this Agreement shall be found to have been incorrect in any material respect when made or deemed to be made and shall continue to be incorrect for a period of thirty (30) days after notice thereof shall have been given to the Company by a Construction Financing Secured Party; or

          (c) Covenants. (i) The Company shall fail to perform or observe any covenant, term or agreement contained in Sections
2.01 (Disbursements), 2.02 (OPIC Commitment Fee), 2.08 (Guaranty
Fee), 2.09 (Facility Fee), 5.01(a)(i) (Quarterly Financial Statements of Company), 5.01(a)(ii) (Annual Financial Statements of Company), 5.01(c) (Maintenance of Property; Insurance), 5.01(n) (Consolidation, Merger, Sale of Assets, Etc.), 5.01(o) (Dividends; Restricted Payments), 5.01(p) (Leases), 5.01(q) (Indebtedness), 5.01(r) (Liens), 5.01(s) (Guarantees), 5.01(t) (Subsidiaries; Advances, Investments and Loans), 5.01(w)(ii), (vi) and (vii) (Modifications of Articles of Incorporation and By-Laws;
Additional Agreements; Assignments and Modifications of
Agreements; Etc.), 5.01(x) (No Other Business), 5.01(dd)
(Covenants Regarding the Eximbank Credit Agreement) or 5.01(kk) (Certain Government Approvals) hereof or any covenant, term or agreement contained in the Energy Conversion Agreement; or

               (ii)  The Company or any Obligor which is an
Affiliate of the Company shall fail to perform or observe any other covenant, term or agreement contained in this Agreement or any other Project Document and such failure shall not be remediable or, if remediable, shall continue unremedied (x) with respect to breaches under this Agreement, for a period of 30 days after the earlier of (1) the date on which such failure shall have first become known to the Company and (2) the date on which written notice thereof shall have been received by the Company from OPIC or the Administrative Agent, and (y) with respect to breaches under any other Project Document, after the expiration of the earlier of
(1) 30 days after the earlier of (I) the date on which such failure shall have first become known to the Company and (II) the date on which written notice thereof shall have been received by the Company from OPIC or the Administrative Agent and (2) the applicable grace period under such Project Documents; provided that if (A) such failure cannot be cured within such applicable period,
(B) such failure, in the reasonable judgment of the Independent Engineer or the Administrative Agent, is susceptible of cure, (C) the Company is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure in the reasonable judgment of the Required Secured Parties has not had and is not reasonably likely to have a Material Adverse Effect and (E) OPIC and the Administrative Agent shall have received an officer's certificate signed by a Financial Officer of the Company to the effect of clauses (A), (B) and (C) above and stating what action the Company is taking to cure such failure, then, such applicable cure period shall be extended by up to an additional 60 days as shall be necessary for the Company diligently to cure such failure; or

          (d) Default Under Other Agreements. (i) The Company shall (A) default in any payment of any Indebtedness For Borrowed Money (other than the OPIC Loan) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) default (other than in the manner referred to in clause (A)) in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money (other than the OPIC Loan) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which such default or other event or condition is to (x) cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity or (y) if such Indebtedness For Borrowed Money is pari passu in right of payment to the OPIC Secured Obligations, permit the Person to whom such Indebtedness For Borrowed Money is owed to declare the same due and payable prior to the stated maturity thereof; or

               (ii)  any Indebtedness For Borrowed Money of the
Company shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

              (iii) any Obligor (other than PNOC-EDC, the ECA Operation Performance Bond Issuer, CECI and KEC) shall (A) default in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $2 million and $3 million, in the case of BHCO, and $10 million, in the case of KCGI, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $2 million and $3 million, in the case of BHCO, and $10 million, in the case of KCGI, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; or

               (iv) CECI (A) defaults in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) defaults in the observance of performance of any agreement or condition relating to any Indebtedness for Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; provided, however, that if one or more of the events described in this clause
(iv) shall occur after the date on which CECI shall cease to be an Obligor, the occurrence of such event or events shall not be deemed a Construction Credit Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Company; or

               (v)  So long as KEC is an Obligor, KEC (A)
defaults in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $3 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) defaults in the observance of performance of any agreement or condition relating to any Indebtedness for Borrowed Money in an aggregate principal amount exceeding $3 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; provided, however, that if one or more of the events described in this clause (v) shall occur, the occurrence of such event or events shall not be deemed a Construction Credit Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Company; or

                (vi) any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $2 million of any Obligor (other than CECI, KEC, the ECA Operation Performance Bond Issuer and PNOC-EDC), or any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million of CECI or $3 million of KEC, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, and, if such Obligor is KCGI, the existence of such Indebtedness For Borrowed Money that has been declared due and payable prior to the stated maturity thereof, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material Adverse Effect; provided, however, that if one or more of the events described in this clause (vi) with respect to Indebtedness For Borrowed Money of CECI or KEC shall occur after the date on which CECI and KEC shall cease to be an Obligor, the occurrence of such event or events shall not be deemed a Construction Credit Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Company; or

               (vii)  a default shall have occurred in the
performance of any material obligation by (A) any Obligor or the Republic under any of the Project Documents to which such Person is a party and such default shall continue unremedied beyond the period of grace, if any, extended to such Person with respect to such default, as specified in the Project Document under which such obligation was created or (B) any other party (other than the Persons referred to in clause (A) of this Section 6.01(d)(vii)) under any of the Project Documents and the existence of such default in the reasonable judgment of the Required Secured Parties has had or is reasonably likely to have a Material Adverse Effect (and such default has not been cured within 60 days); or

          (e) Bankruptcy, Etc. There shall have been entered against the Company or any Obligor (other than the ECA Operation Performance Bond Issuer and PNOC-EDC) a decree or order by a court adjudging the Company or such Obligor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Obligor under any Applicable Law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Obligor or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by the Company or such Obligor of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any such Obligor or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to the Company or any such Obligor; or any corporate action is taken by the Company or any such Obligor for the purpose of effecting any of the foregoing; provided that any reorganization or reconstruction of a company while solvent with the prior consent of the Required Secured Parties, such consent not to be unreasonably withheld or delayed, shall not be held to constitute any event mentioned in this paragraph; and provided, further, that (a) in connection with any Obligor, no Construction Credit Event of Default shall be declared under this Section 6.01(e) if (x) such Person has fully complied and continues to fully comply with all of its obligations under all Project Documents to which such Person is a party and (y) in the reasonable judgment of the Required Secured Parties, such Construction Credit Event of Default has not had and is not reasonably likely to have a Material Adverse Effect; or

          (f) Project Events. (i) the Company shall cease to have the right to possess and use the Site; or

               (ii) any event shall have occurred which entitles the Company or PNOC-EDC to give a notice under Section 9.1 of the Energy Conversion Agreement; or

              (iii) the Company shall (except as permitted by Section 5.01(n) hereof) sell or otherwise dispose of any of its interest in the Project; or

                (iv)  an event or circumstance described in
subclause (a), (b), (c) or (d) of Section 14.2.1 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 6.01(f)(iv), (A) the words "one-hundred twenty (120)" or "120" contained in subclauses (b), (c) and
(d) of Section 14.2.1 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear and (B) the words "thirty (30) months" shall be replaced by the words "twenty-two (22) months" in each place in subclause (b) of Section 14.2.1 of the Energy Conversion Agreement in which such words appear; or

               (v)  an event or circumstance described in
subclause (a), (b) or (c) of Section 14.2.2 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 6.01(f)(v), the words "one-hundred twenty (120)" contained in subclauses (b) and (c) of Section 14.2.2 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear; or

              (vi) a failure by the Company described in the first sentence of Section 14.3 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this
Section 6.01(f)(vi), the words "sixty (60) consecutive days" contained in the first sentence of Section 14.3 of the Energy Conversion Agreement shall be replaced with the words "forty-five
(45) consecutive days"; or

             (vii) the Mortgage shall not have been entered into by the parties thereto, become fully effective in accordance with its terms and been registered in all places in the Republic necessary or desirable in the opinion of counsel to the Collateral Agent on or before 90 days after the Effective Date; or

          (g) Material Adverse Effect. One or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) shall exist or shall have occurred which, in the reasonable judgment of the Required Secured Parties, is reasonably likely to have a Material Adverse Effect; or

          (h) Project Documents; Security Documents. (i) This Agreement or any of the other Financing Documents or any of the Energy Conversion Agreement, the Supply Contract, the Construction Contract or the Keystone Agreement, or any provision hereof or thereof (A) is or becomes invalid, illegal or unenforceable or any party thereto (other than any Construction Financing Secured Party) shall so assert, or (B) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby or hereby or any party thereto (other than any Construction Financing Secured Party) shall so assert; or

               (ii) any of the Project Documents (other than the Financing Documents or any of the Energy Conversion Agreement, the Supply Contract, the Construction Contract or the Keystone Agreement) or any material provision thereof (A) is or becomes invalid, illegal or unenforceable or any party thereto (other than any Construction Financing Secured Party) shall so assert, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to the Company by the Administrative Agent, or (B) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby such that the interests of the Construction Financing Secured Parties or OPIC are adversely affected to a material extent; or

               (iii)  except as permitted by Section 5.01(r)
hereof, the Security or any component part thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Company or the grantor or pledgor thereof shall so assert; or

          (i) Ownership of the Company. (A) Either CECI or KDG shall cease to directly or indirectly own 49.9991% (rounded to the nearest ten thousandth) of the shares of capital stock of the Company free and clear of all Liens, other than Liens contemplated by the Security Documents (it being understood that for all purposes of this Section 6.01(i) (including paragraph (B) hereof), if CECI or KDG owns shares of capital stock of the Company indirectly, the percentage of its ownership in the Company shall be the product of (1) the product of the percentage ownership it has in each of one or more intermediate subsidiaries or other entities (excluding for purposes of this calculation any ownership interest that KEC has in CECI) times (2) the percentage ownership which the subsidiary or other entity owning shares of capital stock of the Company directly has in the Company); or

               (B) the Company or CE Mahanagdong or Kiewit Energy shall, without the prior consent of the Required Secured Parties, issue or have outstanding any securities convertible into or exchangeable for its capital stock or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than as provided in the Board of Investments Approval and the Marubeni Purchase Agreement; provided, however, that a Construction Credit Event of Default shall not be deemed to have occurred if (x) full dilution of the capital stock of the Company and/or CE Mahanagdong and/or Kiewit Energy by the methods noted above in this Section 6.01(i)(B) would not have the effect of reducing below 49.9991% (rounded to the nearest ten thousandth) CECI's or KDG's direct or indirect ownership of the shares of capital stock of the Company and (y) 100% of the capital stock of the Company is at all times subject to a Lien in favor of the Collateral Agent on terms substantially similar to the terms of the Pledge Agreement; or

          (j) (i) One or more judgments or decrees shall be entered (A) against the Company, or CE Mahanagdong or Kiewit Energy involving in the aggregate a liability (not paid or fully covered by insurance) of $2 million or more; or (B) prior to the date on which CECI or KEC shall cease to be an Obligor, against CECI or KEC involving in the aggregate a liability (not paid or fully covered by insurance) of $10 million or more with respect to CECI and $3 million or more with respect to KEC; or (C) after the date on which CECI or KEC shall cease to be an Obligor, against CECI or KEC involving in the aggregate a liability (not paid or fully covered by insurance) of $3 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Company or; (D) prior to the date on which BHCO shall cease to be an Obligor, against BHCO involving in the aggregate a liability (not paid or fully covered by insurance) of $3 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has or is reasonably likely to have a Material Adverse Effect; (E) prior to the date on which the Construction Contractor shall cease to be an Obligor, against the Construction Contractor involving in the aggregate a liability (not paid or fully covered by insurance) of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has or is reasonably likely to have a Material Adverse Effect; (F) prior to the date on which the Construction Supplier shall cease to be an Obligor, against the Construction Supplier involving in the aggregate a liability (not paid or fully covered by insurance) of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has or is reasonably likely to have a Material Adverse Effect; (G) prior to the date on which KCGI shall cease to be an Obligor, against KCGI involving in the aggregate a liability (not paid or fully covered by insurance) of $10 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has or is likely to have a Material Adverse Effect; or (H) prior to the date on which any other Obligor ceases to be an Obligor, against such Obligor involving in the aggregate a liability (not paid or fully discharged by insurance) of $2 million or more, which liability in the reasonable judgment of the Required Secured Parties has or is likely to have a Material Adverse Effect; and in any such case all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof; or

               (ii) Any non-monetary judgment, order or decree is entered against the Company which in the reasonable judgment of the Required Secured Parties does or would reasonably be expected to have a Material Adverse Effect and there should be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

          (k) Governmental Action. Any government or Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Company or of its capital stock or shall have assumed custody or control of such property or other assets or of the business or operations of the Company or of its capital stock or shall have taken any action for the dissolution or disestablishment of the Company or any action that would prevent the Company or its officers from carrying on its business or operations or a substantial part thereof; or

          (l) Eximbank Documents and Lender Documents. (i) The Eximbank Guarantee Agreement or the Lender Credit Agreement shall cease to be in full force and effect or the rights, privileges and powers purported to be created thereby or any provision thereof become invalid, illegal or enforceable or (ii) all or any part of the credit facility to be provided under the Eximbank Credit Agreement or the Lender Credit Agreement is canceled or terminated in any way or for any reason or (iii) all or any part of the credit facility to be provided under the Eximbank Credit Agreement or the Lender Credit Agreement is suspended for any reason for more than 30 days; or

          (m) Permits. The Company or any Obligor shall fail to obtain, renew, maintain or comply in all material respects with any Governmental Approval set forth in Schedule 4.11 to the Lender Credit Agreement or any license, approval or consent referred to in
Section 4.02(c); or any such Governmental Approval or license, approval or consent shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Governmental Approval or license, approval or consent and such proceeding is not dismissed within 60 days; and such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement is reasonably likely to have a Material Adverse Effect; or

          (n) Transfer of Collateral; Event of Loss; Diminution of Property Rights. (i) Title to or any right in all or any part of
(A) the Mortgage Collateral, (B) the Plant or (C) any other collateral purported to be covered by the Security Documents (other than as permitted pursuant to this Agreement, including Section 5.01(n) hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of law or otherwise, or (D) there shall have occurred an Event of Loss; or

               (ii) Except as otherwise permitted pursuant to this Agreement, the Company hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Site, the Mortgage Collateral or the Plant and the effect thereof is determined by the Administrative Agent, in its reasonable discretion, to be material and adverse to the Site, the Mortgage Collateral, the Plant or the Company; or

          (o) Completion by Date Certain. A determination by the Independent Engineer, in each case in its reasonable judgment, that
(i) the Project is not reasonably likely to be completed within the Construction Budget (taking into account any additional commitment of funds, any payments (without duplication) of delay liquidated damages under the Construction Contract and/or the Supply Contract and any payments (without duplication) of performance damages under the Construction Contract and/or the Supply Contract, if any, that as of such time have been determined by the Required Secured Parties to be used to remedy the condition that would result in a Construction Credit Event of Default under this Section 6.01(o) or
(ii) that the Eximbank Disbursement is not reasonably likely to occur by the Date Certain; provided, that no Construction Credit Event of Default shall be declared as a result of any such determination if all of the following conditions are met: (i) within 30 days after notice by the Administrative Agent to the Company of such determination, the Company submits to OPIC and the Administrative Agent a plan, in form and substance acceptable to the Required Secured Parties, specifying the plan of action the Company intends to take to remedy the condition described herein that would result in a Construction Credit Event of Default and
(ii) the Company proceeds diligently in implementing such plan to the Required Secured Parties' reasonable satisfaction, provides reports periodically and at such other times as the Administrative Agent may request to OPIC and the Administrative Agent of the status of such implementation and from time to time amends such plan with the Required Secured Parties' consent (which shall not be unreasonably withheld) so that such plan remains likely to achieve its aims; or

          (p) Funding Agreement; KCGI Guaranty; Lender Credit Agreement. (i) The failure by any of the Affiliated Funding Entities to make any Required Subordinated Loan or Required Equity Contribution or the failure by any of the Affiliated Funding Entities to pay any amount required to be paid by it under or otherwise to comply with any of the terms of the Funding Agreement; provided that no Construction Credit Event of Default shall be declared as a result of any such failure by any of the Affiliated Funding Entities to make a Required Subordinated Loan or Required Equity Contribution or to make any such payment if an amount equal to the amount of all such Required Subordinated Loans and Required Equity Contributions and payments is available to be withdrawn from the Funding Account on the date required; or

               (ii) The amount of the cash available to the Collateral Agent for application to the funding obligations of the Affiliated Funding Entities under the Funding Agreement or the value of the Cash Equivalents or other permitted securities in which the Funding Amount is invested is less than an amount equal to the Funding Amount less the amount of all equity contributions and/or subordinated loans made under the Funding Agreement prior to such time, and the Affiliated Funding Entities, CECI or KEC have not made available to the Collateral Agent within 15 days after receipt of written notice from the Collateral Agent additional cash, Cash Equivalents or other permitted securities equal to (in the case of cash) or with a value equal to (in the case of Cash Equivalents or other securities) the amount of such deficiency.

              (iii)  KCGI shall have breached the financial
covenants set forth in the KCGI Guaranty and KCGI shall have failed to establish the letter of credit and/or bond pursuant to the terms of the KCGI Guaranty, all in accordance with the terms of the KCGI Guaranty.

               (iv) The failure by any Lender, in default of its funding obligations under the Lender Credit Agreement and the Intercreditor Agreement, to make available any Utilization or portion thereof as required by the Lender Credit Agreement and the Intercreditor Agreement; provided, that no Construction Credit Event of Default shall be declared as a result of such failure if, on or prior to the date on which the funds such Lender failed to disburse are required by the Company for the prompt payment of Project Costs, another bank or financial institution (other than any Construction Financing Secured Party) shall have disbursed such funds to the Company on terms not materially less favorable to the Company than the terms applicable to Loans under the Lender Credit Agreement or in the case of any such default by APFC, payment is available to be withdrawn from the APFC Funding Account; or

               (v) The occurrence of an event of default under the Lender Credit Agreement; or

               (vi)  The failure of APFC to comply with Section
2.02 of the APFC Security Agreement.

          (q) Regulatory Status. The Company shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise; or

          (r) ERISA. Any of the following events occur or exist with respect to the Company or, in the case of (i) through (v) below, any ERISA Affiliate: (i) any Termination Event with respect to any Plan; or (ii) any event or circumstance that is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (iii) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the Code or Section 302 of ERISA; (iv) any Plan intended to be qualified under Section 401(a) or 401(k) of the Code shall be disqualified; (v) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA; (vi) the Company provides employee welfare benefits to retirees other than statutorily required or pursuant to Section 601 et seq. of ERISA and Section 4980B of the Code; or (vii) the Company incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate together with all other such events or conditions, if any, is reasonably likely to subject the Company to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate has had or is reasonably likely to have a Material Adverse Effect; or the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan which, as a result, has had or is reasonably likely to have a Material Adverse Effect; or

          (s) Authority to Construct. The Cross-Over Date shall have occurred and the Construction Contractor shall not have obtained the Authority to Construct on terms free from conditions or requirements not contemplated by the Construction Budget; or

          (t) Maturity Date. The Eximbank Disbursement shall not have occurred by the Maturity Date; or

          (u) Events Affecting APFC's Funding Obligations. Any of the following events shall have occurred and, in the reasonable judgment of the Required Secured Parties such event has a material adverse effect on APFC's funding obligations hereunder:

               (i) the entering against APFC of a decree or order by a court adjudging APFC bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of APFC under any Applicable Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of APFC or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by APFC of proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of APFC or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to APFC; or any corporate action is taken by APFC for the purpose of effecting any of the foregoing; or

               (ii) one or more judgments or decrees shall be entered against APFC involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof.

then, and in any such case, the provisions of Section 6.03 hereof shall apply.

          SECTION 6.02. Operations Period Events of Default. Notwithstanding anything herein or in any of the Financing Documents or elsewhere to the contrary, upon the occurrence of any of the following events from and after the date of the Eximbank Disbursement (each of the following events, together with each of the events described in Section 6.01 hereof, an "Event of Default"):

          (a) Payments. The Company shall (i) default in the payment when due of any principal of or interest on the OPIC Note or any other amount owing under this Agreement or the OPIC Note,
(ii) default in the payment when due (after giving effect to any grace periods providing in the relevant Financing Document) of any principal of or interest on, or any other amount owing under, any other Financing Document save for any default arising by reason of a failure of the Collateral Agent to make any payment where funds are available and payable pursuant to the Disbursement Agreement to meet such payment; or

          (b) Representations, Etc. Any representation or warranty confirmed or made in any Project Document by the Company or any Obligor which is an Affiliate of the Company, or in any writing provided by any of them in connection with the execution and delivery of, or in connection with any disbursement under any of the Lender Credit Agreement, the Eximbank Credit Agreement or this Agreement or for a payment of monies from any Account by the Collateral Agent, shall be found to have been incorrect in any material respect when made or deemed to be made and shall continue to be incorrect for a period of thirty (30) days after notice thereof shall have been given to the Company by OPIC; or

          (c) Covenants. (i) The Company shall fail to perform or observe any covenant, term or agreement contained in Sections 2.01(g) (Use of Proceeds); 5.02(c) (Maintenance of Property; Insurance); 5.02(m) (Debt Reserve Cash Collateral Account); 5.03(a) (Liens); 5.03(b) (Consolidation, Merger, Sale of Assets, Etc.); 5.03(c) (Dividends; Restricted Payments); 5.03(d) (Leases); 5.03(e) (Indebtedness); 5.03(f) (Guarantees); 5.03(g) (Subsidiaries; Advances, Investments and Loans); 5.03(j)(i), (vi) and (vii) (Modifications of Articles of Incorporation and By-Laws; Additional Agreements; Assignments and Modifications of Agreements; Etc.); 5.03(k) (No Other Business); 5.03(s) (Payments on Subordinated
Debt); 5.03(t) (Equity Ratio); or

               (ii) The Company or any Obligor shall fail to perform or observe any other covenant, term or agreement contained in this Agreement or any other Project Document and such failure shall not be remediable or, if remediable, shall continue unremedied (x) with respect to breaches under this Agreement, for a period of 30 days after the earlier of (A) the date on which such failure shall have first become known to the Company and (B) the date on which written notice thereof shall have been received by the Company from OPIC, and (y) with respect to breaches under any other Project Document, after the expiration of the earlier of (1) 30 days after the earlier (I) the date on which such failure shall have first become; provided that if (1) such failure cannot be cured within such 30-day period, (2) such failure in the reasonable judgment of the Independent Engineer or the Required Secured Parties is susceptible of cure, (3) the Company is proceeding with diligence and in good faith to cure such failure, (4) the existence of such failure in the reasonable judgment of OPIC has not had and is not reasonably likely to have a Material Adverse Effect and (5) OPIC shall have received an officer's certificate signed by a Financial Officer of the Company to the effect of clauses (1), (2) and (3) above, certifying that the existence of such failure has not had and is not reasonably likely to have a Material Adverse Effect and stating what action the Company is taking to cure such failure, then, such 30-day cure period shall be extended by up to an additional 60 days as shall be necessary for the Company diligently to cure such failure; or

          (d) Default Under Other Agreements. (i) The Company shall (A) default in any payment of any Indebtedness For Borrowed Money (other than as provided in Section 6.02(a)) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) default (other than in the manner referred to in clause (A)) in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money (other than as provided in Section 6.02(a)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which such default or other event or condition is to (x) cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity or (y) if such Indebtedness For Borrowed Money ranks pari passu in right of payment with the OPIC Secured Obligations, permit the Person to whom such Indebtedness For Borrowed Money is owed to declare the same due and payable prior to the stated maturity thereof; or

               (ii)  any Indebtedness For Borrowed Money of the
Company shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

              (iii) any Obligor (other than PNOC-EDC, the ECA Operation Performance Bond Issuer, KEC and CECI) shall (A) default in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2 million ($3 million, in the case of BHCO and $10 million, in the case of KCGI) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2 million ($3 million, in the case of BHCO and $10 million, in the case of KCGI) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; or

               (iv) CECI shall (A) default in any payment of any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $10 million beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness For Borrowed Money was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness for Borrowed Money in an aggregate principal amount exceeding $10 million or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness For Borrowed Money to become due prior to its stated maturity; provided, however, that if one or more of the events described in this clause
(iv) with respect to CECI shall occur after the date on which CECI shall cease to be an Obligor, the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Company; or

                (v) any Indebtedness For Borrowed Money in an aggregate principal amount exceeding the equivalent of $2 million of any Obligor (other than PNOC-EDC, the ECA Operation Performance Bond Issuer, KEC and CECI) or any Indebtedness For Borrowed Money in an aggregate principal amount exceeding $3 million of KEC or $10 million of CECI, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, and, if such Obligor is the Construction Supplier, the existence of such Indebtedness For Borrowed Money that has been declared due and payable prior to the stated maturity thereof, in the reasonable judgment of OPIC, has had or is reasonably likely to have a Material Adverse Effect; provided, however, that if one or more of the events described in this clause (v) with respect to Indebtedness For Borrowed Money of CECI or KEC, as the case may be, shall occur after the date on which CECI or KEC, as the case may be, shall cease to be an Obligor, the occurrence of such event or events shall not be deemed an Event of Default unless, in the reasonable judgment of the Required Secured Parties, the occurrence of such event or events has had or is reasonably likely to have a Material Adverse Effect; or

               (vi)  a default shall have occurred in the
performance of any material obligation by (A) any Obligor (other than the ECA Operation Performance Bond Issuer) or the Republic under any of the Project Documents to which such Person is a party and such default shall continue unremedied beyond the period of grace, if any, extended to such Person with respect to such default, as specified in the Project Document under which such obligation was created or (B) any other party (other than the Persons referred to in clause (A) of this Section 6.02(d)(vi)) under any of the Project Documents and the existence of such default in the reasonable judgment of OPIC has had or is reasonably likely to have a Material Adverse Effect (and has not been cured within 60 days); or

          (e) Bankruptcy, Etc. There shall have been entered against the Company or any Obligor (other than the ECA Operation Performance Bond Issuer or PNOC-EDC) a decree or order by a court adjudging the Company or such Obligor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or such Obligor under any Applicable Law; or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Obligor or of any substantial part of its property or other assets, or ordering the winding up or liquidation of its affairs; or the institution by the Company or such Obligor of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it; or the filing by it of a petition or answer or consent seeking reorganization or debt relief under any Applicable Law; or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any such Obligor or of any substantial part of its property; or the making by it of an assignment for the benefit of creditors; or the admission by it in writing of its inability to pay its debts generally as they become due; or any other event shall have occurred which under any Applicable Law would have an effect analogous to any of those events listed above in this subsection with respect to the Company or any such Obligor; or any corporate action is taken by the Company or any such Obligor for the purpose of effecting any of the foregoing; provided that any reorganization or reconstruction of a company while solvent with the prior consent of OPIC shall not be held to constitute any event mentioned in this paragraph; and provided, further, that in connection with any Obligor, no Event of Default shall be declared under this Section 6.02(e) if (x) such Person has fully complied and continues to fully comply with all of its obligations under all Project Documents to which such Person is a party and (y) in the reasonable judgment of the Required Secured Parties, such Event of Default has not had and is not reasonably likely to have a Material Adverse Effect; or

          (f) Project Events. (i) The Company shall cease to have the right to possess and use the Site; or

               (ii) any event shall have occurred which entitles the Company or PNOC-EDC to give a notice under Section 9.1 of the Energy Conversion Agreement; or

              (iii) the Company shall (except as permitted by Section 5.03(b) hereof) sell or otherwise dispose of any of its interest in the Project; or

               (iv)  an event or circumstance described in
subclause (a), (b), (c) or (d) of Section 14.2.1 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 6.02(f)(iv), (x) the words "one-hundred twenty (120)" or "120" contained in subclauses (b), (c) and
(d) of Section 14.2.1 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear and (y) the words "thirty (30) months" shall be replaced by the words "twenty-two (22) months" in each place in subclause (b) of Section 14.2.1 of the Energy Conversion Agreement in which such words appear; or

                (v)  an event or circumstance described in
subclause (a), (b) or (c) of Section 14.2.2 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this Section 6.02(f)(v), the words "one-hundred twenty (120)" contained in subclauses (b) and (c) of Section 14.2.2 of the Energy Conversion Agreement shall be replaced with the words "sixty (60)" in each place where such words appear; or

               (vi) a failure by the Company described in the first sentence of Section 14.3 of the Energy Conversion Agreement shall have occurred, it being understood that for purposes of this
Section 6.02(f)(vi), the words "sixty (60) consecutive days" contained in the first sentence of Section 14.3 of the Energy Conversion Agreement shall be replaced with the words "forty-five
(45) consecutive days"; or

          (g) Material Adverse Effect. One or more events, conditions or circumstances (including without limitation Force Majeure as defined in Sections 13.1(a) and 13.1(b) of the Energy Conversion Agreement) shall exist or shall have occurred which, in the reasonable judgment of the Required Secured Parties, is reasonably likely to have a Material Adverse Effect; or

          (h) Project Documents; Security Documents. (i) This Agreement or any of the other Financing Documents or any of the Energy Conversion Agreement, the Supply Contract or the Construction Contract, or any provision hereof or thereof (i) is or becomes invalid, illegal or unenforceable or any party thereto (other than OPIC) shall so assert, or (ii) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby or hereby or any party thereto (other than OPIC) shall so assert; or

               (ii) any of the Project Documents (other than the Financing Documents or any of the Energy Conversion Agreement, the Supply Contract or the Construction Contract) or any material provision thereof (A) is or becomes invalid, illegal or unenforceable or any party thereto (other than OPIC) shall so assert, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to the Company by OPIC, or (B) ceases to be in full force and effect, or shall cease to give the Secured Parties the Liens, rights, powers and privileges purported to be created thereby such that the interests of the Secured Parties are adversely affected to a material extent; or

              (iii) except as permitted by Section 5.03(a) hereof, the Security or any component part thereof for any reason fails to constitute a valid and perfected first priority Lien or ceases to be in full force and effect or the Company or the grantor or pledgor thereof shall so assert; or

          (i) Ownership of the Company. (A) CECI and KDG acting together shall cease to maintain Control (as defined below) of the Company or, without the prior written consent of OPIC, one or more sales or other transfers, directly or indirectly, of shares of capital stock of the Company shall have occurred such that, after giving effect thereto, either (x) CECI and KDG would own, directly or indirectly, less than 66-2/3% of the shares of capital stock of the Company free and clear of all Liens (other than the Liens created by the Security Documents) or (y) CECI and KDG and each of their respective subsidiaries would have received aggregate gross proceeds on account of the sale or other transfer of shares of capital stock of the Company exceeding an amount equal to 40% of paid-in capital as at the date of the Eximbank Disbursement (for purposes of this Section 6.02(i)(A), "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, including operating and maintenance decisions, whether through ownership of voting securities, by contract, or otherwise); or

               (B) the Company or CE Mahanagdong or Kiewit Energy shall, without the prior consent of OPIC, issue or have outstanding any securities convertible into or exchangeable for its capital stock or issue or grant or have outstanding any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements, arrangements or understandings providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than as provided in the Board of Investments Approval and the Marubeni Purchase Agreement; provided, however, that an Event of Default shall not be deemed to have occurred if
(x) at any time from and after the date of the Eximbank Disbursement full dilution of the capital stock of the Company and/or CE Mahanagdong and/or Kiewit Energy by the methods noted above in this Section 6.02(i)(B) would not have the effect of reducing below 66 2/3% CECI's and KEC's aggregate direct or indirect ownership of the shares of capital stock of the Company and (y) 100% of the capital stock of the Company (other than capital stock sold pursuant to the terms of the Marubeni Purchase Agreement, directors' qualifying shares and one share of common stock held by APFC) is at all times subject to a Lien in favor of the Collateral Agent on terms substantially similar to the terms of the Pledge Agreement; or

          (j) One or more judgments or decrees shall be entered (i) against the Company, CE Mahanagdong or Kiewit Energy involving in the aggregate a liability (not paid or fully covered by insurance) of the equivalent of $2 million or more; or (ii) prior to the date on which CECI or KEC, as the case may be, shall cease to be an Obligor, against CECI or KEC, as the case may be, involving in the aggregate a liability (not paid or fully covered by insurance) of the equivalent of $3 million or more in the case of KEC and $10 million or more in the case of CECI; or (iii) after the date on which CECI shall cease to be an Obligor, against CECI involving in the aggregate liability (not paid or fully covered by insurance) of the equivalent of $15 million or more, which liability in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a material adverse effect on the operations, business, condition (financial or otherwise) or property of the Company; or (iv) prior to the date on which the Construction Contractor or KIC shall cease to be an Obligor, against the Construction Contractor or KIC involving in the aggregate a liability (not paid or fully covered by insurance) the equivalent of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material Adverse Effect; (v) prior to the date on which the Construction Supplier, GICO or CBE shall cease to be an Obligor, against the Construction Supplier, GICO or CBE involving in the aggregate a liability (not paid or fully covered by insurance) the equivalent of $2 million or more, which liability, in the reasonable judgment of the Required Secured Parties, has had or is reasonably likely to have a Material Adverse Effect; (vi) prior to the date on which KCGI or BHCO shall cease to be an Obligor, against KCGI or BHCO involving in the aggregate a liability (not paid or fully covered by insurance) the equivalent of $10 million or more in the case of KCGI or $3 million or more, in the case of BHCO, which liability, in the reasonable judgment of the Required Secured Parties, has had or is likely to have a Material Adverse Effect; and in any such case all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days after the entry thereof; or

          (k) Governmental Action. Any government or Governmental Authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property or other assets of the Company or of its capital stock or shall have assumed custody or control of such property or other assets or of the business or operations of the Company or of its capital stock or shall have taken any action for the dissolution or disestablishment of the Company or any action that would prevent the Company or its officers from carrying on its business or operations or a substantial part thereof; or

          (l) Permits. The Company or any Obligor shall fail to obtain, renew, maintain or comply in all material respects with any Governmental Approval set forth in Schedule 5.01(t) to the Eximbank Credit Agreement or any license, approval or consent referred to in
Section 5.2(c) of the Lender Credit Agreement; or any such Governmental Approval or license, approval or consent shall be rescinded, terminated, suspended, modified or withheld or shall be determined to be invalid or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of rescinding, terminating, suspending, modifying or withholding any such Governmental Approval or license, approval or consent and such proceeding is not dismissed within 60 days; and such failure, rescission, determination of invalidity, termination, suspension, modification, withholding, cessation or commencement is reasonably likely to have a Material Adverse Effect; or

          (m) Transfer of Collateral; Event of Loss; Diminution of Property Rights. (i) Title to or any right in all or any part of
(A) the Mortgage Collateral, (B) the Plant or (C) any other collateral purported to be covered by the Security Documents (other than as permitted pursuant to this Agreement, including Section 5.03(b) hereof) shall become vested in any party other than the party named as owner and/or holder thereof in the applicable Security Document, whether by operation of law or otherwise, or (D) there shall have occurred an Event of Loss; or

               (ii) Except as otherwise permitted pursuant to this Agreement, the Company hereafter grants any easement or dedication, files any plat, declaration or restriction or enters into any lease or sub-lease concerning the Site, the Mortgage Collateral or the Plant and the effect thereof is determined by OPIC, in its reasonable discretion, to be material and adverse to the Site, the Mortgage Collateral, the Plant or the Company; or

          (n) Funding Agreement; Lender Credit Agreement. The failure by any Lender, in default of its funding obligations under the Lender Credit Agreement to make available a utilization or any portion thereof as required by the Lender Credit Agreement and the Intercreditor Agreement; provided, that no Event of Default shall be declared as a result of such failure if, on or prior to the date on which the funds such Lender failed to disburse are required by the Company for the prompt payment of Project Costs, another bank or financial institution (other than any Construction Financing Secured Party) shall have disbursed such funds to the Company on terms not materially less favorable to the Company than the terms applicable to the Loans under the Lender Credit Agreement; or

          (o) Regulatory Status. The Company shall fail to remain continuously exempt from all regulation under PUHCA as a result of being a "foreign utility company" under Section 33 of PUHCA or otherwise; or

          (p) ERISA. Any of the following events occur or exist with respect to the Company or, in the case of (i) through (v) below, any ERISA Affiliate: (i) any Termination Event with respect to any Plan; (ii) any event or circumstance that is reasonably likely to constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the imposition of liability in respect of any Pension Plan (other than a liability to the PBGC for insurance premiums the payment of which is not yet due); (iii) any Pension Plan shall have an accumulated funding deficiency as defined in Section 412 of the Code or Section 302 of ERISA; (iv) any Plan intended to be qualified under Section 401(a) or 401(k) of the Code shall be disqualified; (v) any Plan shall be subject to an excise tax pursuant to Code Section 4980B or shall fail to comply with Sections 601-606 (inclusive) of ERISA; (vi) the Company provides employee welfare benefits to retirees other than statutorily required or pursuant to Section 601 et seq. of ERISA and Section 4980B of the Code; or (vii) the Company incurs liability under or relating to any Plan resulting from a violation of ERISA, the Code and/or any other applicable law, including without limitation the Age Discrimination in Employment Act, the Americans With Disabilities Act and Title VII of the Civil Rights Act, each as amended; and in each case above, such event or condition, individually or in the aggregate, together with all other such events or conditions, if any, is reasonably likely to subject the Company to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate has had or is reasonably likely to have a Material Adverse Effect; or the Company or any ERISA Affiliate shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV or ERISA or as a contribution to a Pension Plan and/or Multiemployer Plan which, as a result, has had or is reasonably likely to have a Material Adverse Effect;

then, and in any such case, the provisions of Section 6.03 hereof shall apply.

          SECTION 6.03. Remedies upon Event of Default. Subject to the terms of the Intercreditor Agreement, if any Event of Default has occurred and is continuing, OPIC may at any time in its sole discretion, (i) suspend or terminate the OPIC Commitment, (ii) declare, by written demand for payment to the Company, any portion or all of the outstanding principal amount of the OPIC Loan to be due and payable whereupon such portion of the OPIC Loan shall immediately mature and become due and payable together with interest accrued thereon, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Company hereby expressly waives (provided that if an Event of Default specified in Section 6.01(e), Section 6.01(t) or Section 6.02(e) shall have occurred, the entire outstanding amount of the OPIC Loan and all other OPIC Secured Obligations that are then capable of being fixed and liquidated shall be automatically immediately due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by OPIC whatsoever) and/or (iii) without notice of default or demand, proceed to protect and enforce its rights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Agreement or the OPIC Note, or in aid of the exercise of any power granted in this Agreement, the OPIC Note or by law, or may proceed to enforce the payment of the OPIC Note.

                            ARTICLE VII

                           MISCELLANEOUS

          SECTION 7.01. Jurisdiction and Consent to Suit. Without prejudice to the rights of OPIC to bring suit in the courts of the Republic of the Philippines or any other jurisdiction, any proceeding to enforce this Agreement, the OPIC Note, any OPIC Funding Document, any Security Document or any other Financing Document may be brought in the courts of the State of New York in the County of New York or of the United States of America for the Southern District of New York. The Company hereby irrevocably waives any present or future objection to such venue, and for itself and in respect of any of its property hereby irrevocably consents and submits unconditionally to the non-exclusive jurisdiction of any such courts. The Company further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Company agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in New York, if delivered to White
& Case with offices on the date hereof at 1155 Avenue of the Americas, New York, New York 10036-2787, which it irrevocably designates and appoints as its authorized agent for the service of process in the courts in New York. Nothing herein shall affect the right of OPIC to serve process in any other manner permitted by applicable law. The Company further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Agreement or the OPIC Note, shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

          SECTION 7.02. Judgment Currency. This is an international loan transaction in which the specification of United States dollars is of the essence, and such currency shall be the currency of account in all events. The payment obligation of the Company hereunder and under the OPIC Note shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to such currency or transfer to New York, New York under normal banking procedures does not yield the amount of United States dollars then due. In the event that any payment by the Company, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of United States dollars at the place such amount is due, OPIC shall be entitled to demand immediate payment of, and shall have a separate cause of action against the Company for, the additional amount necessary to yield the amount then due. In the event OPIC, upon the conversion of such judgment into dollars, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the Company shall be entitled to immediate reimbursement of the excess amount.

          SECTION 7.03. Immunity. The Company represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, the OPIC Note, the Security Documents and the other Financing Documents to which it is a party, that the making and performance of this Agreement and such other Financing Documents and borrowings by the Company pursuant hereto constitute private and commercial acts rather than governmental or public acts and that neither the Company nor any of its properties or revenues has, by virtue of its legal status, any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement and such other Financing Documents. To the extent that the Company may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document to which it is a party, to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976.

          SECTION 7.04.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF
NEW YORK OF THE UNITED STATES OF AMERICA WITHOUT REGARD TO ITS
CONFLICT OF LAWS PROVISIONS.

          SECTION 7.05.  Notices.  Each report, notice and other
communication to be given under this Agreement shall be in writing in the English language, be delivered by hand, mail, or telecopy, postage prepaid, and be deemed to have been duly given when received by the addressee as follows:

To the Company:

CE LUZON GEOTHERMAL POWER COMPANY, INC.

c/o California Energy Company, Inc.
10831 Old Mill Road
Omaha, Nebraska  68154
Tel:  402-330-8900
Fax:  402-334-3759
Attention:  Chief Financial Officer
with a copy to General Counsel
Fax:  402-334-3746

with a copy to:

c/o Sycip Gorres Velayo & Co.
6760 Ayala Avenue
Makati, Metro Manila
Philippines
Tel:011-632-819-3011
Fax:011-632-819-0872
Attention:  Ms. Rosario Calderon Flanagan


To OPIC:

Overseas Private Investment Corporation
1100 New York Avenue, N.W.
Washington, D.C.  20527
United States of America

Attn:  Vice President & Treasurer with a copy to Tracey Webb

Fax:  202-408-9866

With a copy to:

Milbank, Tweed, Hadley & McCloy
1825 Eye Street, N.W. - Suite 1100
Washington, D.C.  20006
Tel:  202-835-7518
Fax:  202-835-7586

Attention:  Mark A. Kantor

To the Paying Agent:

BankAmerica National Trust Company
One World Trade Center, 18th Floor
New York, New York  10048
Tel:  212-390-3081
Fax:  212-390-3326

Attention:  John Bowman

Any party by written notice to the others may change the address to which such communications should be sent to it.

          SECTION 7.06.  The Table of Contents; Descriptive
Headings. The Table of Contents and the headings in this Agreement are for the purpose of reference only and do not limit or affect its meaning.

          SECTION 7.07. Succession. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, provided that the Company shall not, without the prior written consent of OPIC, assign or delegate all or any part of its interest or obligations hereunder.

          SECTION 7.08. Survival of Agreements. Each agreement, representation and warranty contained or referred to in this Agreement shall survive any investigation at any time made by OPIC and any Disbursement of the OPIC Loan, except for changes permitted hereby, and shall terminate only when all amounts due or to become due under this Agreement and the OPIC Note are paid in full.

          SECTION 7.09. Integration; Amendments. This Agreement and the other Financing Documents embody the entire understanding of the parties hereto, and supersedes all prior negotiations, understandings and agreements between them with respect to the subject matter hereof. The provisions of this Agreement may be waived, supplemented or amended only by an instrument in writing signed by duly authorized representatives of the Company and OPIC. No course of dealing and no failure or delay by OPIC in exercising any right, power or remedy hereunder shall operate as a waiver thereof or otherwise prejudice OPIC's rights, powers or remedies. No right, power or remedy conferred upon OPIC hereby or by the OPIC Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

          SECTION 7.10. Counterparts. This Agreement may be executed by manual or facsimile signature (with confirmation by return facsimile) in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          SECTION 7.11. Severability. Any provision of this Agreement, the OPIC Note and any other Financing Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability but shall not invalidate the remaining provisions of this Agreement, the OPIC Note or any other Financing Document or affect such provision in any other jurisdiction.


          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its duly authorized representative on the date set forth below.

Signed on August 11, 1994.

                              CE LUZON GEOTHERMAL POWER
                                COMPANY, INC.


                              By /s/ John G. Sylvia

                              Its  Vice President



                              OVERSEAS PRIVATE INVESTMENT
                                CORPORATION


                              By  /s/ Tracey Webb

                              Its  Financial Analyst